As filed with the Securities and Exchange Commission on October 2,
1996                Registration No. 333-4598


                Securities and Exchange Commission
                      Washington, D.C.  20549

                   ----------------------------

                          Amendment No. 1
                                to

                             Form S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES
                            ACT OF 1933

                 --------------------------------

          Deutsche Mortgage & Asset Receiving Corporation
                             (Seller)
  (Exact name of registrant as specified in governing instruments)

                       One International Plaza
                              Room 608
                     Boston, Massachusetts  02110
                            (617) 951-7633
                   (Address, including zip code, and
                    telephone number, including area
                    code, of registrant's principal
                    executive offices)

                    Corporation Service Company
  Delaware                1013 Centre Road            04-3310019
---------------             Wilmington,               ----------
 State or other           Delaware 19805            I.R.S. Employer
jurisdiction of           (302) 998-0595         Identification Number
 incorporation     -----------------------------
                   (Name, address, including zip
                     code, and telephone number,
                    including area code, of agent
                            for service)

                  -------------------------------

                             Copies to:
                      Mitchell S. Dupler, Esq.
                 Cleary, Gottlieb, Steen & Hamilton
                         1752 N Street, N.W.
                       Washington, D.C.  20036

                   -------------------------------

     Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


====================================================================
                CALCULATION OF REGISTRATION FEE


                              Proposed   Proposed
 Title of                     maximum    maximum
securities     Amount         offering   aggregate      Amount of
  being        being          price per  offering       registration
registered     registered     unit(2)    price(2)       fee
------------   ------------   ---------  ------------   ------------
Mortgage and
Asset-Backed
Securities(1)  $500,000,000     100%     $500,000,000   $172,068.80(3)

(1) The forms of Prospectuses filed herewith contemplate pass through certificates evidencing beneficial ownership interests in trust funds consisting primarily of first-, second or more junior lien mortgages on one- to four-family residential properties and multi-family real estate properties. Separate forms of Prospectuses may be filed by post-effective amendment if the Seller desires to issue securities based on trust funds consisting primarily of asset-backed securities that are primarily serviced by the cashflows of discrete pools of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the certificateholders.

(2) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(3) The registration fee paid in connection with the filing of Amendment No. 1 represents the $172,413.80 registration fee applicable to $500,000,000 securities, less the $345 fee previously paid.

                 -------------------------------

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            CROSS REFERENCE SHEET RELATING TO RESIDENTIAL
            MORTGAGE PASS-THROUGH CERTIFICATES FURNISHED
                       PURSUANT TO RULE 404(a)

        Items and                                       Location in
         Caption           Location in                  Prospectus
       in Form S-3          Prospectus                  Supplement
     ---------------      -------------                 -----------

1.    Forepart of         Forepart of                Outside Front Cover
      Registration        Registration               Page
      Statement and       Statement; Outside
      Outside Front       Front Cover Page
      Cover Page of
      Prospectus

2.    Inside Front and    Inside Front Cover         Inside Front Cover
      Outside Back        Page                       Page; Outside Back
      Cover Pages of                                 Cover Page
      Prospectus


3.    Summary             Summary of                 Summary of Terms;
      Information,        Prospectus;                Risk Factors
      Risk Factors and    Incorporation of
      Ratio of            Certain Documents by
      Earnings to         Reference; Risk
      Fixed Charges       Factors


4.    Use of Proceeds     Use of Proceeds            Summary of Terms


5.    Determination of            *                          *
      Offering Price


6.    Dilution                    *                          *


7.    Selling Security            *                          *
      Holders

8.    Plan of             Plan of Distribution       Plan of Distribution
      Distribution

9.    Description of      Outside Front Cover        Outside Front Cover
      the Securities      Page; Description of       Page; Description of
      to be Registered    the Certificates;          the Mortgage Pool
                          The Trust Fund;            and the Mortgaged
                          Yield, Maturity and        Properties;
                          Weighted Average           Description of the
                          Life Considerations;       Certificates; Yield
                          The Pooling and            and Weighted Life
                          Servicing Agreement;       Considerations; The
                          Federal Income Tax         Pooling and
                          Consequences               Servicing Agreement;
                                                     Certificate Ratings;
                                                     Federal Income Tax
                                                     Consequences


10.   Interests of                    *                          *
      Named Experts
      and Counsel


11.   Material                        *                          *
      Changes


12.   Incorporation       Incorporation of                       *
      of Certain          Certain Documents by
      Information by      Reference
      Reference


13.   Disclosure of       The Company                            *
      Commission
      Position on
      Indemnification
      for Securities
      Act Liabilities






-----------------------------
*     Answer negative or item inapplicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED OCTOBER 2, 1996

                           PROSPECTUS

         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                             Company

         Pass-Through Certificates (Issuable in Series)





Each of the Certificates offered hereby (each, an "Offered Certificate") will evidence a beneficial ownership interest in one of a number of trust funds (each, a "Trust Fund") created by Deutsche Mortgage & Asset Receiving Corporation (the "Company") from time to time. As specified in the related Prospectus Supplement, the assets of a Trust Fund may consist of (i) a pool of mortgage loans secured by first, second and/or more junior liens on one- to four-family residential properties or multifamily residential rental properties or cooperatively-owned properties containing five or more residential units, or participation interests or stripped interests in such loans (the "Mortgage Loans") acquired by the Company, (ii) Mortgage-Backed Securities (as defined herein) issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (which Mortgage-Backed Securities are referred to herein as the "Agency Securities"), Mortgage-Backed Securities issued by one or more private entities (which Mortgage-Backed Securities are referred to herein as "Private Securities"), or by any combination of such Mortgage-Backed Securities or (iii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (the "Contracts"). If specified in the related Prospectus Supplement, a Trust Fund also may include one or more of the following: reinvestment income, reserve accounts and insurance, guarantees or similar instruments or agreements. It is anticipated that the assets conveyed to the Trust Fund by the Company will have been acquired by the Company from Deutsche Bank AG or an affiliate thereof (collectively, "Deutsche Bank"). The Company is not an affiliate of Deutsche Bank.

The Offered Certificates may be sold from time to time as part of one or more Series (each, a "Series") on terms determined at the time of sale and specified in the Prospectus Supplement relating to such Series. Each Series of Certificates will be issued in a single class or in two or more classes. Each class of Offered Certificates will evidence beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal of the Offered Certificates in the amount of the aggregate original principal balance, if any, of such class of Offered Certificates as specified in the related Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the principal balance or notional principal balance of such Offered Certificates at the interest rate, if any, applicable to such class of Offered Certificates as specified in the related Prospectus Supplement. One or more classes of Offered Certificates (i) may be entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of the related Series or after the occurrence of certain events and (ii) may be subordinated in the right to receive distributions on such Offered Certificates to one or more senior classes of Certificates, in each case as specified in the related Prospectus Supplement. Interest on each class of Offered Certificates entitled to distributions allocable to interest will accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement on an actual or notional principal amount, may represent a specified portion of interest received on some or all of the assets of the Trust Fund or may otherwise be determined as specified in the related Prospectus Supplement. The Company may retain or hold for sale from time to time one or more classes of a Series of Certificates.


          (cover continued next page)

     Unless otherwise specified in the related Prospectus Supplement, distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund, and the Certificates will not be insured or guaranteed by the Company or any affiliate thereof or by any governmental entity or by any other person. The Certificates will not represent an obligation of or an interest in the Company, Deutsche Bank or any of their affiliates. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations with respect to a Series of Certificates will consist of its obligations pursuant to certain representations and warranties, if any, made by it. Unless otherwise specified in the related Prospectus Supplement, none of Deutsche Bank or its affiliates or any affiliate of the Company will have any obligations with respect to the Certificates or the related Trust Fund.

     The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Each Series of Certificates may be subject to early termination only under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a related Prospectus Supplement, an election will be made to treat the related Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes, or multiple REMIC elections may be made with respect to the related Trust Fund. See "Federal Income Tax Consequences."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
      BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR
ALL INVESTORS, IN PARTICULAR, NO INVESTOR SHOULD PURCHASE
CERTIFICATES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS
ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS
ASSOCIATED WITH THAT CLASS.

     The Offered Certificates are complex securities and it is important that each investor in any Class of Offered Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus and the related Prospectus Supplement in the context of that investor's financial situation.

     The yield of each Class of Certificates will depend upon, among other things, its purchase price, its sensitivity to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and the actual characteristics of the Mortgage Loans. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time. Investors should consider the associated risks, including:

          - Fast Mortgage Loan prepayment rates can reduce the yields of Classes, including any interest-only
               Classes, purchased at a premium over their principal amounts.

          - Slow Mortgage Loan prepayment rates can reduce the yields of Classes, including any principal-only
               Classes, purchased at a discount to their principal amounts.

          - Small differences in the characteristics of the Mortgages can affect the weighted average lives and yields of the Classes.

     See "Risk Factors" and "Yield Considerations" in this
Prospectus and "Risk Factors" and "Yield, Maturity and Weighted
Average Life Considerations" in the related Prospectus
Supplement.



          (cover continued next page)

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

     There will have been no public market for any Series of Offered Certificates prior to the offering thereof. There can be no assurance that a secondary market will develop for the Offered Certificates of any Series or, if it does develop, that such market will continue.

     Retain this Prospectus for future reference.  This
Prospectus may not be used to consummate sales of Offered
Certificates unless accompanied by a related Prospectus
Supplement.

       The date of this Prospectus is ____________, 199_.

                      PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Offered Certificates of a Series being offered hereby will, among other things, set forth with respect to such Series: (i) information as to the assets comprising the Trust Fund, including the characteristics of any Mortgage Loans, Mortgage-Backed Securities, Contracts or other assets included therein and, if applicable, the insurance, guarantees or other instruments or agreements included in the Trust Fund and the amount and source of any reserve accounts; (ii) the aggregate original principal balance of each class of Offered Certificates entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each class of such Offered Certificates entitled to distributions allocable to interest;
(iii) information as to any class of Offered Certificates that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined; (iv) information as to any class of Offered Certificates on which interest will accrue and be added to the principal balance or, if applicable, the notional principal balance thereof; (v) information as to the method used to calculate the amount of interest to be paid on any class of Offered Certificates entitled to distributions of interest only;
(vi) information as to the nature and extent of subordination with respect to any class of Offered Certificates that is subordinate in right of payment to any other class; (vii) the circumstances, if any, under which the Trust Fund is subject to early termination; (viii) if applicable, the final distribution date and the first mandatory principal distribution date of each class of Offered Certificates; (ix) the method used to calculate the aggregate amounts of principal and interest required to be distributed on each distribution date in respect of each class of Offered Certificates and, with respect to any Series consisting of more than one class, the basis on which such amounts will be allocated among the classes of such Series; (x) the distribution date for each class of the Offered Certificates, the date on which payments received in respect of the assets included in the Trust Fund during the related period will be deposited in the certificate account and, if applicable, the assumed reinvestment rate applicable to payments received in respect of such assets and the date on which such payments are assumed to be received for such Series; (xi) the name of the trustee of the Trust Fund;
(xii) information with respect to the administrator, if any, of the Trust Fund; (xiii) whether an election will be made to treat all or a portion of the Trust Fund as a REMIC or a double REMIC within the Trust Fund and, if applicable, the designation of the regular interests and residual interests therein;
(xiv) information with respect to the plan of distribution of such Offered Certificates; and (xv) additional information with respect to any Credit Enhancement or cash flow agreement relating to such Series and, if the Certificateholders of such Series will be materially dependent upon any provider of credit enhancement or any cash flow agreement counterparty for timely payment of interest and/or principal on their Certificates, information (including financial statements) regarding such provider or counterparty.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the Offered Certificates offered hereby and by the related Prospectus Supplement, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") with respect to the Offered Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

     Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered upon written request directed to the Company c/o JH Management Corporation, at One International Place, Suite 520, Boston, Massachusetts 02110 (telephone: (617) 951-7690, Attention:
Treasurer.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a Series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of the Offered Certificates of such Series shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     Any statement contained herein or in a related Prospectus Supplement for the Offered Certificates of a Series or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such related Prospectus Supplement to the extent that a statement contained herein or in such related Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in such related Prospectus Supplement modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Company c/o JH Management Corporation, at One International Place, Suite 520, Boston, Massachusetts 02110, Attention: Treasurer. Telephone requests for such copies should be directed to (617) 951-7690.
                            ________

     Until 90 days after the date of each related Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such related Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such related Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a related Prospectus Supplement and Prospectus when acting as underwriters of the Offered Certificates covered by such related Prospectus Supplement and with respect to their unsold allotments or subscriptions.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any related Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and any related Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates offered hereby and thereby nor an offer to sell or a solicitation of an offer to buy the Offered Certificates to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any related Prospectus Supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.
                            ________

                  REPORTS TO CERTIFICATEHOLDERS

     The Company will provide to Certificateholders, annually and with respect to each Distribution Date, reports concerning the
Trust Fund related to such Certificates.  See "The Pooling and
Servicing Agreements-Reports to Certificateholders."
                            ________

                        TABLE OF CONTENTS


Caption                                                      Page
-------                                                      ----

Prospectus Supplement. . . . . . . . . . . . . . . . . . . . . ii
Available Information. . . . . . . . . . . . . . . . . . . . . ii
Incorporation of Certain Documents by Reference. . . . . . .  iii
Reports to Certificateholders. . . . . . . . . . . . . . . . .iii
Summary of Prospectus. . . . . . . . . . . . . . . . . . . . .  1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .  9


 General Risks of Real Estate Investments. . . . . . . . . . .  9
 Limited Obligation for Distributions on the Offered
   Certificates. . . . . . . . . . . . . . . . . . . . . . . .  9
 Lack of Established Market. . . . . . . . . . . . . . . . . .  9
 Limitations on Credit Enhancement Associated with the Offered
   Certificates. . . . . . . . . . . . . . . . . . . . . . . .  9
 Risk of Prepayment of Mortgage Loans  . . . . . . . . . . . . 10
 Limitations on Lenders Imposed by State Laws. . . . . . . . . 10
 Risks Associated with Contracts on Manufactured Homes . . . . 11
 Environmental Risks Relating to Mortgage Loans. . . . . . . . 11
 Early Termination of the Trust Fund . . . . . . . . . . . . . 11


Description of the Certificates. . . . . . . . . . . . . . . . 11
 General . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
 Classes of Certificates . . . . . . . . . . . . . . . . . . . 14
 Distributions of Principal and Interest . . . . . . . . . . . 14
 Optional Termination of the Trust Fund. . . . . . . . . . . . 16
 Certificate Ratings . . . . . . . . . . . . . . . . . . . . . 16
The Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . 17
 The Mortgage Loans. . . . . . . . . . . . . . . . . . . . . . 17
 Underwriting and Interim Servicing Standards Applicable to the
   Mortgage Loans. . . . . . . . . . . . . . . . . . . . . . . 19
 The Agency Securities . . . . . . . . . . . . . . . . . . . . 19
 Private Securities. . . . . . . . . . . . . . . . . . . . . . 22
 Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . 23


Credit Enhancement . . . . . . . . . . . . . . . . . . . . . . 22


 General . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
 Subordination . . . . . . . . . . . . . . . . . . . . . . . . 24
 Other Arrangements for Credit Enhancement . . . . . . . . . . 24
Cash Flow Agreement. . . . . . . . . . . . . . . . . . . . . . 29
Yield, Maturity and Weighted Average Life Considerations . . . 30
Servicing of the Mortgage Loans and Contracts. . . . . . . . . 31
 Collection and Other Servicing Procedures . . . . . . . . . . 32
 Hazard Insurance. . . . . . . . . . . . . . . . . . . . . . . 34
 Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
 Loan Payment Record . . . . . . . . . . . . . . . . . . . . . 36
 Servicing and Other Compensation and Payment of Expenses. . . 38 Resignation, Succession and Indemnification of the Servicer
   and the Master Servicer . . . . . . . . . . . . . . . . . . 38
The Pooling and Servicing Agreements . . . . . . . . . . . . . 39
 Assignment of Assets. . . . . . . . . . . . . . . . . . . . . 39
 Repurchase or Substitution. . . . . . . . . . . . . . . . . . 40
 Certain Modifications and Refinancings. . . . . . . . . . . . 42
 Evidence as to Compliance . . . . . . . . . . . . . . . . . . 42
 List of Certificateholders. . . . . . . . . . . . . . . . . . 43
 The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . 42
 Administration of the Certificate Account . . . . . . . . . . 43
 Reports to Certificateholders . . . . . . . . . . . . . . . . 43
 Events of Default . . . . . . . . . . . . . . . . . . . . . . 44
 Rights Upon Event of Default. . . . . . . . . . . . . . . . . 44
 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . 45
 Termination . . . . . . . . . . . . . . . . . . . . . . . . . 45
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . 45
Deutsche Bank (AG) . . . . . . . . . . . . . . . . . . . . . . 46
Certain Legal Aspects of the Mortgage Loans and Contracts. . . 46
 The Mortgage Loans. . . . . . . . . . . . . . . . . . . . . . 46
   General . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   Financial Leases. . . . . . . . . . . . . . . . . . . . . . 48
   Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . 48
   Rights of Mortgagees. . . . . . . . . . . . . . . . . . . . 50
   Rights of Redemption. . . . . . . . . . . . . . . . . . . . 51
   Junior Mortgages; Rights of Senior Mortgagees . . . . . . . 51
   Anti-Deficiency Legislation and Other Limitations
    on Lenders . . . . . . . . . . . . . . . . . . . . . . . . 51
   Enforceability of Certain Provisions. . . . . . . . . . . . 52
   Applicability of Usury Laws . . . . . . . . . . . . . . . . 53
   Soldiers' and Sailors' Civil Relief Act . . . . . . . . . . 53
   Environmental Considerations. . . . . . . . . . . . . . . . 53
 The Contracts . . . . . . . . . . . . . . . . . . . . . . . . 54
   General . . . . . . . . . . . . . . . . . . . . . . . . . . 54
   Security Interests in the Manufactured Homes. . . . . . . . 54
   Enforcement of Security Interests in Manufactured Homes . . 55
   Consumer Protection Laws. . . . . . . . . . . . . . . . . . 56
   Transfers of Manufactured Homes; Enforceability of
    "Due-on-Sale" Clauses. . . . . . . . . . . . . . . . . . . 56
   Applicability of Usury Laws . . . . . . . . . . . . . . . . 56
   Soldiers' and Sailors' Civil Relief Act . . . . . . . . . . 56
Legal Investment Matters . . . . . . . . . . . . . . . . . . . 57
 The Secondary Mortgage Market Enhancement Act . . . . . . . . 57
 The Appraisal Regulations . . . . . . . . . . . . . . . . . . 58
ERISA Considerations . . . . . . . . . . . . . . . . . . . . . 58
Federal Income Tax Consequences. . . . . . . . . . . . . . . . 60
 General . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
 REMIC Elections . . . . . . . . . . . . . . . . . . . . . . . 60
 REMIC Certificates. . . . . . . . . . . . . . . . . . . . . . 60
 Non-REMIC Certificates. . . . . . . . . . . . . . . . . . . . 69
 Backup Withholding. . . . . . . . . . . . . . . . . . . . . . 72
State Tax Considerations . . . . . . . . . . . . . . . . . . . 72
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . 72
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 73
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . 73
Financial Information. . . . . . . . . . . . . . . . . . . . . 73
Additional Information . . . . . . . . . . . . . . . . . . . . 73

                      SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to the Offered Certificates of a particular Series. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.


Title of Securities. .   Pass-Through Certificates, issuable in
                         Series, as described in the Prospectus
                         Supplement.

The Company. . . . . .   Deutsche Mortgage Asset & Receiving
                         Corporation (the "Company"), a Delaware
                         corporation.  The Company will be the
                         acquiror of the Mortgage Loans,
                         Mortgage-Backed Securities or Contracts
                         included in a Trust Fund.

The Servicer . . . . .   The Mortgage Loans or Contracts included
                         in a Trust Fund will be serviced by the
                         party or parties identified in the
                         related Prospectus Supplement (each, a
                         "Servicer") and, if so indicated in the
                         related Prospectus Supplement, may be
                         master serviced by the party identified
                         therein (the "Master Servicer").

Description of
 Securities. . . . . .   Each Offered Certificate will represent
                         a beneficial ownership interest in a
                         Trust Fund created by the Company from
                         time to time pursuant to a pooling and
                         servicing agreement (each, an
                         "Agreement") between the Company and the commercial bank or trust company acting as trustee specified in the related
                         Prospectus Supplement.  The assets of a
                         Trust Fund may consist of (i) a pool of
                         mortgage loans secured by first, second
                         and/or more junior liens on one- to
                         four-family residential properties or
                         multifamily properties that are either
                         rental apartment buildings or projects
                         containing five or more residential
                         units, or participation interests or
                         stripped interests in such loans (the
                         "Mortgage Loans") acquired by the
                         Company, (ii) Mortgage-Backed Securities
                         (as defined herein) issued or guaranteed by the Government National Mortgage
                         Association ("GNMA"), the Federal
                         National Mortgage Association
                         ("FNMA") or the Federal Home Loan
                         Mortgage Corporation ("FHLMC") (which
                         Mortgage-Backed Securities are referred
                         to herein as the "Agency Securities"),
                         Mortgage-Backed Securities issued by one or more private entities (which
                         Mortgage-Backed Securities are referred
                         to herein as "Private Securities"), or
                         by any combination of such Mortgage-
                         Backed Securities, or (iii) conditional
                         sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (the "Contracts").
                         The portion of any mortgage pool
                         consisting of Mortgage Loans may include home equity loans. If specified in the related Prospectus Supplement, a Trust
                         Fund may also include one or more of the following credit enhancements as described herein: reinvestment income, reserve accounts and insurance, guarantees or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust
                         Fund.  The Certificates of any Series
                         will be entitled to payment only from
                         the assets of the related Trust Fund.

                         The Certificates of any Series may be
                         issued in a single class or in two or
                         more classes, as specified in the
                         related Prospectus Supplement.  One or
                         more classes of Certificates of each
                         Series (i) may be entitled to receive
                         distributions allocable only to
                         principal, only to interest or to any
                         combination thereof; (ii) may be
                         entitled to receive distributions only
                         of prepayments of principal throughout
                         the lives of the Certificates or during
                         specified periods;

                         (iii) may be subordinated in the right
                         to receive distributions of scheduled
                         payments of principal, prepayments of
                         principal, interest or any combination
                         thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement;
                         (v) may be entitled to receive
                         distributions in accordance with a
                         schedule or formula or on the basis of
                         collections from designated portions of
                         the assets in the Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time (each, a "Certificate Interest Rate"); (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement or (viii) may receive payments of principal and interest in another manner specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

                         The Company may retain or hold for sale
                         from time to time one or more classes of a Series of Certificates.

                         The Prospectus Supplement for the
                         Offered Certificates of a Series will
                         indicate whether the Offered
                         Certificates will be offered in fully
                         registered form only or through the
                         book-entry facilities of the Depository
                         Trust Company or another depository or
                         otherwise. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality or any other issuer and, except as described in the related Prospectus Supplement, the Mortgage Loans, Mortgage-Backed Securities or Contracts included in the related Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other person.

Distributions on the
Certificates . . . . .   Distributions on the Certificates
                         entitled thereto will be made monthly,
                         quarterly, semiannually or at such other intervals and on the dates specified in the related Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund.
                         The amount allocable to payments of
                         principal and interest on any
                         distribution date will be determined as
                         specified in the related Prospectus
                         Supplement.  Unless otherwise specified
                         in the related Prospectus Supplement,
                         all distributions will be made pro rata
                         to holders of Certificates
                         ("Certificateholders" or "Holders") of
                         the class entitled thereto.

                         The aggregate original principal balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the related Prospectus Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Loans, Mortgage-Backed Securities or Contracts as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans, Mortgage-Backed
                         Securities or Contracts, net of
                         servicing fees payable to the Servicers
                         of the Mortgage Loans or Contracts and
                         the Master Servicer and any other
                         amounts specified in the related
                         Prospectus Supplement (as to each
                         Mortgage Loan, the "Remittance Rate").
                         If specified in the related Prospectus
                         Supplement, the aggregate original
                         principal balance of the Certificates
                         and interest rates on the classes of
                         Certificates will be determined based on the cash flow on the Mortgage Loans, Mortgage-Backed Securities or Contracts, as the case may be.

                         The rate at which interest will be
                         passed through to Holders of
                         Certificates entitled thereto may be a
                         fixed rate or a rate that is subject to
                         change from time to time from the time
                         and for the periods, specified in the
                         related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.

Trust Fund Assets. . .   The Trust Fund for a Series of
                         Certificates will include the Mortgage
                         Loans,  Mortgage-Backed Securities and
                         Contracts, as described herein or in the related Prospectus Supplement, payments in respect of such assets and certain accounts, obligations or agreements, in each case as specified in the related
                         Prospectus Supplement.


A. The Mortgage Loans.   Unless otherwise specified in the
                         related Prospectus Supplement, each pool of Mortgage Loans will consist of Mortgage Loans acquired by the Company and secured by first, second and/or more junior liens on one- to four-family residential properties or multifamily residential rental properties or cooperatively-owned properties containing five or more residential units, located in one or more states, territories or possessions of the United
                         States or the District of Columbia (the
                         "Mortgaged Properties").  If specified
                         in the related Prospectus Supplement,
                         all or a portion of the Mortgage Loans
                         in the Trust Fund for a Series of
                         Certificates may be  home equity loans.
                         If specified in the related Prospectus
                         Supplement, the Mortgage Loans may
                         include cooperative apartment loans
                         secured by security interests in shares
                         issued by private, non-profit,
                         cooperative housing corporations
                         ("Cooperatives") and in the related
                         proprietary leases or occupancy
                         agreements granting exclusive rights to
                         occupy specific dwelling units in such
                         Cooperatives' buildings.


                         The payment terms of the Mortgage Loans
                         to be included in a Trust Fund will be
                         described in the related Prospectus
                         Supplement and may include any of the
                         following features or combinations
                         thereof described in the related
                         Prospectus Supplement:

                         (a)  Interest may be payable at a fixed
                              rate, a rate adjustable from time
                              to time in relation to an index, a
                              rate that is fixed for a period of
                              time or under certain circumstances
                              and is followed by an adjustable
                              rate, a rate that otherwise varies
                              from time to time, or a rate that
                              is convertible from an adjustable
                              rate to a fixed rate.  Changes to
                              an adjustable rate may be subject
                              to periodic limitations, maximum
                              rates, minimum rates or a
                              combination of such limitations.
                              Accrued interest may be deferred
                              and added to the principal of a
                              loan for such periods and under
                              such circumstances as may be
                              specified in the related Prospectus
                              Supplement.  Mortgage Loans may
                              provide for the payment of interest
                              at a rate lower than the specified
                              mortgage rate for a period of time
                              or for the life of the loan with
                              the amount of any difference
                              contributed from funds supplied by
                              the seller of the mortgaged
                              property or another source.

                         (b)  Principal may be payable on a level
                              debt service basis to fully
                              amortize the loan over its term,
                              may be calculated on the basis of
                              an assumed amortization schedule
                              that is significantly longer than
                              the original term to maturity or on
                              an interest rate that is different
                              from the interest rate on the
                              Mortgage Loan or may not be
                              amortized during all or a portion
                              of the original term.  Payment of
                              all or a substantial portion of the
                              principal may be due on maturity.
                              Principal may include interest that
                              has been deferred and added to the
                              principal balance of the Mortgage
                              Loan.  In the case of home equity
                              loans which may be "simple
                              interest" loans, payments are
                              applied first to interest accrued
                              to the date payment is received,
                              then to principal.

                         (c)  Payments of principal and interest
                              may be made monthly or at some
                              other interval, may be fixed for
                              the life of the loan, may increase
                              over a specified period of time or
                              may change from period to period.
                              Mortgage Loans may include limits
                              on periodic increases or decreases
                              in the amount of monthly payments
                              and may include maximum or minimum
                              amounts of monthly payments.

                         (d)  Prepayments of principal may be
                              subject to a prepayment fee, which
                              may be fixed for the life of the
                              loan or may decline over time, and
                              may be prohibited for the life of
                              the loan or for certain periods
                              ("lockout periods").  Certain loans
                              may permit prepayments after
                              expiration of the applicable
                              lockout period and may require the
                              payment of a prepayment fee in
                              connection with any such subsequent
                              prepayment.  Other loans may permit
                              prepayments without payment of any
                              prepayment fee and others may
                              require the payment of a fee if the
                              prepayment occurs during specified
                              time periods.  The loans may
                              include "due-on-sale" clauses which
                              permit the mortgagee to demand
                              payment of the entire mortgage loan
                              in connection with the sale or
                              certain transfers of the related
                              mortgaged property.  Other loans
                              may be assumable by persons meeting
                              the then-applicable underwriting
                              standards of the Servicer or the
                              Master Servicer or such other
                              standards as are set forth in the
                              related Prospectus Supplement.

B. The Agency
   Securities. . . . .   The Agency Securities evidenced by a
                         Series of Certificates will consist of
                         any participation certificates, pass-
                         through certificates or other
                         obligations or interests backed directly or indirectly by mortgage loans
                         ("Mortgage-Backed Securities") issued or guaranteed by FHLMC ("FHLMC
                         Securities"), FNMA ("FNMA Securities")
                         or GNMA ("GNMA Securities"), including
                         any portion, class or combination of
                         such FHLMC Securities, FNMA Securities
                         or GNMA Securities.  "FHLMC" is the
                         Federal Home Loan Mortgage Corporation;
                         "FNMA" is the Federal National Mortgage
                         Association and "GNMA" is the Government
                         National Mortgage Association.  Any GNMA
                         Security securing a Series will be
                         guaranteed as to full and timely payment of principal and interest by GNMA, which guarantee is backed by the full faith and credit of the United States. Any
                         FHLMC Security or FNMA Security will not be backed, directly or indirectly, by the full faith and credit of the United
                         States. Agency Securities may be backed by adjustable, fixed or variable rate mortgage loans or graduated payment mortgage loans.

C. Private Securities.   "Private Securities" consist of
                         Mortgage-Backed Securities, including
                         any portion, class or combination
                         thereof, issued by one or more private
                         entities, as more specifically described in the related Prospectus Supplement.

D. Contracts . . . . .   Contracts will consist of conditional
                         sales contracts and installment sales or loan agreements or participation interests therein secured by new or used
                         Manufactured Homes (as defined herein).
                         Contracts may be conventional, insured
                         by the Federal Housing Administration
                         ("FHA") or partially guaranteed by the
                         Veterans Administration ("VA"), as
                         specified in the related Prospectus
                         Supplement.  Unless otherwise specified
                         in the related Prospectus Supplement,
                         each Contract will be fully amortizing
                         and will bear interest at a fixed
                         percentage rate ("APR").

Certificate Account. .   With respect to each Trust Fund, the
                         Servicer or Master Servicer will be
                         obligated to establish an account or
                         accounts with the trustee into which it
                         will be obligated to deposit on the
                         dates specified in the related
                         Prospectus Supplement payments received
                         in respect of the assets in such Trust
                         Fund.  If specified in the related
                         Prospectus Supplement, such payments
                         will be invested for the benefit of
                         Certificateholders for the periods and
                         in the investments specified in the
                         related Prospectus Supplement.

Advances . . . . . . .   Unless otherwise specified in the
                         related Prospectus Supplement, the
                         Servicer or Master Servicer of the
                         Mortgage Loans or Contracts will be
                         obligated to advance delinquent
                         installments of principal and interest
                         (the latter adjusted as set forth in the applicable Prospectus Supplement) on the
                         Mortgage Loans or Contracts in a Trust
                         Fund.  Any such obligation to make
                         advances may be limited to amounts due
                         Holders of senior Certificates of the
                         related Series, to amounts deemed to be
                         recoverable from late payments or
                         liquidation proceeds, for specified
                         periods or any combination thereof, in
                         each case as specified in the related
                         Prospectus Supplement. Any such advance will be recoverable by the Servicer or Master Servicer as specified in the related Prospectus Supplement.

Credit Enhancement . .   If specified in the related Prospectus
                         Supplement, the Offered Certificates of
                         a  Series, or certain classes of such
                         Offered Certificates, may have the
                         benefit of one or more of the following
                         types of credit enhancement.  The
                         protection against losses afforded by
                         any such credit enhancement will be
                         limited.

A. Subordination . . .   A Series of Certificates may include one
                         or more classes that are subordinate in
                         the right to receive distributions on
                         such Certificates to one or more senior
                         classes of Certificates of the same
                         Series, but only to the extent described in the related Prospectus Supplement.
                         If specified in the related Prospectus
                         Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit enhancement, such as hazard losses not covered by standard hazard insurance policies or losses resulting from the bankruptcy of the borrower.

                         If specified in the related Prospectus
                         Supplement, a reserve fund may be
                         established and maintained by the
                         deposit therein of distributions
                         allocable to the Holders of subordinate
                         Certificates or of any other class of
                         Certificate designated in the related
                         Prospectus Supplement until a specified
                         level is reached.  The related
                         Prospectus Supplement will set forth
                         information concerning the amount of
                         subordination of a class or classes of
                         subordinate Certificates in a Series,
                         the circumstances in which such
                         subordination will be applicable, the
                         manner, if any, in which the amount of
                         subordination will decrease over time,
                         the manner of funding the reserve fund,
                         if any, and the conditions under which
                         amounts in any such reserve fund will be used to make distributions to Holders of senior Certificates or released from the related Trust Fund.

B. Purchase of
   Liquidating Loans .   If specified in the related Prospectus
                         Supplement, a party identified in such
                         related Prospectus Supplement (the
                         "Responsible Party") will have a limited obligation to cover losses due to defaults with respect to the Mortgage
                         Loans by purchasing, on terms described
                         more fully under "Credit Enhancement --
                         Purchase of Liquidating Loans" herein
                         and in the related Prospectus
                         Supplement, any Mortgage Loan (a
                         "Liquidating Loan") as to which either
                         (i) liquidation proceedings have been
                         commenced and any equitable or statutory right to reinstate such Mortgage Loan has expired or (ii) the applicable
                         Servicer or Master Servicer has agreed
                         to accept a deed in lieu of foreclosure.

C. Limited Guarantee .   If specified in the related Prospectus
                         Supplement, certain deficiencies in
                         principal or interest payments on the
                         Mortgage Loans resulting from the
                         bankruptcy of the related borrower, or
                         other amounts specified in the related
                         Agreement, may be covered by a financial guarantee policy, limited guarantee or other similar instrument (the "Limited
                         Guarantee"), limited in scope and
                         amount, issued by an entity named in the related Prospectus Supplement (the
                         "Guarantor").  If so specified, the
                         Guarantor may be obligated to take one
                         or more of the following actions in the
                         event another party identified in the
                         Agreement fails to do so: make deposits
                         to the Certificate Account; make
                         advances; or purchase Liquidating Loans.
                         Any such Limited Guarantee will be
                         limited in amount and a portion of the
                         coverage of any such Limited Guarantee
                         may be separately allocated to certain
                         events.  The scope, amount and, if
                         applicable, the allocation of any
                         Limited Guarantee will be described in
                         the related Prospectus Supplement.

D. Certificate Guarantee
   Insurance . . . . .   If specified in the related Prospectus
                         Supplement, certificate guarantee
                         insurance, if any, with respect to a
                         Series of Certificates will be provided
                         by one or more insurance companies.
                         Such certificate guarantee insurance
                         will guarantee, with respect to one or
                         more classes of Certificates of the
                         applicable Series, distributions of
                         principal and/or interest to the extent
                         and in the manner set forth in the
                         related Prospectus Supplement.  If
                         specified in the related Prospectus
                         Supplement, the certificate guarantee
                         insurance also will guarantee against
                         any payment made to a Certificateholder
                         which is subsequently covered as a
                         "voidable preference" payment under the
                         Bankruptcy Code.

E. Cross-Support . . .   If specified in the related Prospectus
                         Supplement, the beneficial ownership of
                         related groups of assets included in a
                         Trust Fund may be evidenced by separate
                         classes of the related Series of
                         Certificates.  In such case, and if so
                         specified, credit enhancement may be
                         provided by a cross-support feature
                         which requires that distributions be
                         made with respect to Certificates
                         evidencing beneficial ownership of one
                         or more asset groups prior to
                         distributions to subordinate
                         Certificates evidencing a beneficial
                         ownership interest in other asset groups within the same Trust Fund.

                         If specified in the related Prospectus
                         Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

F. Pool and Special
   Hazard Insurance. .   In order to decrease the likelihood that
                         Certificateholders will experience
                         losses in respect of the Mortgage Loans
                         or Contracts, if specified in the
                         related Prospectus Supplement, the
                         Company may obtain one or more insurance policies to cover (i) losses by reason of defaults by borrowers (a "Mortgage
                         Pool Insurance Policy") and (ii) losses
                         by reason of hazards not covered under
                         the standard form of hazard insurance,
                         in each case up to the amounts, for the
                         periods and subject to the conditions
                         specified in the related Prospectus
                         Supplement.  See "Credit Enhancement-
                         Pool Insurance" herein.

G. Reserve Accounts,
   Other Insurance,
   Guarantees and
   Similar Instruments
   and Agreements. . .   In order to decrease the likelihood that
                         Certificateholders will experience
                         delays in the receipt of scheduled
                         payments on, and losses in respect of,
                         the assets in a Trust Fund, if specified in the related Prospectus Supplement, such Trust Fund may also include reserve accounts, other insurance, guarantees and similar instruments and agreements entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the related
                         Prospectus Supplement.

Cash Flow Agreement. .   If specified in the related Prospectus
                         Supplement, the Trust Fund may enter
                         into or obtain an assignment of a cash
                         flow agreement or similar agreement
                         pursuant to which the Trust Fund will
                         have the right to receive, and may have
                         the obligation to make, certain payments of interest (or other payments) as set forth or determined as described therein.

Federal Income Tax
Consequences . . . . .   The federal income tax consequences to
                         Certificateholders will depend on, among other factors, whether an election is made to treat the Trust Fund or specified portions thereof as a "real estate mortgage investment conduit"
                         ("REMIC") under the provisions of the
                         Internal Revenue Code of 1986, as
                         amended (the "Code").  In general, in
                         the event that an election is made to
                         treat the Trust Fund or specified
                         portions thereof as a REMIC, the Regular
                         Certificates in the REMIC will be taxed
                         as newly originated debt instruments for federal income tax purposes and an Owner
                         (as defined under "Federal Income Tax
                         Consequences") of a Residual Certificate in the REMIC must report ordinary income or loss equal to its pro rata share
                         (based on the portion of all Residual
                         Certificates it owns) of the taxable
                         income and net loss of the REMIC.  In
                         general, if a REMIC election is not
                         made, the Trust Fund will be classified
                         as a grantor trust.  In such a case the
                         Owner of a Certificate will be treated
                         as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. See
                         "Federal Income Tax Consequences."

ERISA Considerations .   A fiduciary of any employee benefit plan
                         subject to the Employee Retirement
                         Income Security Act of 1974, as amended
                         ("ERISA"), or a plan subject to
                         Section 4975 of the Code should
                         carefully review with its own legal
                         advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.
                         See "ERISA Considerations."

Legal Investment
Matters. . . . . . . .   Unless otherwise specified in the
                         related Prospectus Supplement, the
                         Offered  Certificates will constitute
                         "mortgage related securities" under the
                         Secondary Mortgage Market Enhancement
                         Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. If specified in the related
                         Prospectus Supplement, all or certain
                         classes of the Offered Certificates may
                         not constitute "mortgage related
                         securities" under SMMEA.  See "Legal
                         Investment Matters."

                          RISK FACTORS

     Prospective Certificateholders should consider, among other things, the following factors in connection with a purchase of the Offered Certificates:

General Risks of Real Estate Investments

     An investment in Offered Certificates evidencing interest in Mortgage Loans may be affected, among other things, by a decline in real estate values or a decline in mortgage market rates. If relevant residential real estate markets should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool becomes equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those otherwise generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any applicable credit enhancements, Holders of the Offered Certificates of a Series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

     An investment in Offered Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by any applicable credit enhancements, Holders of the Offered Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the manufactured homes (which typically decline in value after original purchase) for recovery of the outstanding principal and unpaid interest of the defaulted Contracts.

Limited Obligation for Distributions on the Offered Certificates

     The Offered Certificates will not represent an interest in or obligation of the Company, Deutsche Bank, any person that has made representations and warranties regarding the Mortgage Loans, the Mortgage-Backed Securities or the Contracts, the Trustee, the Servicer or Master Servicer or any other person or any of its affiliates. Unless otherwise specified in the related Prospectus Supplement, distributions on the Offered Certificates of a Series will be made only from the assets of the related Trust Fund, and the Offered Certificates will not be insured or guaranteed by the Company or any affiliate thereof, any government agency or instrumentality or any other person. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be "non-recourse" loans, as to which the Trustee may look only to the related Mortgaged Properties for satisfaction of amounts due under the related Mortgage.

Lack of Established Market

     There can be no assurance that a secondary market will develop for the Offered Certificates of any Series, or, if it does develop, that it will provide the Holders of Offered Certificates of such Series with liquidity of investment or that it will continue for the term of such Series of Certificates.

Limitations on Credit Enhancement Associated with the Offered
Certificates

     If credit enhancements are provided with respect to a Series of Certificates, the credit enhancements will not cover all contingencies and will cover certain contingencies only to a limited extent. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies as described below and in more detail under "Credit Enhancement."

     For example, the aggregate distributions in respect of delinquent payments on the Mortgage Loans or Contracts over the lives of the Certificates or, at any time, the types of losses and/or the aggregate amount of losses in respect of defaulted Mortgage Loans or Contracts which must be borne by any Subordinated Certificates by virtue of subordination and, therefore, the amount of the distributions otherwise distributable to such Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If types of losses occur which are not covered by subordination, or if aggregate distributions in respect of delinquent payments on the Mortgage Loans or Contracts or aggregate losses in respect of such Mortgage Loans or Contracts were to exceed the total amounts payable and available for distribution to Holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, Holders of Senior Certificates could experience losses on the Certificates. Any obligation of a Responsible
Party to purchase Liquidating Loans may be limited to aggregate losses (measured as the difference between the aggregate payments made by the Responsible Party into the Certificate Account in respect of Liquidating Loans and the aggregate net proceeds received by the Responsible Party from the disposition of such Loans) in an amount specified in the related Prospectus
Supplement.  After this amount is exhausted, no further
Liquidating Loans will be purchased by the Responsible Party, unless such amount has been restored as described under "Credit Enhancement -- Other Arrangements for Credit Enhancement -- Purchase of Liquidating Loans." Any obligation of a Guarantor to make deposits to the Certificate Account, make advances or purchase Liquidating Loans under a Limited Guarantee will be limited in amount, and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events such as Liquidating Loans due to special hazards not covered by standard hazard insurance policies, Liquidating Loans due to the bankruptcy of a borrower, and other Liquidating Loans.
Similarly, any certificate guarantee insurance policies, pool insurance policies and special hazard insurance policies will be subject to certain limitations and conditions described herein and in the related Prospectus Supplement, which may limit the amounts received by Certificateholders in case of losses.

Risk of Prepayment of and Defaults on Mortgage Loans

     The prepayment experience on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage-Backed Securities will affect the average life of some or all of the Offered Certificates. Prepayments on mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on mortgage loans and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on such mortgage loans, the rate of prepayment is likely to increase. Conversely, if mortgage interest rates rise above the interest rates on such mortgage loans, the rate of prepayment is likely to decrease. Prepayments on any Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because the ability of the Borrower to make a balloon payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, if a significant number of the Mortgage Loans underlying a Series of Certificates have balloon payments due at maturity, there is a risk that a number of such Mortgage Loans may default at maturity, or that the Servicer or Servicer, if any, may extend the maturity of a number of such Mortgage Loans in connection with workouts. No representation or warranty is made by the Company as to the ability of any of the related borrowers to make required Mortgage Loan payments on a full and timely basis, including balloon payments at the maturity of these Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the Mortgaged Property is located. Shortfalls in distributions to Certificateholders also may result from losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds and from any indemnification of the Servicer in connection with legal actions relating to the Agreement or Certificates. See "Yield, Maturity and Weighted Average Life Considerations."

Limitations on Real Estate Lenders Imposed by State Laws

     Many other legal aspects of the Mortgage Loans are governed by applicable state laws (which may vary substantially). These laws may affect the ability to foreclose on, and the value of, the Mortgaged Properties securing the Mortgage Loans. For example, state law determines what proceedings are required for foreclosure, whether the borrower and any foreclosed junior lienors may redeem the property, whether and to what extent recourse to the borrower is permitted, what rights junior mortgages have and whether the amount of fees and interest that lenders may charge is limited. In addition, the laws of some states may render certain provisions of the Mortgage Loans unenforceable, such as prepayment provisions, due-on-sale and acceleration provisions. Installment Contracts and Financial Leases also may be subject to similar state law requirements.
See "Certain Legal Aspects of the Mortgage Loans and Contracts." Delays in liquidations of defaulted Mortgage Loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may result in delays and shortfalls in payments to Certificateholders.

Risks Associated with Contracts on Manufactured Homes

     Each Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of Manufactured Homes as collateral for Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home vary from state to state. In addition, numerous Federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as manufactured housing contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements. In addition, claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Unless otherwise provided in the related Prospectus Supplement, the seller of Contracts to the Company will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of such seller to repurchase such Contract unless such breach is cured. If the recovery of amounts due on Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

Environmental Risks Relating to Mortgage Loans

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. It is possible that such Cleanup Costs could reduce the amounts otherwise distributable to the Certificateholders if the related Trust Fund were deemed to be liable for such Cleanup Costs and if such Cleanup Costs were incurred. Moreover, under federal law and the law of certain states, a lien may be imposed for any Cleanup Costs incurred by federal or state authorities on the property that is the subject of such Cleanup Costs. In the latter states, the security interest of the Trustee in a Mortgaged Property that is subject to such a lien could be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans --Environmental Considerations."

Early Termination of the Trust Fund

     The Trust Fund for a Series of Certificates may be subject to optional termination by the Company, the Servicer, or Holders of certain Classes of Certificates under certain circumstances. In the event of such termination, Holders of the Offered Certificates would receive some principal payments earlier than otherwise, which could adversely affect their anticipated yield to maturity. See "The Pooling and Servicing Agreements -- Termination".

                 DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") entered into between the Company, as seller, one or more Servicers or the Master Servicer of the Mortgage Loans or Contracts included in the related Trust Fund, if any (each, a "Servicer"), and a commercial bank or trust company named in the related Prospectus Supplement, as trustee (the "Trustee") for the benefit of Holders of Certificates of that Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of the Offered Certificates described in the related Prospectus Supplement. The following summaries describe certain provisions which may appear in each Agreement. The related Prospectus Supplement for the Offered Certificates of a Series will describe any additional provisions of the Agreement relating to such Certificates.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of a Series will be entitled to payment only from the assets included in the Trust Fund related to such Series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Company. The Certificates will not represent obligations of the Company, Deutsche Bank or any of their affiliates and will not be guaranteed by any governmental agency or any other person.
Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations with respect to the Certificates will consist of its obligations pursuant to any representations and warranties, if any, made by it. Unless otherwise specified in the related Prospectus Supplement, none of Deutsche Bank or its affiliates or any affiliate of the Company will have any obligations with respect to the Certificates or the related Trust Fund.

     The Mortgage Loans will not be, and the Contracts may not be, insured or guaranteed by any governmental entity or, except as specified in the related Prospectus Supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans or Contracts are not advanced by the Servicer or Master Servicer or any other entity or paid from any applicable credit enhancement arrangement, such delinquencies may result in delays in the distribution of payments to the Holders of one or more classes of Certificates, and such losses will be borne by the Holders of one or more classes of Certificates.

General

     The Certificates of each Series will be issued in registered or book-entry form. The minimum original Certificate Principal Balance or Notional Principal Balance that may be represented by each Offered Certificate (the "denomination") will be specified in the related Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Certificates of each Series issued in physical form ("Definitive Certificates") will be transferable and exchangeable on a certificate register (the "Certificate Register") to be maintained at the corporate trust office of the Trustee or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the related Prospectus Supplement, under each Agreement, the Trustee will initially be appointed as the certificate registrar. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

     If specified in the related Prospectus Supplement, the Certificates may be transferable only in book-entry form through the facilities of The Depository Trust Company or another depository identified in such Prospectus Supplement. If specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System and CEDEL, S.A., if they are participants of the depository.

     If the Certificates of a Class are transferable only on the books of The Depository Trust Company (together with any successor depository selected by the Company, the "Depository"), no person acquiring a Certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate. Instead, the Certificates will be registered in the name of a nominee of the Depository, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein. The Company has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of any Certificates that are in book-entry form.

     If the Certificates of a Class are transferable only on the books of the Depository, each beneficial owner's ownership of a Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such a Certificate. Beneficial ownership of a Certificate may be transferred only in compliance with the procedures of such Financial Intermediaries and Depository participants.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

     If the Certificates are transferable only on the books of the Depository, the Depository, or its nominee as record Holder of the Certificates, will be recognized by the Company and the Trustee as the owner of the Certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

     Distributions of principal of and interest on the Certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding Certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the offered Certificates that it represents.

     Under a book-entry format, beneficial owners of the Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to the Depository. Because the Depository can act only on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. In addition, issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     The Depository has advised the Company and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Certificates are credited. The Depository may take conflicting actions with respect to other Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

     Definitive Certificates will be issued to beneficial owners of the related Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor;
(b) the Company, at its sole option, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default (as defined below) beneficial owners of the Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners of the Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will be required to issue the Definitive Certificates, and thereafter the Trustee will be required to recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.
Following the issuance of Definitive Certificates, distribution of principal and interest on the Certificates will be required to be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement.

     The information herein concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Company takes no responsibility for the accuracy of completeness thereof.

     In the event a depository other than The Depository Trust Company is identified in a Prospectus Supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such Prospectus Supplement.

Classes of Certificates

     Each Series of Certificates will be issued in a single class or in two or more classes. Each class of Offered Certificates will evidence beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original Certificate Principal Balance, if any, of such class of Offered Certificates as specified in the related Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the Certificate Principal Balance or Notional Principal Balance of such Offered Certificates from time to time at the Certificate Interest Rate (as defined below), if any, applicable to such class of Offered Certificates as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more classes of a Series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

     If specified in the related Prospectus Supplement, the Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Loans, Mortgage-Backed Securities or Contracts as of the close of business on the first day of the month of creation of the Trust Fund (the "Cut-off Date") after deducting payments of principal due on or before, and prepayments of principal received before, the Cut-off Date and will bear interest equal to the weighted average of the Remittance Rates. The Remittance Rate will equal the rate of interest payable on each Mortgage Loan or Contract minus the servicing fee of any third party servicer of the Mortgage Loans or Contracts and such other amounts (including fees payable to the Servicer and/or Master Servicer, if applicable) as are specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the original Certificate Principal Balances of the Certificates and the Certificate Interest Rates on the classes of Certificates will be determined based on the cash flow on the Mortgage Loans, Mortgage-Backed Securities or Contracts, as the case may be. The Certificates may have original Certificate Principal Balances as determined in the manner specified in the related Prospectus Supplement.

     Each class of Offered Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or
(c) otherwise (each, a "Certificate Interest Rate"), in each case as specified in the related Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("Accrual Certificates"). With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under "Distributions of Principal and Interest") will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

     A Series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest,
(ii) allocable to principal (and/or allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and/or allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

     The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the Holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the related Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates.

Distributions of Principal and Interest

     General. Distributions of principal and/or interest at the applicable Certificate Interest Rate, if any, on the Offered Certificates will be made by the Trustee to the extent of funds available on the dates specified and calculated as described in the related Prospectus Supplement (each, a "Distribution Date") or otherwise in accordance with the procedures described in the related Prospectus Supplement, and may be made monthly, quarterly, semiannually or at such other intervals as are specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the related Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of Holders of the Certificates of the related Series (the "Certificate Account"), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Offered Certificates will be made pro rata to all Certificateholders of that class.
If specified in the related Prospectus Supplement, the amounts received by the Trustee as described below under "The Trust Fund" will be invested in the eligible investments specified herein and in the related Prospectus Supplement and all income or other gain from such investments will be deposited in the Certificate Account and will be available to make payments on the Certificates on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance) of each class of Offered Certificates entitled to interest from the date, at the Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the related Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the related Prospectus Supplement until such class has been retired or otherwise in accordance with the procedures described in the related Prospectus Supplement. In the case of Offered Certificates entitled only to distributions allocable to interest, interest will be distributable thereon until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time determined as specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time, the aggregate Certificate Principal Balance of each such class of Accrual Certificates will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period net of the amount of any principal and interest required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     When a Mortgage Loan or Contract prepays in full, the borrower generally will be required to pay interest on the amount of prepayment only to the date of prepayment. When a partial prepayment of principal is made on a Mortgage Loan (other than a simple interest home equity loan), the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. If specified in the related Prospectus Supplement, the Servicer will be obligated to offset any such prepayment interest shortfalls attributable to full or partial prepayments on Mortgage Loans by the borrowers to the extent of its servicing compensation for the related Distribution Date. In addition, unless otherwise specified in the related Prospectus Supplement, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt. Accordingly, the effect of any principal prepayments, to the extent that any resulting shortfall exceeds any payments made by the Servicer from its own funds, will be to reduce or delay the aggregate amount of interest collected that is available for distribution to Certificateholders. Any such shortfalls will be allocated among the Certificates as provided in the related Prospectus Supplement.

     Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in the related Prospectus Supplement, reduced by all distributions to the Holders of such Certificates allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Offered Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Offered Certificates entitled to distributions of principal.

     The related Prospectus Supplement for any Series of Certificates will specify, for any Distribution Date on which the principal balance of the Mortgage Loans is reduced due to losses, the priority and manner in which such losses will be allocated. Losses on Mortgage Loans generally will be allocated after all proceeds of a defaulted Mortgage Loans have been received, by reducing the outstanding Certificate Principal Balance of the most subordinate outstanding Class of Certificates.

     If so provided in the related Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan or Contract or on the mortgage loans underlying any Mortgage-Backed Security which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such senior Certificates while increasing the percentage interests evidenced by the subordinated Certificates in the Trust Fund. Increasing the interests of the subordinated Certificates relative to that of the senior Certificates is intended to preserve the availability of the subordination provided by the subordinated Certificates. See "Credit Enhancement - Subordination" herein.

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Loans, Mortgage-Backed Securities or Contracts, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Optional Termination of the Trust Fund

     If specified in the related Prospectus Supplement, the Company, the Servicer, the Master Servicer or the Holders of one or more classes of Certificates specified in the related Prospectus Supplement may, at its or their option, effect early termination of the Trust Fund, on any Distribution Date after the time specified in the related Prospectus Supplement, by purchasing all of the Certificates or the assets in the Trust Fund at a price and in accordance with the procedures specified in the related Prospectus Supplement. The proceeds of such sale will be applied on such Distribution Date to the distribution in full of the Certificate Principal Balance of each outstanding Certificate entitled to distributions allocable to principal and to accrued interest at the applicable Certificate Interest Rate to the date specified in the related Prospectus Supplement on each Certificate entitled to distributions allocable to interest, or to such other amount as is specified in the related Prospectus Supplement. Notice of such optional termination will be given by the Trustee prior to such Distribution Date.

Certificate Ratings

     At the time of issuance, it is anticipated that the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Company. Each of such rating organizations specified in the related Prospectus Supplement as rating the Offered Certificates of the related Series at the request of the Company is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a Rating Agency that has not been requested by the Company to do so may be lower than the rating assigned by a rating agency pursuant to the Company's request.

                         THE TRUST FUND

     The Trust Fund for a Series of Certificates may consist of
(i) the Mortgage Loans, Mortgage-Backed Securities or Contracts as described herein or in the related Prospectus Supplement, as the case may be, subject to the Agreement from time to time (and subject, if specified in the related Prospectus Supplement, to certain exclusions); (ii) all payments (subject, if specified in the related Prospectus Supplement, to certain exclusions) in respect of such assets adjusted, in the case of interest payments, to the applicable Remittance Rates; (iii) if specified in the related Prospectus Supplement, reinvestment income on such payments; (iv) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any Mortgage Loan or by repossession with respect to any Contract; (v) all rights under any private mortgage insurance policies and any other insurance policies required to be maintained in respect of the Mortgage Loans or Contracts; and (vi) if so specified in the related Prospectus Supplement, one or more of the following: (1) any Reserve Accounts; (2) any Limited Guarantees (as defined herein); and (3) any pool insurance, special hazard insurance or other insurance, guarantee or similar instruments or agreements.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Company. Unless otherwise specified in the related Prospectus Supplement, the primary assets of any Trust Fund will consist of Mortgage Loans, Mortgage-Backed Securities or Contracts.

     The Mortgage Loans, Mortgage-Backed Securities and Contracts to be included in the Trust Funds will be acquired by the Company. The following is a brief description of the Mortgage Loans, Mortgage-Backed Securities, Contracts or other assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Loans, Mortgage-Backed Securities, Contracts and other assets is not known at the time the related Offered Certificates initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available as described under "Available Information." A schedule of the Mortgage-Backed Securities, Mortgage Loans or Contracts, as appropriate, relating to such Series, will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

The Mortgage Loans

     Description of the Mortgage Loans. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating first, second or more junior liens on residential properties. Such Mortgage Loans will be within the broad classification of one- to four-family mortgage loans, defined generally as loans on residences containing one to four dwelling units, loans on condominium units, and multifamily residential loans on rental apartment buildings or cooperatively-owned properties containing more than five residential units. The Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. The Mortgaged Properties securing the Mortgage Loans will be located in one or more states, territories or possessions of the United States or the District of Columbia and may include investment properties and vacation and second homes.

     If specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans included in a Trust Fund may be home equity loans secured by first, second and/or more junior liens on Mortgaged Properties. Interest on home equity loans will be calculated on the basis of either a 360-day year or 365-day year, depending on applicable state law. Unless otherwise specified in the related Prospectus Supplement, interest with respect to home equity loans will accrue on a simple interest basis. Under the simple interest method, regularly scheduled payments (which are based on the amortization of the loan over a series of equal monthly payments) and other payments are applied first to interest accrued to the date payment is received, then to principal. See "Yield, Maturity and Weighted Average Life Considerations."

     Unless otherwise specified in the related Prospectus Supplement, principal and interest on the Mortgage Loans (other than home equity loans that employ the simple interest method) will be payable on the first day of each month, and interest will be calculated based on a 360-day year of twelve 30-day months. When a full payment of principal is made on a Mortgage Loan during a month, the borrower is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a Mortgage Loan (other than a home equity loan) during a month, the borrower generally will not be charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

     The Company also may acquire "balloon loans." If specified in the related Prospectus Supplement, the home equity loans may include balloon loans. Notwithstanding the actual maturity of a balloon loan, level monthly payments on such a balloon loan would typically be calculated on an amortization schedule based on a longer maturity. As a result, upon the maturity of a balloon loan, the borrower will be required to make a "balloon" payment, which will be significantly larger than such borrower's previous monthly payments. The ability of such borrower to repay the balloon loan at maturity frequently will depend on such borrower's ability to refinance the loan.

     The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus
Supplement:

     (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the loan with the amount of any difference contributed from funds supplied by the seller of the mortgaged property or another source.

     (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan. In the case of home equity loans, which may be "simple interest" loans, payments are applied first to interest accrued to the date payment is received, then to principal.

     (c) Payments of principal and interest may be made monthly or at some other interval, may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then-applicable underwriting standards of the Servicer or the Master Servicer or such other standards as are set forth in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, the Mortgage Loans will consist primarily of Mortgage Loans secured by Mortgaged Properties determined by the originator to be the primary residences of the borrowers. The basis for such determination will be the making of a representation at origination by the borrower that the borrower intends to use the underlying property as the borrower's primary residence.

     The related Prospectus Supplement will contain information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance of the Mortgage Loans as of the related Cut-off Date, the years of origination and original principal balances and the original loan-to-value ratios of the Mortgage Loans. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-off Date, after deducting any principal payments due on or before the Cut-off Date, reduced by all principal payments, including principal payments advanced pursuant to the Agreement, previously distributed to Certificateholders with respect to such Mortgage Loan and reported to them as allocable to principal. The related Prospectus Supplement will also contain information regarding the geographic distribution and nature of the Mortgaged Properties securing the Mortgage Loans.

     The loan-to-value ratio of any Mortgage Loan will be determined as specified in the related Prospectus Supplement.
The "Combined Loan-to-Value Ratio" of a Mortgage Loan is calculated taking into account the amounts of any related senior mortgage loans.

     There can be no assurance that the original Principal Balance will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding Principal Balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

Underwriting and Interim Servicing Standards Applicable to the
Mortgage Loans

     The Mortgage Loans underlying the Certificates of a Series will be acquired, generally by Deutsche Bank, from third parties and may be newly-originated or seasoned Mortgage Loans. The origination standards and procedures applicable to such Mortgage Loans may differ from Series to Series or among the Mortgage Loans in a given Trust Fund, depending on the identity of the originator or originators. In the case of seasoned Mortgage Loans, the procedures by which such Mortgage Loans have been serviced from their origination to the time of their inclusion in the related Trust Fund may also differ from Series to Series or among the Mortgage Loans in a given Trust Fund.

     The related Prospectus Supplement for each Series will provide information as to the origination standards and procedures applicable to the Mortgage Loans in the related Trust Fund and, to the extent applicable and material, will provide information as to the servicing of such Mortgage Loans prior to their inclusion in the Trust Fund.

The Agency Securities

     The Agency Securities generally will be securities guaranteed by GNMA or issued by FHLMC or FNMA and based on pools of residential mortgage loans.

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under
Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Securities. In general, a GNMA Security relating to a Series (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Securities will consist of FHA Loans and/or VA Loans. GNMA will approve the issuance of each such GNMA Security in accordance with a guarantee agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Security, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Security are less than the amounts due on each such GNMA Security.

     The full and timely payment of principal of and interest on each GNMA Security will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States.
Each such GNMA Security will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Security will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential property and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Security of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Security, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Security. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Security and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Security as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Security. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Security will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Securities relating to a Series, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Security for any amounts that are not paid when due.

     Regular monthly installment payments on each GNMA Security relating to a Series will be comprised of interest due as specified on such GNMA Security plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Security due on the first day of the month in which the scheduled monthly installment on such GNMA Security is due. Such regular monthly installments on each such GNMA Security are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Security and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Security. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Security relating to a Series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Security.

     If specified in the related Prospectus Supplement, GNMA
Securities also may include Mortgage-Backed Securities representing beneficial ownership interests in REMICs that are guaranteed as to full and timely payment of principal and interest by GNMA.

     Federal Home Loan Mortgage Corporation. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's statutory mission is (i) to provide stability in the secondary market for residential mortgages, (ii) to respond appropriately to the private capital market and (iii) to provide ongoing assistance to the secondary market for residential mortgages (including activities relating to mortgages on housing for low- and moderate-income families involving a reasonable economic return that may be less than the return earned on other activities) and to promote access to mortgage credit throughout the United States (including central cities, rural areas and other underserved areas) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing.

     The principal activity of FHLMC consists of the purchase of first lien, conventional, residential mortgages or participation interests in such mortgages, and the resale of the mortgages so purchased in the form of single-class guaranteed mortgaged-related securities, primarily various types of mortgage participation certificates ("PCs"). PCs, which represent undivided interests in pools of mortgages purchased by FHLMC, provide for monthly payment of interest and pass-through of principal on the underlying mortgages. FHLMC guarantees to PC holders payment of interest on and principal of the mortgages. FHLMC purchases a variety of single-family, fixed-rate and adjustable-rate mortgages primarily through its Guarantor and Cash Programs. Under the Guarantor Program, FHLMC purchases mortgages from sellers in exchange for PCs representing interests in the mortgages so purchased. Under the Cash Program, FHLMC purchases mortgages for cash, assembles mortgages purchased from a number of sellers into pools that are typically larger and more geographically diverse than those formed under the Guarantor Program, and sells PCs representing interests in such pools. In addition, FHLMC issues Giant Mortgage Participation Certificates ("Giant PCs"), which are derivative securities that generally represent interests in pools consisting of two or more PCs and/or other Giant PCs.

     Multiple class derivative securities issued by FHLMC consist primarily of Multiclass Mortgage Participation Certificates ("Multiclass PCs"). The Multiclass PCs are issued in Series, with each Series consisting of two or more classes. Each Series of Multiclass PCs represents an interest in a pool of mortgages or mortgage-related assets, typically PCs and Giant PCs. Treatment as a REMIC under the Internal Revenue Code of 1986 has been elected for each Multiclass PC pool formed to date by FHLMC.

     FHLMC Securities. In general, a FHLMC Security will represent (i) an undivided interest in a pool of mortgage loans (which may consist of FHA Loans, VA Loans or loans neither insured nor guaranteed by any governmental agency ("Conventional Loans")); (ii) a beneficial ownership interest in one or more pools of mortgage-backed securities issued by FHLMC, including but not limited to: Giant PCs, Freddie Mac Gold Mortgage Participation Securities ("Gold PCs"), Freddie Mac Gold Giant Mortgage Participation Securities ("Gold Giant PCs") and Freddie Mac Stripped Giant Mortgage Participation Securities ("Stripped Giant PCs"); (iii) a beneficial ownership interest in one or more pools of GNMA Securities or Freddie Mac Giant GNMA-Backed Securities ("Giant Securities"); or (iv) a beneficial ownership interest in a REMIC backed by other FHLMC Securities or GNMA Securities. A Giant PC, Gold PC or Gold Giant PC represents either an undivided interest in a group of residential mortgages purchased by FHLMC or a participation therein. A Stripped Giant PC represents a beneficial ownership interest in the principal distributions or interest distributions on a newly formed "Standard Giant PC," which in turn represents a beneficial ownership interest in one or more pools of Gold PCs and/or Gold Giant PCs. A Giant Security represents a beneficial ownership interest in discrete pools of (i) GNMA Securities and/or (ii) other Giant Securities. Principal and interest on the FHLMC Securities are distributed on the 15th day of each month or, if such day is not a business day, on the next succeeding business day.

     FHLMC Guarantees. FHLMC guarantees to each holder of a FHLMC Security the payment of interest and principal; however, the specifics of the guarantee differ from program to program. For example, FHLMC guarantees to each holder of a PC the timely payment of interest and the ultimate collection of all principal, without offset or deduction.

     FHLMC Securities are not guaranteed by the United States and do not constitute debts or obligations of the United States. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

     The FHLMC Securities included in the Trust Fund for a Series of the Certificates may have characteristics and terms different from those described above. Any such FHLMC Securities and the underlying mortgage loans will be described in the related
Prospectus Supplement.

     See "Additional Information" herein for the availability of further information respecting FHLMC and FHLMC Securities.

     Federal National Mortgage Association. FNMA is a federally-chartered and privately-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Securities. In general, a FNMA Security will be backed by a pool of mortgage loans which may consist of FHA Loans, VA Loans or Conventional Loans and may include Fannie Mae Guaranteed Mortgage Pass-Through Securities ("MBS Securities"), MBS Securities held in the form of Fannie Mae MBS Pass-Through Securities ("Mega Securities"), Fannie Mae Stripped Mortgage-Backed Securities ("SMBS Securities") or Fannie Mae Guaranteed REMIC Pass-Through Securities ("REMIC Securities"). An MBS Security represents a beneficial ownership interest in one or more pools of residential mortgage loans. A Mega Security represents the beneficial ownership interest in one or more pools of MBS Securities or GNMA Securities. An SMBS Security represents the beneficial ownership interest in certain distributions of principal and/or interest made in respect of certain MBS Securities or GNMA Securities. A REMIC Security represents a beneficial ownership interest in a Fannie Mae REMIC, backed by other FNMA Securities or GNMA Securities.

     FNMA Guaranty. FNMA guarantees to each holder of a FNMA Security the payment of interest and principal; however, the application of this guaranty differs from program to program.
For example, FNMA guarantees to the holder of an MBS Security the timely payment of scheduled installments of principal of and interest on the underlying mortgage loans, whether or not received, together with the full principal balance of any foreclosed mortgage loan, whether or not such balance is actually recovered.

     Mortgage Loans. Certain of the mortgage loans underlying any FHLMC, FNMA or GNMA Security will provide for monthly payments of principal and interest on a level debt service basis (that is, equal monthly payments consisting, over the term of such loans, of decreasing amounts of interest and increasing amounts of principal), except for (i) graduated payment mortgage loans (described below), (ii) "buydown" mortgage loans, for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrower's monthly payments during the early years of such mortgage loan and (iii) certain Agency Securities secured by multifamily mortgage loans, the amortization characteristics of which will be described in each Prospectus Supplement relating to a Series of Certificates backed by such Agency Securities. Payments due the registered holders of Agency Securities backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-"buydown" Agency Securities and will include amounts to be collected from both the borrower and the related escrow account. Graduated payment mortgage loans provide for graduated interest payments which, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The portion of the stated interest not paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. Thus, payments due to registered holders of Agency Securities backed by pools containing graduated payment mortgage loans ("GPM Securities") will, in the absence of repayments, increase during the early years of the underlying graduated payment mortgage loans. The obligations of FHLMC, FNMA, GNMA and the servicer of a GNMA Security will be the same irrespective of whether the Agency Securities backing a Series of Certificates include GPM or "buydown" Securities.

     The related Prospectus Supplement for a Series of Certificates including FHLMC, FNMA or GNMA Securities will include information, as of the date of such related Prospectus Supplement as to (i) the approximate aggregate amount of the Agency Securities securing such Series consisting of FHLMC, FNMA, GNMA and GPM Securities, (ii) the approximate weighted average remaining term to maturity of such Agency Securities and (iii) the approximate principal amount and the approximate weighted average remaining term to maturity of the Agency Securities backing such Series of Certificates that have similar pass-through rates. The characteristics of the Agency Securities actually included in the Trust Fund for any such Series of Certificates will not differ materially from the approximation set forth in the related Prospectus Supplement.

Private Securities

     If specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include Mortgage-Backed Securities of one or more private issuers (the "Private Securities") as described in the related Prospectus Supplement. To the extent that a Trust Fund consists of Private Securities of one issuer or related issuers, such Private Securities (i) will be acquired in bona fide secondary market transactions not from the Registrant or an affiliate thereof and (ii) (a) if the primary distribution involved an exempt security, such security will have been held for at least the holding period provided for pursuant to Rule 144(k) under the Securities Act or (b) the security will have been registered under the Securities Act. The related Prospectus Supplement for each such Series of Certificates will describe such Private Securities and the material characteristics of the mortgage loans directly or indirectly backing such Private Securities, which may include but are not limited to: the principal balances of, pass-through rates on and credit-support arrangements for such Private Securities; the type and geographic distribution of the properties securing the mortgage loans; and the loan-to-value ratio ranges of, interest rates on and original and remaining terms to maturity of the mortgage loans.

Contracts

     Each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, the "Contracts") acquired directly or indirectly from one or more manufactured housing dealers. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home (as defined below). Unless otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

     The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." Moreover, if an election is made to treat the Trust Fund as a REMIC as described in "Federal Income Tax Consequences-REMIC Certificates", Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

     Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the loan-to-value ratio of a Contract relating to a new Manufactured Home, the "Collateral Value" is the sum of (i) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), (ii) the actual cost of any accessories purchased from the dealer, (iii) a delivery and set-up allowance depending on the size of the unit and (iv) the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value, plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

                       CREDIT ENHANCEMENT

General



     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the assets in the related Trust Fund. Credit enhancement may be in the form of the subordination of one or more classes of the Certificates of such Series or other credit enhancement arrangement or any combination of such arrangements. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Offered Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificate-holders will bear their allocable share of deficiencies. In addition, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the last two years and any other appropriate financial information regarding such provider.

Subordination

     If specified in the related Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a Series (the "Subordinated Certificates") will instead be payable to Holders of one or more other classes of such Series (the "Senior Certificates") under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans or Contracts and losses on defaulted Mortgage Loans or Contracts will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans or Contracts over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans or Contracts which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or Contracts or aggregate losses in respect of such Mortgage Loans or Contracts were to exceed the total amounts payable and available for distribution to Holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, Holders of Senior Certificates could experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to Holders of Subordinated Certificates or Certificates of another class on any Distribution Date may instead be deposited into one or more reserve accounts (a "Reserve Account") established by the Trustee. If specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to Holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released at the times and under the circumstances specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit enhancement prior to other classes of Certificates. If specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies. Such subordination may be effected by reducing the Certificate Principal Balance of the subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

     As between classes of Senior Certificates and classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to Holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Other Arrangements for Credit Enhancement

     Purchase of Liquidating Loans. The Servicer of a Mortgage Loan, the Master Servicer or another party designated in the related Prospectus Supplement (the "Responsible Party") may be obligated, if and to the extent described in the related Prospectus Supplement, to purchase any Mortgage Loan (a "Liquidating Loan") as to which either (i) liquidation proceedings have been commenced and any equitable or statutory right to reinstate such Mortgage Loan has expired or (ii) the Servicer of such Mortgage Loan or Master Servicer has agreed to accept a deed in lieu of foreclosure, in each case for a price equal to 100% of the Principal Balance of such Mortgage Loan plus, unless otherwise specified in the related Prospectus Supplement, one month's interest thereon at the applicable Remittance Rate.

     If specified in the related Prospectus Supplement, the Responsible Party will have the option (but not the obligation) to purchase any Mortgage Loan as to which the borrower has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Delinquent Mortgage Loan"). Unless otherwise specified in the related Prospectus Supplement, any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the applicable Servicer or the Master Servicer. The purchase price for any Delinquent Mortgage Loan will be deposited in the Certificate Account on the next Deposit Date (as defined under "Servicing of the Mortgage Loans and Contracts-Loan Payment Record").

     The purchase by the Responsible Party of a Delinquent Mortgage Loan may result in the diminution of the amount of its obligations to purchase Liquidating Loans, to the extent that net recoveries upon the liquidation of such Delinquent Mortgage Loan are, or are estimated by the Responsible Party on the date of such purchase to be, less than the sum of the purchase price for such Delinquent Mortgage Loan and any previous unreimbursed advances of delinquent installments of principal and interest (adjusted to the related Remittance Rate) made by the Responsible Party with respect thereto. To the extent that actual recoveries, net of related expenses, upon the final liquidation of such Delinquent Mortgage Loan differ from the estimated amount thereof, the amount of the Responsible Party's remaining obligation to purchase Liquidating Loans will be adjusted up or down accordingly. If a Delinquent Mortgage Loan becomes current after its purchase by the Responsible Party, any related decrease in the amount of the Responsible Party's obligation to purchase Liquidating Loans will be reversed in its entirety. Liquidation proceeds in connection with the liquidation of any Mortgaged Property may not be deemed for this purpose to include the entire principal balance of any mortgage loan made by the Responsible Party to facilitate such sale at a rate less than then prevailing market rates. In estimating the net amount of proceeds recoverable upon the liquidation of any Delinquent Mortgage Loan, the Responsible Party may treat as related liquidation expenses certain costs associated with the protection of the Mortgaged Property, property sale expenses and foreclosure or other similar costs.

     Following the purchase by the Responsible Party of any Liquidating Loan or Delinquent Mortgage Loan as described above, and the payment by the Responsible Party of the purchase price therefor, the Responsible Party will be entitled to receive an assignment by the Trustee of such Mortgage Loan, and the Responsible Party will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     Limited Guarantee of the Guarantor. If specified in the related Prospectus Supplement, certain amounts under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take one or more of the following actions in the event such actions are not taken by another person: make deposits to the Certificate Account; make advances; or purchase Liquidating Loans. The scope, amount and, if applicable, the allocation of any Limited Guarantee and additional information about the Guarantor will be described in the related Prospectus Supplement.

     If and to the extent that the Guarantor is required to make payments under any such Limited Guarantee, unless otherwise specified in the related Prospectus Supplement, the Guarantor, upon notice from the Trustee, will be obligated to deposit the amount of such payments in same-day funds in the Certificate Account on the day after the Deposit Date, all as set forth more specifically in such Limited Guarantee. If the Guarantor is required to make any payment under a Limited Guarantee, the Guarantor will be subrogated, to the extent of such payment, to the rights of Holders of the Certificates and shall have all rights of the Company under the related Agreement as described herein. Any Limited Guarantee issued by the Guarantor will be limited in amount or duration as specified in the related Prospectus Supplement and may not guarantee the full extent of the Company's obligations with respect to which such Limited Guarantee was issued. As described in the related Prospectus Supplement, if applicable, the amount of any Limited Guarantee will be reduced by amounts distributed by the Guarantor, and not recovered by it, under all Limited Guarantees issued by the Guarantor with respect to the same Series of Certificates and by any reduction in the Company's obligations with respect to which such Limited Guarantee was issued.

     Certificate Guarantee Insurance. If specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, distributions of principal and/or interest to the extent and in the manner set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

     Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

     Pool Insurance. In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the related Prospectus Supplement, the Company will obtain one or more pool insurance policies. Such pool insurance policy will, subject to the limitations described below and in the related Prospectus Supplement, cover losses by reason of default in payments on the Mortgage Loans up to the amounts specified in the related Prospectus Supplement or the Detailed Description and for the periods specified in the related Prospectus Supplement. Each Servicer or Master Servicer will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

     Any pool insurance policy may provide that no claims may be validly presented thereunder unless (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled;
(ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date; (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens, except certain permitted encumbrances; and (v) the applicable Servicer or Master Servicer has advanced foreclosure costs. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the Principal Balance thereof plus accrued and unpaid interest at the mortgage interest rate to the date of purchase and certain expenses incurred by the applicable Servicer or Master Servicer on behalf of the Trustee and the Certificateholders, or (b) to pay the amount by which the sum of the Principal Balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the mortgage interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the applicable Servicer or Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the applicable Servicer or the Master Servicer, as the case may be, for its expenses, and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

     In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Borrower or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events may result in a breach of a representation of the Company or another party identified therein and in such event might give rise to an obligation on the part of such party to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured by such party.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related Series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the applicable Servicer or Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Loans-Foreclosure." Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by the Responsible Party or the Guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, if and to the extent specified in the related Prospectus Supplement.

     Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. As described under "Servicing of the Mortgage Loans and Contracts-Hazard Insurance," the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the related Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by the Responsible Party or the Guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, as specified in the related Prospectus Supplement.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


     Special Hazard Insurance. In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the related Prospectus Supplement, the Company, each Servicer or the Master Servicer will obtain one or more special hazard insurance policies with respect to each of the Mortgage Loans. Any such policies may be in lieu of or in addition to any obligations of the applicable Servicer or Master Servicer to advance delinquent payments in respect of the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the related Prospectus Supplement, protect Holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the applicable Servicer or Master Servicer.

     Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower, the applicable Servicer or the Master Servicer, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the applicable Servicer or Master Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

     The terms of any special hazard policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Loans and Contracts-The Mortgage Loans-Enforceability of Certain Provisions." If so provided in the related Prospectus Supplement, the applicable Servicer or Master Servicer will obtain a bankruptcy bond or similar insurance contract (a "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. A bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     A bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

     In lieu of a bankruptcy bond, subordination or another credit enhancement technique may be used or the Servicer or Master Servicer may obtain a Limited Guarantee to cover such bankruptcy-related losses.

     The terms of any bankruptcy bond (or subordination or other credit enhancement technique in lieu thereof) relating to a pool of Contracts will be described in the related Prospectus
Supplement.

     Repurchase Bond. If specified in the related Prospectus Supplement, a party designated therein will be obligated to repurchase any Mortgage Loan or Contract (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan or Contract. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by such party.

     Guaranteed Investment Contracts. If specified in the related Prospectus Supplement, on or prior to the date of issuance of a Series of Certificates, the Trustee will enter into a guaranteed investment contract (a "GIC") pursuant to which all amounts deposited in the Certificate Account and, if so specified, the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

     Reserve Accounts. If specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the related Prospectus Supplement will be deposited by the Company on the Closing Date in one or more accounts (each, a "Reserve Account") established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the related Prospectus Supplement. Whether or not the Company has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, or another class of Certificateholders would otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in "Eligible Investments" which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the Holders of the Offered Certificates, as beneficiary and will be issued by an entity acceptable to each Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Accounts for distribution to the Holders of the Offered Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

     Other Insurance, Guarantees and Similar Instruments or
Agreements.

     If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guarantees, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the related Prospectus Supplement. Such arrangements may be in lieu of any obligation of the applicable Servicer or Master Servicer to advance delinquent installments in respect of the Mortgage Loans or Contracts. See "Servicing of Mortgage Loans and Contracts-Advances."

                       CASH FLOW AGREEMENT

     If specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will enter into or obtain an assignment of a cash flow agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of a cash flow agreement will describe the material terms of such agreement and the particular risks associated with the cash flow agreement, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such cash flow agreement. In addition, if the Certificateholders of such series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the last two years and any other appropriate financial information regarding such counterparty. A cash flow agreement may include one or more of the following types of arrangements, or another arrangement described in the related Prospectus Supplement:

     Interest Rate Swap.  In an interest rate swap, the Trust
Fund will exchange the stream of interest payments on the Mortgage Loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the Mortgage Loans as it declines over time.

     Interest Rate Caps. In an interest rate cap, the Trust Fund or the counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

     Interest Rate Floors. In an interest rate floor, the Trust Fund or the counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate specified in the agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor.
One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

    YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     The yields to maturity and weighted average lives of the Offered Certificates will be affected primarily by, among other things, the rate and timing of principal payments received on or in respect of the Mortgage Loans, Mortgage-Backed Securities or Contracts included in the related Trust Fund. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties or Manufactured Homes (including amounts paid by insurers under applicable insurance policies), from repurchase by the party responsible therefor of any Mortgage Loan or Contract as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), repurchase by the Responsible Party, the Guarantor or any other entity of any Liquidating Loan or Delinquent Mortgage Loan, if applicable, and from the repurchase by the party entitled to effect such repurchase of all of the Certificates or all of the Mortgage Loans, Mortgage-Backed Securities or Contracts in certain circumstances and will have the effect of making available for distribution to Certificateholders amounts of principal which otherwise would be passed through in amortized increments over the remaining term of such Mortgage Loan or mortgage loan, thus shortening the life of the Holder's Certificate as described more fully below. See "Description of the Certificates-Optional Termination of Trust Fund." The yield to maturity and weighted average lives of the Offered Certificates may also be affected by the amount and timing of delinquencies and losses on or in respect of the Mortgage Loans, Mortgage-Backed Securities or Contracts.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by borrowers, the availability of refinancing opportunities, the use of the properties as second or vacation homes, the extent of the borrowers' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations. The prepayment experience on home equity loans may differ from those of other Mortgage Loans. Similar types of factors may affect the rate of prepayments, delinquencies and losses on Contracts.

     The rate of principal prepayments on pools of housing loans has been subject to significant fluctuation over time.
Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related Series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a Mortgage Loan or Contract prepays in full, the borrower generally will be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan (other than a simple interest home equity loan), the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. If specified in the related Prospectus Supplement, the applicable Servicer or Master Servicer will be obligated to offset any such prepayment interest shortfalls attributable to full and partial prepayments on Mortgage Loans by the borrowers to the extent of its servicing compensation for the related Distribution Date. In addition, unless otherwise specified in the related Prospectus Supplement, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt. Accordingly, the effect of any principal prepayments, to the extent that any resulting shortfall exceeds any payments made by a Servicer from its own funds, will be to reduce or delay the aggregate amount of distributions to Certificateholders. Any such shortfalls will be allocated among the Certificates as provided in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, interest with respect to home equity loans accrues on a simple interest basis. Under the simple interest method, regularly scheduled payments (which are based on the amortization of the loan over a Series of equal monthly payments) and other payments are applied first to interest accrued to the date payment is received and then to reduce the unpaid principal balance of the related loan. Each regularly scheduled monthly interest payment is calculated by multiplying the outstanding principal balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law.

     As a result of the payment terms of simple interest home equity loans, the making of a scheduled payment on, or the prepayment of, such a home equity loan prior to its scheduled due date may result in the collection of less than one month's interest on such home equity loan for the period since the preceding payment was made. Conversely, if the scheduled payment on such a home equity loan is made after its scheduled payment date or the home equity loan is prepaid after the scheduled due date, the collection of interest on such home equity loan for such period may be greater than one month's interest on such home equity loan. In addition, the extent to which simple interest home equity loans experience early payment or late payment of scheduled payments will correspondingly change the amount of principal received during a monthly period and, accordingly, the amount of principal to be distributed on the related Distribution Date and the amount of unpaid principal due at the stated maturity of such home equity loans. To the extent shortfalls attributable to prepayments or the early receipt of a scheduled payment on home equity loans are not compensated for by any forms of credit enhancement described in the related Prospectus Supplement, the Certificateholders will experience delays or losses in amounts due them.

     If a Borrower pays more than one scheduled installment on a simple interest home equity loan at a time, the entire amount of the additional installment will be treated as a principal prepayment and passed through to Certificateholders in the month following the month of receipt. In such case, although the Borrower will not be required to make the next regularly scheduled installment, interest will continue to accrue on the Principal Balance of the home equity loan, as reduced by the application of the early installment. As a result, when the Borrower pays the next required installment, the installment so paid may be insufficient to cover the interest that has accrued since the last payment by the Borrower. Notwithstanding such insufficiency, the Borrower's home equity loan would be considered to be current. If specified in the related Prospectus Supplement, a party specified therein will be required to advance the amount of such insufficiency. This insufficiency will continue until the installment payments received are once again sufficient to cover all accrued interest and to reduce the Principal Balance of the home equity loan. Depending on the Principal Balance and interest rate of the related home equity loan and on the number of installments that were paid early, there may be extended periods of time during which home equity loans that are current are not amortizing.

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect Principal Prepayments at any time and over the lives of the Offered Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans, Mortgage-Backed Securities or Contracts at any time or over the lives of the Offered Certificates.

     The Prospectus Supplement relating to the Offered Certificates of a Series will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Offered Certificates. If a Series of Certificates is backed by a pool of Mortgage Loans that includes home equity loans providing for balloon payments at maturity, the related Prospectus Supplement will contain information regarding the potential effect of such Mortgage Loans on the weighted average lives of such Offered Certificates.

          SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, the related Mortgage Loans will be serviced either (i) by an institution or institutions identified in the related Prospectus Supplement as servicer or servicers (each, a "Servicer") or
(ii) by another institution identified in the related Prospectus Supplement as master servicer (the "Master Servicer"). If an institution acts as Master Servicer with respect to a Series, the related Agreement may provide either (i) that the Master Servicer may delegate all or a portion of the servicing duties described below to other Servicers but shall remain directly liable for all such servicing duties (a "Direct Master Servicing Arrangement") or (ii) that certain of the servicing duties described below may be performed directly by other Servicers, pursuant to servicing agreements entered into between such Servicers and the Company, as seller, and assigned to the Trustee, in which event the Master Servicer will be obligated to supervise such Servicers' performance but will not itself be obligated to perform such duties (a "Supervisory Master Servicing Arrangement"). Each Master Servicer will have the ability to terminate any such other Servicer upon terms that will be agreed to at or before the time the related Series of Certificates is issued. Unless otherwise specified in the related Prospectus Supplement, in the event that the Master Servicer is no longer acting as such for the Series, the Trustee or a successor Master Servicer shall succeed to the Master Servicer's rights under the servicing agreement with the primary Servicer.
     The related Prospectus Supplement for each Series will identify the institution or institutions that will act as Servicers or Master Servicer for such Series, and if there is a Master Servicer, whether the master servicing arrangement is a Direct Master Servicing Arrangement or a Supervisory Master Servicing Arrangement. If an institution acts as Servicer for a Series, or acts as Master Servicer under a Direct Master Servicing Arrangement, all references in this Section to the Servicer should be read to refer to each such institution as Servicer or Master Servicer, as appropriate. If an institution acts as Master Servicer with respect to a Series under a Supervisory Master Servicing Arrangement, such references should be read to refer to the direct Servicers of such Series, acting under the supervision of such institution as Master Servicer.

Collection and Other Servicing Procedures

     Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio which are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the borrower a schedule for the liquidation of a delinquency in accordance with provisions described in the related Prospectus Supplement.

     The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the borrower for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the borrower or other person (see "Certain Legal Aspects of the Mortgage Loans and Contracts-Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto, will be credited to the Loan Payment Record when realized, and will be distributed to Certificateholders on the next Distribution Date following the month of receipt. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it determines (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or insurance proceeds in respect of the related Mortgage Loan.

     If a Mortgage Loan contains a "due-on-sale" clause and the related Mortgaged Property has been or is about to be conveyed by the borrower, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce the "due-on-sale" clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans and Contracts-The Mortgage Loans-Enforceability of Certain Provisions." In connection with any such assumption, the mortgage interest rate borne under the related Mortgage Note may not be decreased.

     The Servicer will be required to maintain with one or more depository institutions one or more accounts into which it will be required to deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the borrowers. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to borrowers any amounts determined to be overages and to pay interest to borrowers on balances in such account or accounts to the extent required by law.

     Unless otherwise specified in the related Prospectus Supplement, so long as it acts as servicer of the Mortgage Loans, the Servicer, and any successor to the Servicer appointed following an Event of Default, will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

     FHA Insurance and VA Guarantees. The Servicer, on behalf of the Trustee and the Certificateholders, will be required to present or cause to be presented claims to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of
1937, as amended.

     The insurance premiums for FHA Loans will be collected by HUD-approved lenders or by the Servicer and paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of scheduled payments for a specified period, with such payments to be made up on or before the maturity date of the Mortgage Note, or the rescheduling or other adjustment of payments due under the Mortgage Note up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the unpaid principal balance of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same mortgage rate as the applicable HUD debenture interest rate as described above.

     With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation as specified in the VA regulations. Payments under the guarantee will equal the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     The maximum guarantee that may be issued by the VA under a VA Loan as of July 14, 1993 is the lesser of 40% of the original principal amount of the VA Loan or $20,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increased in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgagee of unsatisfied indebtedness on a mortgage upon its assignment to VA.

     Contracts. Pursuant to the Agreement relating to any Trust Fund containing Contracts, the Servicer will be required to service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will be required to perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions servicing manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located.

     The Agreement will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case, the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract.

     Under the Agreement, the Servicer will be required to repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will be required to follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Hazard Insurance

     Mortgage Loans. The Servicer will be required to cause to be maintained for each Mortgaged Property a hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing the related Mortgage Loan from time to time or the Principal Balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related borrower in accordance with the Servicer's normal servicing procedures) will be credited to the related Loan Payment Record and deposited in the applicable Certificate Account at the times and in the manner described under "Loan Payment Record" below.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in such amounts as would be required by the Federal National Mortgage Association in connection with its mortgage loan purchase program. The Company may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance."

     Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the Principal Balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

     The Servicer on behalf of the Trustee will be required to cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid Principal Balance of the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the good-faith estimate by the Servicer of related liquidation expenses to be incurred in connection therewith.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Servicer will be required to pay the premium for such policy on the basis described therein and will be required to pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

     The Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit enhancement.

     Contracts. The terms of the Agreement will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. Unless otherwise indicated in the related Prospectus Supplement, when a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also will be required to cause such flood insurance to be maintained in an amount at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer will be required to pay the premium for such policy on the basis described therein and will be required to pay any deductible amount with respect to claims under such policy relating to the Contracts.

     The Servicer, to the extent practicable, will be required to cause the borrowers to pay all taxes and similar governmental charges when and as due. If specified in the related Prospectus Supplement, to the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer will be required to pay any such delinquent tax or charge.

     If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will be required to either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

Advances

     Unless otherwise specified in the related Prospectus Supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan or Contract, the Servicer or another party designated in the related Prospectus Supplement will be obligated to advance the entire amount of such payment adjusted, in the case of any delinquent interest payment, to the applicable Remittance Rate. Unless otherwise specified in the related Prospectus Supplement and except as described above under "Credit Enhancement-Purchases of Liquidating Loans," this obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan or Contract. The Servicer or other party obligated to make advances will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan or Contract as to which such advance was made. Furthermore, unless otherwise specified in the related Prospectus Supplement, the Servicer or other party obligated to make advances will be entitled to reimbursement for any such advance (i) from liquidation proceeds or insurance proceeds received if such Manufactured Home is repossessed or such Mortgage Loan is foreclosed (and is not purchased by the Servicer pursuant to any obligation it may have to purchase Liquidating Loans) prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or Contracts or from any other assets of the Trust Fund, for all or any portion of such advance which the Servicer determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "Nonrecoverable Advance"). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the related Prospectus Supplement, the Trustee for the related Series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

     If specified in the related Prospectus Supplement, until any obligation of the Responsible Party to purchase Liquidating Loans is exhausted, the Responsible Party will advance delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) on the Mortgage Loans as described above in an aggregate amount up to the amount of its remaining purchase obligation, irrespective of whether the Responsible Party believes any such advance will be recoverable. The Servicer's obligation to advance delinquent installments of principal and interest (adjusted to the applicable Remittance
Rate) on the Mortgage Loans which it deems recoverable will be unaffected by the exhaustion of any obligation of the Responsible Party to purchase Liquidating Loans. In the event that the Servicer has an obligation to purchase Liquidating Loans, any outstanding unreimbursed advances may be charged against the amount of such obligation, subject to reinstatement on account of net recoveries on such Mortgage Loan.

     Any such obligation to make advances may be limited to amounts due Holders of senior Certificates of the related Series or may be limited to specified periods or otherwise as specified in the related Prospectus Supplement.

     If a Borrower makes a full or partial principal prepayment, the Borrower generally will be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related Prospectus Supplement, the Servicer's servicing fee may be reduced or the Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any such full or partial prepayment received from the date of receipt thereof to the next succeeding scheduled payment date. See "Yield, Maturity and Weighted Average Life Considerations."

Loan Payment Record

     The Agreement will require that the Servicer establish and maintain a Loan Payment Record to which will be credited the following payments received by the Servicer with respect to the Mortgage Loans or Contracts included in the related Trust Fund:

     (i)  All payments on account of principal, including
Principal Prepayments (other than principal payments due and payable on or before, and Principal Prepayments received before, the Cut-off Date), received from borrowers (excluding any amounts specified in the related Prospectus Supplement);

     (ii) All payments (other than those due and payable on or before the Cut-off Date) on account of interest received from borrowers (adjusted to the applicable Remittance Rate) and excluding any other amounts specified in the related Prospectus Supplement;

     (iii) All amounts received by the Servicer in connection with the liquidation of any Mortgaged Property or Manufactured
Home, and the purchase price including applicable interest thereon, of any Mortgage Loan or Contract purchased by any person pursuant to the applicable Agreement or any amount paid in connection with the substitution of a Mortgage Loan;

     (iv) All proceeds received by the Servicer under any private mortgage insurance or any title, hazard, special hazard, pool or other insurance policy covering any Mortgage Loan or Contract, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or Contract or released to the borrower in accordance with the normal servicing procedures of the Servicer; and

      (v)  All proceeds received in respect of any Mortgaged
Property acquired on behalf of the Trustee.

     The Servicer will not be required to credit to the Loan Payment Record payments on any Mortgage Loan or Contract that has been previously released from the Trust Fund, amounts representing fees or late charge penalties payable by borrowers or amounts received by the Servicer for the account of borrowers for application towards the payment of taxes, insurance premiums, assessments and similar items.

     Unless otherwise specified in the related Prospectus
Supplement, the Servicer may, from time to time, make debits to the Loan Payment Record for the following purposes:

       (i) To reimburse the Servicer for expenses incurred by it in connection with the liquidation of any Mortgage Loan or Manufactured Home, in an amount not to exceed the amount of the proceeds of any such liquidation credited to the Loan Payment
Record;

      (ii) To reimburse the Servicer for certain expenses relating to the Agreement as to which the Servicer is entitled to indemnification or reimbursement pursuant to the Agreement;

     (iii) To pay to any person amounts received in respect of any Mortgage Loan or Contract purchased by such person as required by the Agreement to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect thereof greater than the Principal Balance thereof plus, unless otherwise specified in the related Prospectus Supplement, one month's interest thereon at the applicable Remittance Rate;

      (iv) To reimburse the Servicer (or, if applicable, the Guarantor or any other entity) for any previous advance of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) in respect of any Mortgage Loan or Contract to the extent of recoveries, including late payments and liquidation proceeds, on such Mortgage Loan or Contract;

       (v)  To make deposits into the Certificate Account;

      (vi) To reimburse the Servicer from any borrower payment of interest or other recovery with respect to a particular
Mortgage Loan, to the extent not previously retained by the Servicer, for unpaid servicing fees with respect to such Mortgage
Loan, subject to certain limitations; and

     (vii) To reimburse the Servicer (or, if applicable, the Trustee, the Guarantor or any other entity) for any Nonrecoverable Advance.

     On the date or dates specified in the related Prospectus Supplement (each, a "Deposit Date") prior to each Distribution Date, unless otherwise specified in the related Prospectus Supplement, the Servicer will be required to deposit into the Certificate Account the payments in respect of the Mortgage Loans or Contracts described above, net of any debits made thereto as described above, which were received by it after the Cut-off Date and before the fifth business day next preceding such Distribution Date (the "Determination Date"), together with any required advances of delinquent principal and interest payments to be made by it, except (i) Principal Prepayments received during the month of such deposit and all related payments of interest representing interest for the month of deposit or any portion thereof and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of deposit (such net amount, the "Available Funds"). Unless otherwise specified in the related Prospectus Supplement, all deposits by the Servicer into the Certificate Account will be made in next-day funds. Unless otherwise specified in the related Prospectus Supplement, prior to depositing such funds, the Servicer may commingle payments received in respect of the Mortgage Loans or Contracts and may invest such payments for its own account. Income realized on the investment of such payments pending deposit into the Certificate Account will be retained by the Servicer as additional servicing compensation.

     If specified in the related Prospectus Supplement, the Servicer may establish, or provide for the establishment of, an account (the "Collection Account") in lieu of the Loan Payment Record described above. If so specified, all amounts to be credited or debited to the Loan Payment Record will instead be deposited in or withdrawn from the Collection Account.

Servicing and Other Compensation and Payment of Expenses

     Unless otherwise specified in the related Prospectus Supplement, the Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan or Contract, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan or Contract and the related Remittance Rate. In addition to the primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers and, unless otherwise specified in the related Prospectus Supplement, the investment income described in the second preceding paragraph.
In the event another institution is acting as Master Servicer under an Agreement, the Master Servicer will receive compensation with respect to the performance of its activities as Master Servicer.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts (subject to limited reimbursement as described in "Loan Payment Record" above), including, without limitation, payment of any premium for any Limited Guarantee, pool insurance policy, special hazard policy, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee, the Administrator (if any) and the independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans or Contracts and payment of expenses incurred in connection with distributions and reports to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

Resignation, Succession and Indemnification of the Servicer and the Master Servicer

     The Agreement will provide that neither the Servicer nor Master Servicer may resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that the Servicer's or Master Servicer's performance of such duties is no longer permissible under applicable law or as provided in the last paragraph under this heading. No such resignation will become effective until the Trustee or a successor has assumed the Servicer's or Master Servicer's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Limited Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the related Prospectus Supplement, if applicable.

     The Agreement will provide that neither the Servicer or Master Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related Series for taking any action or for refraining from taking any action pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer or Master Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Servicer or Master Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Contract (except as otherwise reimbursable under the Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Servicer or Master Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's or Master Servicer's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Servicer or Master Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer or Master Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts credited to the Loan Payment Record.

     Any corporation into which the Servicer or Master Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer or Master Servicer is a party, or any corporation succeeding to the business of the Servicer or Master Servicer, or any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Deutsche Bank, or any limited partnership, the sole general partner of which is either the Servicer or Master Servicer or a corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Deutsche Bank, which assumes the obligations of the Servicer or Master Servicer, will be the successor of the Servicer or Master Servicer, as servicer or master servicer, under each Agreement.

              THE POOLING AND SERVICING AGREEMENTS

     The following summaries describe certain provisions of the Pooling and Servicing Agreements expected to be common to the Agreements with respect to each Series. However, the Prospectus Supplement for each Series will describe more fully any additional characteristics of the Offered Certificates and any additional provisions of the related Agreement.

Assignment of Assets

     Assignment of the Mortgage Loans. At the time of issuance of a Series of Certificates, the Company, as seller, will assign the related Mortgage Loans to the Trustee, together with all principal and interest, subject to exclusions specified in the related Prospectus Supplement, received on or with respect to such Mortgage Loans on or after the Cut-off Date other than principal and interest due and payable on or before, and Principal Prepayments received before, the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the mortgage interest rate, the scheduled monthly payment of principal and interest as of the Cut-off Date and the maturity date of each Mortgage Note.

     In addition, as to each Mortgage Loan, the Company, as seller, will deliver to the Trustee, unless otherwise specified in the related Prospectus Supplement, the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance (or copy thereof). In instances where recorded documents cannot be delivered due to delays in connection with recording, the Company may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

     Unless otherwise specified in the related Prospectus Supplement, the Company may refrain from recording the assignments of the Mortgage Loans prior to the occurrence of certain events set forth in the related Agreement. Although such recordation is not necessary to make the assignment of the Mortgage Loans to the Trustee effective, if the Company were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording or filing the assignments to the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Company were to do so without authority under the Agreement, it would be liable to the related Certificateholders. Moreover, if insolvency proceedings relating to the Company were commenced prior to such recording or filing, creditors of the Company may be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

     With respect to any Mortgage Loans which are Cooperative Loans, the Company, as seller, will cause to be delivered to the Trustee the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Company will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     With respect to any Mortgage Loans which are financial leases, the Company, as seller, will cause to be delivered to the Trustee the related original executed lease agreement and an assignment of the lease in recordable form. The Company will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each financial lease.

     Unless otherwise specified in the related Prospectus Supplement, in the Agreement the Company, as seller, or another person identified in the related Prospectus Supplement generally will represent and warrant to the Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects at the date or dates respecting which such information is furnished;
(ii) a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect; (iii) at the date of initial issuance of the Certificates, the Company has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Company, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; and (vi) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws.

     The Company may, in lieu of making the representations described in the preceding paragraph, cause the originator or other entity from which the Company acquired such Mortgage Loans to make such representations (other than those regarding the Company's title to the Mortgage Loans, which will in all events be made by the Company) in the sales agreement pursuant to which such Mortgage Loans are acquired or, if such entity is acting as a servicer, in its servicing agreement. In such event such representations, and the Company's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the Holders of the Certificates of such Series.

     Assignment of Mortgage-Backed Securities. The Company, as seller, will cause the Mortgage-Backed Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Mortgage-Backed Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date. The Company or another person identified in the related Prospectus Supplement will represent and warrant to the Trustee, among other things, that the information contained in the Mortgage-Backed Securities schedule is true and correct and that immediately prior to the transfer of the Mortgage-Backed Securities to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage-Backed Security.

     Assignment of Contracts. The Company, as seller, will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule appearing as an exhibit to the related Agreement. Such loan schedule will specify, with respect to each Contract, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

     In addition, with respect to each Contract, the Company will be required to deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will be required to cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral.
Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Loans and Contracts."

     The Company, as seller, or another person identified in the related Prospectus Supplement will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include:
(i) that the information contained in the loan schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such loan schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Company had good title to, and was sole owner of, each such Contract; and
(iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

Repurchase or Substitution

     The Trustee will review the documents delivered to it with respect to the assets of the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Company cannot deliver such document or cure such defect within 60 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), the Company will, not later than the first Distribution Date which is more than ten days after such 60-day period, (a) remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other mortgage loans or contracts therefor or (b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance, plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Servicer or Master Servicer. Such purchase price will be deposited in the Certificate Account on the business day preceding such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, this repurchase and substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Company for a material defect in a document relating to a Mortgage Loan or Contract.

     Unless otherwise specified in the related Prospectus Supplement, the Company will agree to either (a) cure in all material respects any breach of any representation or warranty set forth in the related Agreement that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (such Mortgage Loan, a "Defective Mortgage Loan") or Contract within 60 days of its discovery by the Company or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan or Contract not later than the first Distribution Date which is more than ten days after such 60-day period for a price equal to 100% of its Principal Balance, plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Servicer or Master Servicer, or (c) remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. Such purchase price will be deposited in the Certificate Account on the business day preceding such Distribution Date. This repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

     If specified in the related Prospectus Supplement, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Company may obtain such an agreement from the entity which originated or sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the Holders of the Certificates of such Series. In such event, unless otherwise specified in the related Prospectus Supplement, the Company will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

     If a mortgage loan or contract is substituted for another Mortgage Loan or Contract as described above, the new mortgage loan or contract will, unless otherwise specified in the related Prospectus Supplement, (i) have a Principal Balance (together with any other new mortgage loan or contract so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan or Contract as of such Distribution Date (the amount of any shortfall, plus one month's interest thereon at the applicable Remittance Rate, to be deposited in the Certificate Account on the business day prior to the applicable Distribution Date), (ii) have a mortgage interest rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan or Contract, (iii) have a Remittance Rate equal to that of the removed Mortgage Loan or Contract,
(iv) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan or Contract, (v) have a current loan-to-value ratio not greater than that of the removed Mortgage Loan or Contract, and (vi) in the reasonable determination of the Company, be of the same type, quality and character as the removed Mortgage Loan or Contract (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

     If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates.
 If no REMIC election is made, any substitution will be made within 90 days after the initial issuance of the related Certificates.

Certain Modifications and Refinancings

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will permit the applicable Servicer to modify any Mortgage Loan upon the request of the related Borrower, provided that such Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. The applicable Servicer will be required to deposit the purchase price in the Certificate Account
on the related Deposit Date.   Such purchases may occur when
prevailing interest rates are below the interest rates on the Mortgage Loans and Borrowers request modifications as an alternative to refinancings. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the applicable Servicer will be required to indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

Evidence as to Compliance

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before [March 31] of each year, beginning with [March 31] in the year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the Mortgage Loans, Mortgage-Backed Securities or Contracts.

     The Agreement will also provide for delivery to the Trustee on or before [March 31] of each year, beginning with [March 31] in the year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

List of Certificateholders

     Upon written request of the Trustee, the certificate registrar will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all Certificateholders of record of a particular Series as of the most recent Record Date for payment of distributions to Certificateholders of that Series. Upon written request of three or more Certificateholders of record of a Series of Certificates for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such Series, the Trustee will be required to afford, within five business days after the receipt of such request, such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of a request from such Certificateholders, the Trustee shall promptly request from the certificate registrar a current list and will be required to afford such requesting Certificateholders access to such list promptly upon receipt.

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

The Trustee

     Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Company. In addition, the Company and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan, Agency Security, Contract or related document, and will not be accountable for the use or application by the Company of any funds paid to the Company in respect of the Certificates or the related assets, or amounts credited to the Loan Payment Record or deposited into the Certificate Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

     The Trustee may resign at any time, and the Company may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Company will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the related Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Certificate Account

     The Agreement will require that the Certificate Account be either (i) maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated at least "AA" (or the equivalent) by each nationally recognized statistical rating organization that rated the Certificates, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the
"BIF") of the Federal Deposit Insurance Corporation (the
"FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC, (iii) an account or accounts with a depository institution, the insured deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by each Rating Agency that rates the Certificates such that, as evidenced by an opinion of counsel, the Holders of the Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained,
(iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) such other account the investment in which will not, as evidenced by a letter from each Rating Agency, result in the downgrading or withdrawal of the then-current rating assigned to the Certificates by any of the Rating Agencies that then rates the Certificates.

     Not later than the second business day prior to each Distribution Date, the Servicer will furnish a separate statement to the Trustee for the Certificates setting forth, among other things, the amount to be distributed with respect to the Certificates on the next succeeding Distribution Date to Certificateholders, with amounts allocable to principal and to interest stated separately and, if applicable, information relating to the amount available for the purchase of Liquidating Loans.

Reports to Certificateholders

     At least two business days before each Distribution Date, unless otherwise specified in the related Prospectus Supplement, the Servicer or Master Servicer will be required to furnish to the Trustee for mailing to Certificateholders on such Distribution Date, a statement generally setting forth, to the extent applicable to any Series, among other things:

        (i) The aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

       (ii) The amount of such distribution allocable to interest, separately identifying the amount allocable to each class;
      (iii) The amount of servicing compensation received by the Servicer in respect of the Mortgage Loans during the month preceding the month of the Distribution Date, and such other customary information as the Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

       (iv)  The aggregate Certificate Principal Balance (or
Notional Principal Balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

        (v) The aggregate Certificate Principal Balance of any class of Accrual Certificates after giving effect to any increase in such Certificate Principal Balance that results from the accrual of interest that is not yet distributable thereon;

       (vi) If applicable, the amount of the Responsible Party's remaining obligations with respect to the purchase of Liquidating Loans, after giving effect to any charges or adjustments thereto in respect of the Distribution Date, expressed as a percentage of the amount reported pursuant to clause (iv) and, if applicable,
(v) above;

      (vii) If any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal
Prepayments in respect of the Mortgage Loans; and

     (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

     The Servicer or Master Servicer will also be required to furnish annually customary information deemed necessary for Certificateholders to prepare their tax returns.

     The Servicer or Master Servicer will be required to provide Certificateholders which are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.

Events of Default

     Events of Default under the Agreement will consist of:
(i) any failure by the Servicer or Master Servicer to deposit into the Certificate Account any required payment, which failure continues unremedied for three business days after the giving of written notice of such failure to the Servicer or Master Servicer by the Trustee, or to the Servicer or Master Servicer and the Trustee by the Holders of Certificates evidencing interests aggregating not less than 25% of each affected class; (ii) any failure by the Servicer or Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in such Agreement materially affecting the rights of Certificateholders which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer or Master Servicer by the Trustee, or to the Servicer or Master Servicer and the Trustee by the Holders of Certificates evidencing interests aggregating not less than 25% of each affected class; (iii) any failure by the Servicer or Master Servicer to effect timely payment of the premium for a pool insurance policy or a special hazard insurance policy or Limited Guarantee, if any, which continues unremedied for 10 business days after the giving of written notice of such failure by the Trustee, or to the Servicer or Master Servicer and the Trustee by the Holders of Certificates evidencing interests aggregating not less than 25% of each affected class; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer or Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

     As long as an Event of Default under the Agreement remains unremedied or under certain other circumstances, if any, described in the related Prospectus Supplement by the Servicer or Master Servicer, the Trustee or Holders of Certificates evidencing interests aggregating not less than 51% of each affected class, may terminate all of the rights and obligations of the Servicer or Master Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer or Master Servicer under the Agreement and will be entitled to similar compensation arrangements; provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Servicer or Master Servicer to do so, or if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Servicer or Master Servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer or Master Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) and, if applicable, to purchase any Liquidating Loan will become the direct obligations of the Guarantor under the Limited Guarantee, if applicable, until a new Servicer or Master Servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $10,000,000 (or an institution meeting such other requirements as set forth in the related Prospectus Supplement) and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Servicer or Master Servicer under such Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer or Master Servicer under such Agreement.

     No Holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates of each affected class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     The Agreement may be amended by the Company, as seller, the Servicer or Master Servicer and the Trustee without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, as seller, the Servicer or Master Servicer and the Trustee with the consent of Holders of Certificates evidencing interests aggregating either not less than 66% of all interests in the related Trust Fund or not less than 66% of all interests of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate,
(ii) adversely affect in any material respect the interests of the Holders of any class of Certificates in any manner other than as described in (i), without the consent of the Holders of Certificates of such class evidencing at least 66% of the interests of such class or (iii) reduce the aforesaid percentage of Certificates, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such affected class then outstanding.

Termination

     The obligations of the Company, as seller, the Servicer or Master Servicer and the Trustee created by the Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to the Agreement after the earlier of (i) the maturity or other liquidation of the last Mortgage Loan, Mortgage-Backed Security or Contract subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the party entitled to effect such repurchase from the Trust Fund of all the outstanding Certificates or all remaining assets in the Trust Fund. The Agreement will establish the repurchase price for the assets in the Trust Fund and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the party entitled to effect such repurchase will be subject to the conditions set forth in the related Prospectus Supplement.
If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be additional conditions to the termination of such Trust Fund which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will be required to give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Loans, Mortgage-Backed Securities or Contracts and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

                           THE COMPANY

     The Company is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The Company is not an affiliate of Deutsche Bank AG. The principal executive offices of the Company are located at One International Place, Room 608, Boston, Massachusetts 02110. Its telephone number is (617) 951-7690. The Company's capitalization is nominal. All of the shares of capital stock of the Company are held by The Deutsche Mortgage & Asset Receiving Trust, a Massachusetts charitable lead trust (the "DMARC Trust") formed by J H Management Corporation and J H Holdings Corporation, both of which are Massachusetts corporations. J H Holdings Corporation is the trustee of the DMARC Trust, which holds no assets other than the stock of the Company. All of the stock of J H Holdings Corporation and of J H Management Corporation is held by the 1960 Trust, an independent charitable organization qualified under Section 501(c)(3) of the Code, and operated for the benefit of a Massachusetts charitable institution.

     None of the Company, J H Management, Deutsche Bank AG nor any of their respective affiliates will insure or guarantee distributions on the Certificates of any Series.

                        DEUTSCHE BANK AG

     It is anticipated that the assets conveyed to the Trust Fund by the Company will have been acquired by the Company from Deutsche Bank AG or an affiliate thereof. Deutsche Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group consisting of commercial banks, investment banking and fund management companies, mortgage banks and property finance companies, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank group employs over 74,000 staff members at more than 2,400 branches and offices around the world.

    CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because many of the legal aspects of mortgage loans and manufactured housing contracts are governed by applicable state law (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or Contract or to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. In the event that the Trust Fund for a given Series includes Mortgage Loans or Contracts having material characteristics other than as described below, the related Prospectus Supplement will set forth additional legal aspects relating thereto.

                       The Mortgage Loans

General

     Mortgages. The Mortgages will be either first, second or more junior deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a borrower), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project borrower, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code
Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code
Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code
Section 216(a) to the corporation under Code Sections 163 and
164.  In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Financial Leases

     The Mortgage Loans included in the Mortgage Pool for a Series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (hereinafter referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related agreement. The lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The method of enforcing the rights of the lessor under a financial lease varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of financial leases generally provide that upon a default by the borrower, the lessee loses his or her right to occupy the property and the lessee's equitable interest in the property is forfeited. The lessor in such a situation does not have to foreclose although in some cases an ejectment action may be necessary to recover possession. In a few states, particularly in cases of default during the early years of a financial lease, the courts will permit ejection of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under financial leases from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lessor may be required to give notice of default and the lessee may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the lessor may have post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under a financial lease for the sale of real estate to share in the proceeds of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lessor procedures for obtaining possession and clear title under a financial lease for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgage property. The related Prospectus Supplement will describe the specific legal incidents of any financial leases that are included in the Mortgage Pool for a Series.

Foreclosure

     Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating such necessary parties. Judicial foreclosure proceedings are often not protested by any of the defendants. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable
state law).   The purchaser's title is, however, subject to all
senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens and claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, with the possible exception of triggering the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of
Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Mortgagees

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. In most cases, proceeds in excess of the amount of senior mortgage indebtedness will be applied to the indebtedness of a junior mortgage or trust deed.

     A common form of mortgage or deed of trust used by institutional lenders typically contains a "future advance" clause which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the borrower or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the borrower or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. See "Servicing of the Mortgage Loans and Contracts-Collection and Other Servicing Procedures" herein.

Rights of Redemption

     In approximately one-third of the states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the post-foreclosure redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related Prospectus Supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular Series is located.

Junior Mortgages; Rights of Senior Mortgagees

     The mortgage pool for a Series may include Mortgage Loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, their related regulations and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

     Unless the related Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer or Master Servicer to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Servicer or Master Servicer to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity. See "Yield, Maturity and Weighted Average Life Considerations."

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     The Company or another party designated in the related Prospectus Supplement will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Under the applicable Agreement, the Servicer will not be required to make deposits to the Certificate Account for a Series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

Environmental Considerations

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could reduce the amounts otherwise distributable to the Certificateholders if the related Trust Fund were deemed to be liable for such Cleanup Costs and if such Cleanup Costs were incurred. Moreover, under federal law and the law of certain states, a lien may be imposed for any Cleanup Costs incurred by federal or state authorities on the property that is the subject of such Cleanup Costs. All subsequent liens on such property are subordinated to such lien and, in several states, even prior recorded liens, including those of existing mortgages, are subordinated to such liens (a "Superlien"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. The Company does not make any representation or warranty or assume any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

                          The Contracts

General

     As a result of the Company's assignment of the Contracts to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Company or the originator of such Contracts (the "Originator"). Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will be required to transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Company will be required to make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

Security Interests in the Manufactured Homes

     The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company or the Originator may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Company or the Originator fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Unless otherwise indicated in the related Prospectus Supplement, substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a Series of Certificates and as described in the related Prospectus Supplement, the Company or the Originator may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Company or the Originator pursuant to its repurchase obligation for breach of warranties.

     The Originator will assign its security interest in the Manufactured Homes to the Company, and the Company will assign its security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Originator, the Company nor the Trustee will amend the certificates of title to identify the Company or the Trust Fund as the new secured party. Accordingly, the Originator or the Company will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Originator's or the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or the Originator.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home.
If there are any Manufactured Homes as to which the security interest assigned to the Company and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest of the Trust Fund in the Manufactured Home is noted on the certificate of title or if the Originator or the Company gives notice to the Trustee that it has received a notice of surrender. In such case, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer will be required to take steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company or the Originator may represent to the Trustee that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

     The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale"
Clauses

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Originator and permit the acceleration of the maturity of the Contracts by the Originator upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Company expects that the Originator will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in a Trust Fund. The Company, or another person identified in the related Prospectus Supplement, will represent that all of the Contracts comply with applicable usury law.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to enforce the lien with respect to an affected Contract during the borrower's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

     Under the applicable Agreement, the Servicer will not be required to make deposits to the Certificate Account for a Series of Certificates in respect of any Contract as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

                    LEGAL INVESTMENT MATTERS

The Secondary Mortgage Market Enhancement Act

     Unless otherwise specified in the related Prospectus Supplement, all of the classes of Offered Certificates of a Series offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Certificates only to the extent provided in such legislation and other applicable law.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions
No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain classes of Offered Certificates, except under limited circumstances.

     If specified in the related Prospectus Supplement, one or more classes of Offered Certificates of a Series will not constitute "mortgage related securities" for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series and classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing the Certificates, as certain Series or classes thereof may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

The Appraisal Regulations

     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies and their non-bank subsidiaries, state-chartered banks that are members of the Federal Reserve System, national banks, state-chartered banks that are not members of the Federal Reserve System and savings associations, respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

     No assurance can be given that each of the underlying Mortgage Loans or Contracts in a Trust Fund will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the related Prospectus Supplement with respect to appraisals on the Mortgage Loans or Contracts underlying each Series of Certificates. However, such information may not be available on every Mortgage Loan or Contract. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in particular Offered Certificates.

     Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                      ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

     The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, the underlying assets and properties could be subject to ERISA's reporting and disclosure requirements, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Offered Certificates, but the Company cannot predict in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans, Mortgage-Backed Securities or Contracts may be deemed Plan assets of each Plan that purchases Offered Certificates, an investment in the Offered Certificates by a Plan might give rise to a prohibited transaction under ERISA
Sections 406 or 407 and be subject to an excise tax under Code
Section 4975 unless a statutory or administrative exemption applies.

     DOL Prohibited Transaction Class Exemption 83-1 ("PTE 83-1") exempts from the prohibited transaction rules of ERISA and
Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates.
PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     Although the Trustee for any Series of Certificates will be unaffiliated with the Company, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of Offered Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The related Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Offered Certificates.

     Several underwriters of mortgage-backed securities have applied for and obtained individual prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to the Offered Certificates of a Series, the related Prospectus Supplement will refer to such possibility.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Offered Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Unless otherwise specified in the related Prospectus
Supplement, the Agreement will provide that the Residual
Certificates of any Series of Certificates with respect to which a REMIC election has been made may not be acquired by a Plan.

     Any Plan proposing to invest in the Offered Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                 FEDERAL INCOME TAX CONSEQUENCES

General

     The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of the Offered Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the specific tax consequences to such investors of owning Offered Certificates.

     For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage
Loans, Mortgaged-Backed Securities and Contracts, and the term
"Owner" will refer to the beneficial owner of an Offered
Certificate.

REMIC Elections

     Under the Internal Revenue Code of 1986 (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any Class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The related Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

     If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC". The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

     The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC Certificates

     The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

Tax Opinion.

     Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton or another law firm identified in the related Prospectus Supplement, counsel to the Company, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Company, the Servicer or Master Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates. This opinion will be filed as an Exhibit to the Form 8-K relating to such Series of Certificates.

Status of Certificates.

     The Certificates will be:

     -    "qualifying real property loans" under Code Section
          593(d)(1);

     -    assets described in Code Section 7701(a)(19)(C); and

         "real estate assets" under Code Section 856(c)(5)(A),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

     In the event the assets of the related REMIC Pool include buy-down Mortgage Loans, it is unclear whether the related buy-down funds would qualify under the foregoing Code sections. Also, Contracts may be considered to qualify under the foregoing sections only if the Manufactured Homes securing such Contracts are considered to be "permanently fixed" or "permanently installed". Contracts may limit the ability of a borrower to permanently attach a Manufactured Home to its site.

     The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

Income from Regular Certificates.

     General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

     Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

     The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the Class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates-Variable Rate Regular Certificates".

     With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

     The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                     PV End + Dist = PV Beg


Where:
PV End    =    present value of all remaining distributions to be
               made as of the end of the period;
Dist      =    distributions made during the period includible in
               the stated redemption price at maturity; and
PV Beg    =    present value of all remaining distributions as of
               the beginning of the period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

     Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the Classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct "negative original issue discount" to the extent the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

     Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

     Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount.
Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

     An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

     Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. The election is only available for debt instruments acquired on or after April 4, 1994. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

     Retail Regular Certificates. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

     Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest,
(2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

     A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than zero or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

     In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. Proposed regulations addressing contingent payment debt instruments were issued on December 16, 1994, but such regulations are not applicable by their terms to Regular Certificates. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

     Subordinated Certificates. Certain Series of Certificates may contain one or more Classes of subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a Class of subordinated Certificates may instead be distributed on other more senior Classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated Certificates should consult their tax advisors on these points.

Income from Residual Certificates.

     Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

     The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

     If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the regular interests issued by the Lower-Tier
REMIC to the Upper- Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions.

     A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the Class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

     A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

     Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

     Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

     Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. An Owner that is a thrift institution, however, is generally permitted to use losses to offset excess inclusions from a Residual Certificate if such Certificate has "significant value." The REMIC Regulations provide that a REMIC residual interest has significant value if (i) the issue price of such interest equals at least 2% of the aggregate of the issue prices of all interests in the REMIC and (ii) the anticipated weighted average life of such REMIC residual interest is at least 20% of the anticipated weighted average life of the REMIC.

     Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

     Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

     Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or
(iii) derive a significant amount of net income from foreclosure property that is subject to tax.

     Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

     Securities Dealers. On December 28, 1993, the Internal Revenue Service released temporary regulations under Code Section 475 (the "Temporary Section 475 Regulations") relating to the requirement that a dealer in securities mark certain securities to market. On January 3, 1995, the Internal Revenue Service released proposed regulations containing additional guidance on section 475 (the "Proposed Section 475 Regulations").

     In general, the Temporary Section 475 Regulations provide that a REMIC residual interest that has negative value when acquired is not a "security" for purposes of Code Section 475. Whether a residual interest has negative value is determined under a present value formula described in the Temporary Section 475 Regulations. The Temporary Section 475 Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Section 475 Regulations provide the Internal Revenue Service with the authority to treat any interest or arrangement having substantially the same economic effect as a "negative value" residual interest as a "negative value" residual interest.

     The Proposed Section 475 Regulations provide that any residual interest (regardless of whether it has negative value as described in the preceding paragraph), and any arrangement having substantially the same economic effect, that is acquired on or after January 4, 1995 is not a "security" for the purposes of Code Section 475. Under the Proposed Section 475 Regulations, residual interests acquired before January 4, 1995 would be subject to the rules in the Temporary Section 475 Regulations relating to negative value residual interests.

     Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Section 475 Regulations and the Proposed Section
475 Regulations.

     The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

Sale or Exchange of Certificates.

     An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

     Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

     A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

     Except as provided in Treasury regulations, the wash sale rules of Code Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

Taxation of Certain Foreign Investors.

     Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that (i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

     With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

     Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

Transfers of Residual Certificates.

     Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.


     Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless
(i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

     If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

     For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

     Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

     (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

     (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment
Assumption.

     The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

     In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service
Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

     Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

     (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

     (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

     The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

Pending Legislation.

     Legislation has been proposed which would provide that, effective for taxable years beginning after December 31, 1986, alternative minimum taxable income of a Residual Owner cannot be less than the Owner's excess inclusions. Legislation has also been proposed which would, effective for taxable years beginning after December 31, 1995, eliminate the exception to the excess inclusion rules for thrift institutions that hold residual interests with significant value. No prediction can be made whether any such proposed legislation will be enacted.

Servicing Compensation and Other REMIC Pool Expenses.

     Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alterative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

     In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

Reporting and Administrative Matters.

     Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

     The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Company will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Company will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

     An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

Non-REMIC Certificates

     The discussion in this Section applies only to a Series of Certificates for which no REMIC election is made.

Trust Fund as Grantor Trust.

     Upon issuance of each Series of Certificates, Cleary, Gottlieb, Steen & Hamilton or another law firm identified in the related Prospectus Supplement, counsel to the Company, will deliver its opinion to the effect that, under then current law, assuming compliance by the Company, the Servicer or Master Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. This opinion will be filed as an Exhibit to the Form 8-K relating to such Series of Certificates.

     Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

Status of the Certificates.

     The Offered Certificates, other than Interest Only
Certificates, will be:

     -    "qualifying real property loans" under Code Section
593(d);

     -    "real estate assets" under Code Section 856(c)(5)(A);
and

     -    assets described in Section 7701(a)(19)(C) of the Code,

to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Code
Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An "Interest Only Certificate" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

Possible Application of Stripped Bond Rules.

     The federal income tax treatment of Certificates will depend on whether they are subject to the "stripped bond" rules of Code
Section 1286. In general, Certificates will be subject to those rules in the hands of an Owner if (i) the Company (or anyone else) retains rights to receive more than 100 basis points of interest on any Mortgage Loans assigned to the Trust Fund (disregarding rights to reasonable servicing compensation, but including rights to fees in excess of reasonable compensation), or (ii) Certificates are issued in two or more Classes representing rights to non-pro rata shares of interest and principal payments on the Mortgage Loans.

     Notwithstanding the foregoing, a Certificate will not be subject to the stripped bond rules in the hands of an Owner unless, viewing the Certificate as a debt instrument issued by the Trust Fund, it would have original issue discount. In general, a Certificate will not have original issue discount if it pays interest at a fixed rate, or a single variable rate, monthly over its entire life, is issued within one month of the first Distribution Date, and is issued with no more than a de minimis amount of discount below its principal amount. Discount is de minimis if the Certificate has an issue price (generally the initial offering price at which a substantial amount of Certificates are sold) that is not less than its principal amount by more than .25% times the weighted average life of the Certificate (calculated by rounding down the number of years to each principal payment to the next lowest number). For a more detailed discussion of the definition of original issue discount, see "REMIC Certificates-Income from Regular Certificates-Original Issue Discount" above.

Taxation of Certificates if Stripped Bond Rules Do Not Apply.

     If the stripped bond rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Mortgage Loans held by the Trust Fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the Mortgage Loans if it is considered to have purchased its interest in the Mortgage Loans at a discount or premium. An Owner will be considered to have purchased an interest in each Mortgage Loan at a price determined by allocating its purchase price for the Certificate among the Mortgage Loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption.

     Discount. The treatment of any discount relating to a Mortgage Loan will depend on whether the discount is original issue discount or market discount. Discount at which a Mortgage Loan is purchased will be original issue discount only if the Mortgage Loan itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A Mortgage Loan generally will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds .167% of the principal amount of the Mortgage Loan times the number of full years to maturity (i.e., 5% of the principal amount for a 30 year loan), or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Mortgage Loan. It is not anticipated that the amount of original issue discount, if any, accruing on the Mortgage Loans in each month will be significant relative to the interest paid currently on the Mortgage Loans, but there can be no assurance that this will be the case.

     In the case of a Mortgage Loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, .167% of the principal amount times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Mortgage Loan that is received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Mortgage Loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates-Income from Regular Certificates-Market Discount" above.

     In the case of market discount that does not exceed a de minimis amount, the Owner generally will be required to allocate ratably the portion of such discount that is allocable to a Mortgage Loan among the principal payments on the Mortgage Loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. In the event that a Mortgage Loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Mortgage Loan to such Owner, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

Taxation of Certificates if Stripped Bond Rules Apply.

     If the stripped bond rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Mortgage Loans allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed generally as described above under "REMIC Certificates-Income from Regular Certificates-Original Issue Discount". It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner should be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

     Different approaches could be applied in calculating income under the stripped bond rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. Owners should consult their own tax advisors regarding the calculation of income under the stripped bond rules.

Sales of Certificates.

     A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

Foreign Investors.

     Except as described in the following paragraph, an Owner that is not a U. S. person (as defined under "REMIC Certificates-Taxation of Certain Foreign Investors" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying Mortgage Loans were originated after July 18,
1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     In the event the Trust Fund acquires ownership of real property located in the United States in connection with a default on a Mortgage Loan, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

Reporting.

     Tax information will be reported annually to the Internal
Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

Backup Withholding

     Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                    STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Offered Certificates.

                      PLAN OF DISTRIBUTION

     The Offered Certificates are being offered hereby in Series through one or more of the various methods described below. The related Prospectus Supplement will describe the method of offering being utilized for the Offered Certificates of each Series and will state the public offering or purchase price of each class of Offered Certificates of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Company from the sale of each such class.

     The Offered Certificates of each Series will be offered through the following methods from time to time, and offerings may be made concurrently through more than one of these methods and an offering of the Offered Certificates of a particular Series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters;

     2. By placements by the Company with institutional investors through dealers or agents; and

     3. By direct placements by the Company with institutional investors.

     If underwriters are used in a sale of any Offered Certificates, such Offered Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of the Offered Certificates of a particular Series will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such related Prospectus Supplement.

     In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Company or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Offered Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. The related Prospectus Supplement will describe any such compensation paid by the Company.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any Series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Offered Certificates if any are purchased and that the Company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     With respect to Offered Certificates offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of such Offered Certificates.

                         USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus
Supplement, the Company intends to use the net proceeds of sales of Certificates for the acquisition of Mortgage Loans, Mortgage-
Backed Securities, Contracts and servicing rights.

                          LEGAL MATTERS

     Certain legal matters in connection with the Offered Certificates offered hereby will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton or by another law firm identified in the related Prospectus Supplement. Certain federal income tax matters will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton or by another law firm identified in the related Prospectus Supplement.

                      FINANCIAL INFORMATION

     A Trust Fund will be formed with respect to each Series of Certificates. No Trust Fund will have any assets or obligations prior to the issuance of the related Series of Certificates. No Trust Fund will engage in any activities other than those described herein or in the related Prospectus Supplement. Accordingly, no financial statement with respect to any Trust Fund is included in this Prospectus or will be included in the related Prospectus Supplement.

                     ADDITIONAL INFORMATION

     Copies of FHLMC's most recent Offering Circulars for FHLMC Securities, FHLMC's Information Statement and most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102, (703) 903-2581. The Company makes no representations as to the accuracy or completeness of the information set forth in FHLMC's Offering Circulars, Information Statements, Information Statement Supplements or other reports or statements.

     Copies of FNMA's most recent Prospectuses for FNMA Securities and FNMA's annual and quarterly reports as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, (202) 752-7115. The Company makes no representations as to the accuracy or completeness of the information set forth in FNMA's Prospectuses, annual reports or other reports or statements.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



         SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS SUPPLEMENT
                          DATED OCTOBER 2, 1996


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED      , 199_

              DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                                 (Company)

                              [             ]
                                (Servicer)

                              $(Approximate)

     [REMIC Multi-Class] [Mortgage] Pass-Through Certificates, Series
                              199 -

       Principal and interest payable on the 25th day of each month
                         beginning in        199 .

                            _________


                 Class Certificate
                 Principal Balance
                 [or Notional                            [Scheduled Final
Classes of       Principal             Certificate       Distribution
Certificates     Balance] (1)          Interest Rate     Date (2)
------------     -----------------     -------------     ----------------
Class __
 Certificates                                     [3]
[Class IO
 Certificates]
Class __
 Certificates
[Class PO
 Certificates]
Class R
 Certificates

____________________

(1)  Approximate, subject to adjustment as described herein.
(2) Determined on the basis of the assumptions set forth under"Yield, Maturity and Weighted Average Life Considerations-Final Payment Considerations [and Scheduled Final Distribution Dates of the Certificates]."
[(3) The Class __ Certificates shall bear interest at a per annum
     Certificate Interest Rate of __% during the first Interest Accrual period. Thereafter, such Class shall bear interest during each succeeding Interest Accrual Period at a per annum Certificate Interest
     Rate (not greater than __%) equal to the    Index plus __%.]


The [REMIC Multi-Class] [Mortgage] Pass-Through Certificates,
Series 199  -  (collectively, the "Certificates") will consist of
______ Classes:  the Class __, Class __, Class __, Class __,
[Class IO,] [Class PO,] and Class R Certificates. Only the Class __, Class __, [Class IO,] [Class PO,] and Class R Certificates (the
"Offered Certificates") are offered hereby.

The risks associated with the Offered Certificates may make them unsuitable for some investors. See Risk Factors" beginning on page S-[12] herein and beginning on page [9] of the Prospectus.

The Certificates evidence beneficial ownership interests in a trust fund (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed-rate, [first]-lien, fully-amortizing, conventional, one- to four-family
mortgage loans having original terms to maturity of        to
 years (the "Mortgage Loans"). See "Description of the Mortgage Pool and the Mortgaged Properties."

The Offered Certificates will be issued in the classes (each, a "Class") and with the characteristics set forth above. Interest will accrue on each Class of Offered Certificates at the respective Certificate Interest Rates set forth above. Principal and interest will be distributable on Offered Certificates on each Distribution Date (as defined herein) commencing in 199 . On each Distribution Date, to the extent funds are available therefor, the amount of interest distributable on each Offered Certificate will equal 30 days of interest at the applicable Certificate Interest Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date, less such Certificate's share of any Interest Shortfalls [and the interest portion of any Realized Losses] (each as defined herein) with respect to the Mortgage Loans. Principal of the Offered Certificates will be distributable monthly on each Distribution Date to the extent and in the manner described herein. [The Class R Certificate[s] also will be entitled to receive certain other amounts, if any, in respect of the Trust Fund. See "Description of the Certificates-Additional Rights of the Residual Certificateholder[s]."

                                    (cover continued next page)

[Description of any subordination of Classes.]
                            _________

THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST
   IN THE COMPANY, DEUTSCHE BANK OR ANY OF THEIR AFFILIATES.
                  NEITHER THE CERTIFICATES NOR
  THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY
             GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
  OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


[Description of material transfer restrictions, if any, on certain Classes of Offered Certificates.] [The Class R Certificate[s] ("the Residual Certificate[s]") may not be purchased by or transferred to (i) a Disqualified Organization or Book-Entry Nominee (as defined in the Prospectus), (ii) except under limited circumstances, a person who is not a U. S. person (as defined in the Prospectus), (iii) a Plan (as defined herein) or (iv) any person or entity who the transferor has reason to believe intends to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect thereto. See "ERISA Considerations" herein and in the Prospectus and "Description of the Certificates-Restrictions on Transfer of the Residual Certificate[s]" herein.]

The Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or an obligation of the Company, Deutsche Bank or any of their affiliates, the Trustee, the Servicer or any other person. [The Company's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it.] The Agreement provides that the Holders of the Certificates will have no rights or remedies against the Company for any losses or other claims in connection with the Certificates or the Mortgage Loans [other than the Company's obligation to repurchase or replace any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation. See "The Pooling and Servicing Agreements - Repurchase or Substitution" in the Prospectus].

The yield of each Class of Offered Certificates will depend upon, among other things, its sensitivity to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and the actual characteristics of the Mortgage Loans. Investors should consider the associated risks, including:

     - Slow Mortgage Loan prepayment rates can reduce the yields of [the Class PO Certificates and other] Classes purchased at a discount to their principal amounts.

     - Fast Mortgage Loan prepayment rates can reduce the yields of [the Class IO Certificates and other] Classes purchased at a premium to their principal amounts.

     - Small differences in the characteristics of the Mortgages can affect the weighted average lives and yields of the Classes.

    [- Low levels of [applicable index] can reduce the yield of any Floating Rate Class.]

See "Risk Factors" and "Yield Considerations" in the Prospectus and "Yield, Maturity and Weighted Average Life Considerations"

                                     (cover continued next page)

herein for a discussion of certain significant matters affecting investments in the Offered Certificates.

There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop. Deutsche Morgan Grenfell Inc. (the "Underwriter") has indicated its intention to make a secondary market in the Offered Certificates, but it is not obligated to do so. There is no assurance that any such market, if established, will continue.] See "Summary of Terms-Liquidity Considerations."


[The Offered Certificates will be purchased by the Underwriter from the Company and are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Plan of Distribution." Proceeds to the Company from the
sale of the Offered Certificates will be      % of the aggregate
Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of the Cut-off Date, plus accrued interest thereon from the Cut-off Date, before deducting issuance expenses payable by the Company.]

[The Offered Certificates are offered by the Underwriter, as specified herein, subject to receipt and acceptance thereof and subject to its right to reject any order in whole or in part. It is expected that delivery of the Offered Certificates [(other
than the Class   Certificates)] will be made through the
book-entry facilities of [The Depository Trust Company], and that
delivery of the Class   Certificates in definitive,
fully-registered form will be made at the offices of the
Underwriter, New York, New York, on or about        , 199 .]

                    DEUTSCHE MORGAN GRENFELL

     The date of this Prospectus Supplement is      , 199_.

[Beneficial interests in the Offered Certificates other than the Residual Certificate[s]] will be held by investors only through the book-entry facilities of the Depository (as defined herein). Distributions on such Classes of Certificates, and transfers of beneficial interests therein, will be made as described herein. No person will be entitled to receive a physical certificate representing such Certificates except under the limited circumstances described herein. See "Description of the Certificates-Book-Entry Certificates."]

                            _________

[For federal income tax purposes, an election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"). Each Class of the Certificates other than the Residual Certificate[s] (the "Regular Certificates") will be designated as regular interests in the REMIC and generally will be treated as debt instruments for federal income tax purposes. The Residual Certificate[s] will be designated as the residual interests in the REMIC. Prospective investors are cautioned that the Residual Certificateholder[s]'s REMIC taxable income and the tax liability thereon may exceed cash distributions to such Holder[s] during certain periods, in which event such Holder[s] must have sufficient alternative sources of funds to pay such tax liability. See "Summary of Terms-Federal Income Tax Consequences" and "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.]

                            _________

The Offered Certificates constitute a part of a series of Pass-Through Certificates being offered by the Company from time
to time pursuant to its Prospectus dated         , 199_ (the
"Prospectus") of which this Prospectus Supplement is a part. This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                            _________

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                        SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.


Title of Securities      [REMIC Multi-Class] [Mortgage]
                         Pass-Through Certificates, Series 199 -
                         (the "Certificates"), evidencing the
                         beneficial ownership interest in a trust
                         fund (the "Trust Fund").  The
                         Certificates will consist of ___ classes
                         (each, a "Class"); the Class __, Class
                         __, Class __, Class __, [Class PO],
                         [Class IO], and Class R Certificates.
                         The assets of the Trust Fund will
                         consist primarily of a pool (the
                         "Mortgage Pool") of fixed-rate,
                         [first]-lien, fully-amortizing,
                         conventional, one- to four-family
                         mortgage loans (the "Mortgage Loans").
                         The aggregate Scheduled Principal
                         Balance (as defined herein) of the
                         Mortgage Loans underlying the
                         Certificates (the "Mortgage Loans") will
                         be approximately $           as of the
                         Cut-off Date (subject to a permitted
                         upward or downward variance of up to
                         %).

Offered Certificates     The Certificates offered hereby
                         (collectively, the "Offered
                         Certificates") will be issued in the
                         Classes and aggregate original
                         Certificate Principal Balances (each, a
                         "Class Certificate Principal Balance")
                         set forth on the cover hereof, subject
                         to adjustment as described herein.

                         [The Classes of Offered Certificates
                         each will be registered as a single
                         certificate held by a nominee of [The
                         Depository Trust Company] (the
                         "Depository"), and beneficial interests
                         therein will be held by investors
                         through the book-entry facilities of the
                         Depository, as described herein, in
                         minimum denominations in Certificate
                         Principal Balance of [$25,000] and
                         integral multiples of $[1,000] in excess
                         thereof.]  [The Residual Certificate[s]
                         will be issued in certificated form as a
                         single Certificate representing the
                         entire Class Certificate Principal
                         Balance thereof.]   Notwithstanding the
                         minimum denominations described above,
                         one Certificate of each Class of the
                         Offered Certificates may be issued in a
                         smaller amount.

Senior Certificates      [Classes of Senior Certificates]

Subordinate
  Certificates           [Classes of Subordinate Certificates]

The Company              Deutsche Mortgage & Asset Receiving
                         Corporation, a Delaware corporation (the
                         "Company").  See "The Company" in the
                         Prospectus.

Servicer                 [Identification of Servicer] (the
                         "Servicer").  See "The Pooling and
                         Servicing Agreement-Collection and Other
                         Servicing Procedures."

Trustee                  [Identification of Trustee] (the
                         "Trustee").  See "The Pooling and
                         Servicing Agreement-Trustee."

Cut-off Date                  [1], 199 .

Closing Date             On or about        , 199 .

Description of the
  Certificates           The Certificates will be issued pursuant
                         to a Pooling and Servicing Agreement
                         (the  "Agreement"), to be dated as of
                         the Cut-off Date, between the Company,
                         the Servicer and the Trustee.  To the
                         extent funds are available therefor in
                         the Certificate Account (as defined
                         herein), distributions on the
                         Certificates will be made on the 25th
                         day of each month or, if such 25th day
                         is not a business day, on the succeeding
                         business day (each, a "Distribution
                         Date"), commencing in         199 , to
                         Holders of record on the close of
                         business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

Mortgage Pool            The Mortgage Pool will consist of fixed-
                         rate, fully amortizing, [conventional]
                         mortgage loans that are secured by
                         [first] liens on one- to four-family
                         residential properties (the "Mortgaged
                         Properties") and sold by the Company.
                         The Mortgage Loans will have original
                         terms to maturity of   to    years.
                         [Description of proportion, if any, of
                         home equity loans included in Mortgage
                         Pool.]  See "Description of the Mortgage
                         Pool and the Mortgaged Properties."

Distributions on the
  Certificates           Interest.  On each Distribution Date,
                         interest will be distributable on each
                         Class of the Certificates [other than
                         the Class PO Certificates)] from the
                         Available Funds (as defined herein) for
                         such Distribution Date in an aggregate
                         amount equal to the Accrued Certificate
                         Interest for such Class on such
                         Distribution Date, plus any Accrued
                         Certificate Interest thereon remaining
                         undistributed from previous Distribution
                         Dates.  Interest will accrue on the
                         Offered Certificates [other than the
                         Class PO Certificates] at the respective
                         Certificate Interest Rates set forth on
                         the cover hereof during each one-month
                         period ending on the last day of the
                         month preceding the month in which each
                         Distribution Date occurs (each, a[n]
                         "[Fixed] Interest Accrual Period").
                         [Interest will accrue on the Class __
                         and [Class IO] Certificates at the
                         applicable floating Certificate Interest
                         Rate described below during the one-
                         month period commencing on the 25th day
                         of the month preceding the month in
                         which the Distribution Date occurs and
                         ending on the 24th day of the following
                         month (each, a "Floating Interest
                         Accrual Period").]

                         The "Accrued Certificate Interest" for
                         any Certificate [(other than the Class
                         PO Certificates)] for any Distribution
                         Date will equal the interest accrued
                         during the related [Fixed] Interest
                         Accrual Period [or Floating Interest
                         Accrual Period (each, an "Interest
                         Accrual Period")] at the applicable
                         Certificate Interest Rate on the
                         Certificate Principal Balance [(or, in
                         the case of a [Class IO] Certificate,
                         the Notional Principal Balance)] of such Certificate immediately prior to such Distribution Date, less such
                         Certificate's share of any Interest
                         Shortfalls (as defined herein) [and the
                         interest portion of any Realized
                         Losses]. Such shortfalls or losses will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that, in the absence of such shortfalls or losses, would have been allocated thereto. Interest will be calculated on the Certificates on the basis of a 360-day year consisting of twelve 30-day months. [Description of calculation of floating interest rate, if applicable.] [The Class PO Certificates will receive no distributions in respect of interest.]

                         See "Description of the Certificates-
                         Distributions on the Certificates-
                         Interest."

                         Principal.  Principal will be
                         distributable monthly on the
                         Certificates [(other than the Class IO
                         Certificates)] on each Distribution Date in an aggregate amount (the "Principal Distribution Amount") equal to the Available Funds remaining in the Certificate Account after the distribution of Interest on the Certificates on such Distribution Date. Subject to such limitation, the Principal Distribution Amount will be allocated among the Classes of Certificates in the manner described herein. Distributions of principal on a Class of Certificates [(other than the Class IO Certificates)] on a Class of Certificates will be made on a pro rata basis among all outstanding Certificates of such Class. See "Description of the Certificates- Distributions on the Certificates-- Principal."

                         [Description of any Classes with special payment features, such as "planned amor-tization" or "targeted amortization"
                         Classes.]

[Additional Rights
 of the Residual
 Certificateholder[s]    In addition to distributions of
                         principal and interest payable out of
                         the Available Funds, the Holders of the
                         Class R Certificate[s] will be entitled
                         to receive (i) the amounts, if any, of
                         Available Funds remaining in the
                         Certificate Account on any Distribution
                         Date after distributions of principal
                         and interest on the Certificates on such date and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the REMIC after the Class Certificate
                         Principal Balances of all Classes of the Certificates have been reduced to zero.
                         It is not anticipated that any material
                         assets will be remaining at any such
                         time.  See "Description of the
                         Certificates- Additional Rights of the
                         Residual Certificateholder[s]."]

[Advances                The Servicer will be obligated to
                         advance delinquent installments of
                         principal and interest (net of the
                         related Servicing Fees) on the Mortgage
                         Loans included in the Mortgage Pool
                         under certain circumstances.  See "The
                         Pooling and Servicing Agreement-
                         Advances."]

Credit Enhancement       Credit enhancement will be provided in
                         order to enhance the likelihood of
                         regular receipt by Certificateholders of the scheduled amounts due them and to afford such Certificates limited protection against losses. See "The
                         Pooling and Servicing Agreement--Credit
                         Enhancement."

                         The rights of the Holders of the
                         Subordinate Certificates to receive
                         distributions with respect to the
                         Mortgage Loans are subordinated to the
                         rights of Holders of the Senior
                         Certificates only to the limited extent
                         described herein. Such subordination is intended to increase the likelihood of receipt by the Senior Certificateholders (to the extent of the subordination provided by the Subordinate
                         Certificates) of the maximum amount to
                         which they are entitled on any
                         Distribution Date and to provide such
                         Holders protection against losses
                         resulting from Liquidated Loans to the
                         extent described herein.  See
                         ["Description of the Certificates--
                         Distributions on the Certificates--
                         Allocation of Realized Losses" and]
                         "Credit Enhancement--Subordination of
                         Subordinate Certificates."

                         [Description of any other applicable
                         credit enhancement.]

                         [The amount of coverage under the
                         foregoing forms of credit enhancement is limited, and payment thereunder is subject to certain conditions and limitations. In the event losses occur which are not covered by such credit enhancement, or losses occur in amounts exceeding the coverage provided thereby, shortfalls in distributions to Certificateholders will occur.]

Prepayment and Yield
  Considerations         The rate of principal payments on the
                         Offered Certificates, the aggregate
                         amount of each interest payment on such
                         Certificates and the yield to maturity
                         of such Certificates are related to the
                         rate of principal payments on or in
                         respect of the Mortgage Loans. Mortgage principal payments may be in the form of scheduled principal payments, voluntary prepayments by the mortgagors (such as, for example, prepayments in full due to refinancings or prepayments in connection with biweekly payment programs) and prepayments resulting from default, foreclosure, casualty, or condemnation and similar events and certain repurchases by [the Company] or [the Servicer] of the Mortgage Loans under the circumstances described herein. Borrowers are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.
                         Mortgage prepayment rates are likely to
                         fluctuate significantly.  In general,
                         when prevailing mortgage interest rates
                         decline significantly below the interest rates on the mortgage loans in a mortgage pool, the prepayment rate on the mortgage loans is likely to increase, and when prevailing mortgage interest rates rise significantly above the interest rates on the mortgage loans in a mortgage pool, the prepayment rate on such mortgage loans is likely to decrease, although other economic, geographic and social factors also may influence the prepayment rate. See
                         "Yield, Maturity and Weighted Average
                         Life Considerations-Prepayments."

                         Full and partial prepayments and other
                         unscheduled recoveries of principal will reduce the amount of interest available for distribution to Certificateholders in the following month from the amount which would have been available in the absence of such prepayments or recoveries. Any shortfalls in interest as a result of such early receipt of principal generally will produce a lower yield on the Offered Certificates than otherwise would be the case. [The interest distributable on the Offered Certificates also will be reduced by the interest portion of any Realized Losses.]

                         The yields to investors will be
                         sensitive in varying degrees to the rate and timing of Mortgage Loan prepayments (including unscheduled recoveries of principal). The extent to which the yield to maturity of a Certificate is sensitive to prepayments and other unscheduled receipts of principal will depend upon the degree to which it is purchased at a discount or premium. In the case of Offered Certificates purchased at a premium, faster than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to such investors that are lower than the anticipated yields. In the case of Offered Certificates purchased at a discount, slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

                         Rapid rates of prepayments on the
                         Mortgage Loans are likely to coincide
                         with periods of low prevailing interest
                         rates.  During such periods, the yields
                         at which an investor in the Offered
                         Certificates may be able to reinvest
                         amounts received as payments on the
                         investor's Certificates may be lower
                         than the yield on such Certificates.
                         Conversely, slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

                         The Certificates were structured on the
                         basis of, among other things, a
                         prepayment assumption of    % of the
                         Prepayment Assumption (as defined
                         herein) and corresponding weighted
                         average lives as described herein. The
                         weighted average lives of the Offered
                         Certificates at    % of the Prepayment
                         Assumption, based on the assumptions
                         described under "Yield, Maturity and
                         Weighted Average Life Considerations-
                         Weighted Average Lives of the
                         Certificates-Table of Certificate
                         Principal Balances" are set forth in
                         such tables. The Mortgage Loans are not likely to prepay at a constant rate of % of the Prepayment Assumption or any other constant rate, and the actual weighted average lives of the Offered Certificates are likely to differ from those shown in such tables.

                         The prepayment, yield and other
                         assumptions to be used for pricing
                         purposes for the respective Classes of
                         the Offered Certificates may vary as
                         determined at the time of sale.  Each
                         prospective investor is urged to make an investment decision with respect to the Certificates proposed to be purchased by such investor based upon a comparison of the desired yield to the anticipated yield on such Certificates resulting from the price to be paid by such investor for such Certificates and such investor's own determination as to the anticipated rate of prepayments on the Mortgage Loans.

                         [Principal distributions on the Class
                         Certificates will be made by reference
                         to principal balance schedules, as
                         described herein.] The weighted average
                         lives of all Classes of the Certificates will be affected in part by the prepayment experience of the Mortgage Loans and the resulting allocation of principal payments on the Certificates.

                         [The yield on certain Classes of the
                         Certificates also may be affected by any repurchase by [the Company] or [the Servicer] of the Mortgage Loans in the Trust Fund as described under "The Pooling and Servicing Agreement-Termination."

[Optional Termination    [The Company] or [the Servicer] may, at
                         its option, repurchase from the Trust
                         Fund all of the Mortgage Loans remaining in the Trust Fund, and thereby effect the early retirement of the
                         Certificates, on any Distribution Date
                         if the aggregate Scheduled Principal
                         Balance of the Mortgage Loans in the
                         Trust Fund is less than 10% of the
                         aggregate Scheduled Principal Balance
                         thereof as of the Cut-off Date.  See
                         "The Pooling and Servicing Agreement-
                         Termination."

[Scheduled Final
  Distribution Dates     The rate of payment of principal of the
                         Certificates will depend on the rate of
                         payment of principal of the Mortgage
                         Loans which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans. The
                         Scheduled Final Distribution Date for
                         each Class of the Offered Certificates
                         is the date __ months after the date on
                         which the Class Certificate Principal
                         Balance thereof would be reduced to
                         zero, based on certain assumptions
                         regarding the characteristics of the
                         Mortgage Loans and other assumptions
                         described herein.  Because certain
                         Mortgage Loans will have remaining terms to maturity that are shorter and Mortgage Rates (as defined herein) that are lower than those assumed in calculating the Scheduled Final
                         Distribution Dates of such Certificates, the Class Certificate Principal Balances of the Offered Certificates may be reduced to zero prior to their respective Scheduled Final Distribution
                         Dates. In addition, delinquencies could result in distributions after the respective Scheduled Final Distribution
                         Dates except to the extent offset by any advances made by the Servicer and the forms of credit enhancement described herein. As a result, the Class
                         Certificate Principal Balance of each
                         Class of Offered Certificates may be
                         reduced to zero significantly earlier or later than its respective Scheduled
                         Final Distribution Date.]

Federal Income
  Tax Consequences       [The Certificates other than the Class R
                         Certificate[s] (the "Regular
                         Certificates") will be treated as
                         regular interests in the REMIC and
                         generally will be treated as debt
                         instruments issued by such REMIC for
                         federal income tax purposes.  Certain
                         Classes of the Regular Certificates may
                         be issued with original issue discount.
                         The prepayment assumption that will be
                         used in determining the rate of accrual
                         of any original issue discount on the
                         Regular Certificates for federal income
                         tax purposes (and whether such original
                         issue discount is de minimis), and that
                         may be used by a Holder of a Regular
                         Certificate to amortize premium, will be
                           % of the Prepayment Assumption.  No
                         representation is made that the Mortgage
                         Loans will prepay at such rate or at any other rate.] The Holder[s] of the Residual Certificate[s] will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificate[s]. Further, significant restrictions apply to the transfer of the Residual Certificate[s].
                         See "Description of the Certificates-
                         Restrictions on Transfer of the Residual
                         Certificate[s]."

                         See "Federal Income Tax Consequences"
                         herein and "Federal Income Tax
                         Consequences-REMIC Certificates" in the
                         Prospectus.]

Legal Investment
  Matters [The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). However, institutions whose investment activities are subject to legal investment laws and regulations or review by certain regulatory authorities may be subject to restrictions on investment in the Offered Certificates.] See "Legal Investment Matters" herein and in the Prospectus.

ERISA Considerations     Fiduciaries of employee benefit plans
                         subject to the Employee Retirement
                         Income Security Act of 1974, as amended
                         ("ERISA") or plans subject to
                         Section 4975 of the Internal Revenue
                         Code of 1986 (the "Code") (collectively,
                         "Plans") should carefully review with
                         their legal advisors whether the
                         purchase or holding of the Offered
                         Certificates could give rise to a
                         transaction prohibited or not otherwise
                         permissible under ERISA or the Code.
                         The Residual Certificate[s] may not be
                         acquired by a Plan and transfer thereof
                         is subject to the restrictions described herein. See "ERISA Considerations" herein and in the Prospectus.

Certificate Ratings      It is a condition of issuance of the
                         Certificates that the Offered
                         Certificates be rated "   " by   [and "
                         "  by     ] (each, a "Rating Agency").
                         The ratings of the Offered Certificates
                         should be evaluated independently from
                         similar ratings on other types of
                         securities.  A security rating is not a
                         recommendation to buy, sell or hold
                         securities and may be subject to
                         revision or withdrawal at any time by
                         the assigning rating agency.  The
                         ratings do not address the possibility
                         that Certificateholders may suffer a
                         lower than anticipated yield.  See
                         "Certificate Ratings."

Liquidity
  Considerations         There is currently no secondary market
                         for the Offered Certificates, and there
                         can be no assurance that such a market
                         will develop.  The Underwriter has
                         indicated its intention to make a
                         secondary market in the Offered
                         Certificates, but it is not obligated to do so. There can be no assurance that a secondary market for such Certificates will develop, or if it does develop, will continue for the life of the Offered Certificates or provide investors with liquidity of investment.
                         In addition, there can be no assurance
                         that an investor in an Offered
                         Certificate will be able to sell such
                         Certificate at a price that is equal to
                         or greater than the price at which such
                         investor purchased such Certificate.

                         Information available to investors that
                         desire to sell their Offered
                         Certificates in the secondary market may be limited. In particular, price quotations regarding specific Classes of the Offered Certificates are not currently available in any newspaper or other source that is widely available to investors.

                         [The Company believes that a number of
                         dealers which engage in the
                         mortgage-backed securities markets
                         currently offer price quotations for the Company's mortgage pass-through certificates to investors that desire to buy or sell such certificates. However, there is no assurance that such dealers will continue to provide such a service or that any such dealer will offer a price quotation for any particular series or class of the Company's certificates. In addition, there is no assurance that any such dealer will offer a price quotation to any particular investor, and non-institutional investors in particular may not have access to such quotations. The lack of availability of price information concerning the Offered Certificates may affect their liquidity.]

Use of Proceeds          The net proceeds from the sale of the
                         Offered Certificates will be used for
                         general corporate purposes, including
                         the acquisition of residential mortgage
                         loans.

                          RISK FACTORS

     Prospective Certificateholders should consider, among other things, the following factors in connection with a purchase of the Offered Certificates:

General Risks of Real Estate Investments

     An investment in Offered Certificates may be affected, among other things, by a decline in real estate values or a decline in mortgage market rates. If relevant residential real estate markets should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool becomes equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those otherwise generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any applicable credit enhancements, Holders of the Offered Certificates of a Series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

Limited Obligation for Distributions on the Offered Certificates

     The Offered Certificates will not represent an interest in or obligation of the Company, Deutsche Bank, any person that has made representations and warranties regarding the Mortgage Loans, the Trustee, the Servicer or Master Servicer or any other person or any of its affiliates. Distributions on the Offered Certificates of a Series will be made only from the assets of the related Trust Fund, and the Offered Certificates will not be insured or guaranteed by the Company or any affiliate thereof, any government agency or instrumentality or any other person.
All of the Mortgage Loans are "non-recourse" loans, as to which the Trustee may look only to the related Mortgaged Properties for satisfaction of amounts due under the related Mortgage.

Lack of Established Market

     There can be no assurance that a secondary market will develop for the Offered Certificates or, if it does develop, that it will provide the Holders of Offered Certificates of such Series with liquidity of investment or that it will continue for the term of the Offered Certificates.

[Limitations on Credit Enhancement Associated with the Offered
Certificates



     The credit enhancements described herein will not cover all contingencies and will cover certain contingencies only to a limited extent. [Add description of limitations relating to specific types of Credit Enhancement.] [While the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to senior Certificateholders, the available subordination amount may be limited, as described herein, and shortfalls could result.] See "Credit Enhancement."]

Risk of Prepayment of and Defaults on Mortgage Loans

     The prepayment experience on the Mortgage Loans will affect the average life of some or all of the Offered Certificates. Prepayments on mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on mortgage loans and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on such mortgage loans, the rate of prepayment is likely to increase. Conversely, if mortgage interest rates rise above the interest rates on such mortgage loans, the rate of prepayment is likely to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the Mortgaged Property is located. Shortfalls in distributions to Certificateholders also may result from losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds and from any indemnification of the Servicer in connection with legal actions relating to the Agreement or Certificates. See "Yield, Maturity and Weighted Average Life Considerations."

Early Termination of the Trust Fund

     The Trust Fund for a Series of Certificates may be subject to optional termination by the [Company] or [the Servicer] under certain circumstances. In the event of such termination, Holders of the Offered Certificates would receive some principal payments earlier than otherwise, which could adversely affect their anticipated yield to maturity. See "The Pooling and Servicing Agreement --Termination" herein.

Federal Income Tax Consequences

     The Class __ Certificates will, and the Class __ Certificates may, be treated for federal income tax reporting purposes as having been issued with original issue discount. A Certificateholder must include original issue discount in income as it accrues, without regard to the timing of payments. The prepayment assumption that will be used in determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes will be a __% constant prepayment rate (as discussed under "Yield Maturity and Weighted Average Life Considerations" herein). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" herein and in the Prospectus.

     [A Holder of a Class R Certificate will be required to include the taxable income or loss of the applicable REMIC in determining its federal taxable income. It is anticipated that all or a portion of the income derived from a Class R Certificate will be "excess inclusion" income, which is treated as unrelated business taxable income to Certificateholders that are tax-exempt entities and is not subject to exemption from or reduction in withholding in the case of Certificateholders that are foreign persons. Holders of Class R Certificates, including thrift institutions, will not be entitled to use other deductions or losses, including net operating losses, to offset such income. See "Federal Income Tax Consequences" herein and in the Prospectus.

  DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

General

               The Certificates will represent the entire
beneficial ownership interest in a trust fund (the "Trust Fund"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of [conventional], fixed-rate, fully-amortizing mortgage loans (the "Mortgage Loans") acquired by the Company from Deutsche Bank A. G. [and certain of its affiliates] (collectively, "Deutsche Bank"). See "Deutsche Bank" in the
Prospectus.  The Mortgage Loans [were originated by [           ]
(the "Originator") and] are secured by mortgages, deeds of trust or other security instruments (each, a "Mortgage") creating [first] liens on one- to four-family residential properties (the "Mortgaged Properties").

     [Description of the Originator.]

     [Description of the Originator's underwriting standards and procedures applicable to the Mortgage Loans] [The Mortgage Loans generally were originated in accordance with standards that conformed to the underwriting criteria applied by recognized mortgage pool insurance companies at the times of origination of the Mortgage Loans.]

     In the event that there has been a decline in value of the mortgaged properties with respect to mortgage loans originated on the basis of original appraisals, the use of such original appraisals in calculating the loan-to-value ratios of such mortgage loans may result in substantially lower loan-to-value ratios than would be the case if appraisals were obtained at the time of refinancing and used to calculate such loan-to-value ratios. This may be particularly true in geographic areas where there has been a substantial decline in property values since the date of origination of the mortgage loans being refinanced.

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy. See "Servicing of the Mortgage Loans and Contracts-Hazard Insurance" in the Prospectus.

     [Description of any particular types of mortgage loans included in the Mortgage Pool, such as home equity loans or "relocation loans."]


The Mortgage Loans

     Certain data with respect to the Mortgage Loans is set forth below. A detailed description of the Mortgage Pool on a Current Report on Form 8-K (the "Detailed Description") will be available to purchasers of the Offered Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Offered Certificates. The Detailed Description will specify the precise aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of the Cut-off Date and also will include the following information regarding the Mortgage Loans: the years of origination, the mortgage interest rates borne by the Mortgage Loans (the "Mortgage Rates"), the original loan-to-value ratios, the types of properties securing the Mortgage Loans and the geographical distribution of the Mortgage Loans by state. The Detailed Description also will specify the original
Class Certificate Principal Balance [(or, in the case of the [Class IO] Certificates, the Notional Principal Balance)] of each Class of Certificates on the date of issuance of the Certificates[, and information regarding exact amount of any forms of credit enhancement]. The Agreement (as defined herein) and its exhibits will be filed as an exhibit to the Detailed Description.

     The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the [first] day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such [first] day of the month and any previous Deficient Valuation (as defined herein), irrespective of any delinquency in payment by the related borrower (the "Borrower"). The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate Scheduled Principal Balance of all of the Mortgage Loans in the Mortgage Pool that were Outstanding Mortgage Loans on the [first] day of the month preceding the month of such Distribution Date (or such other date as is specified). An "Outstanding Mortgage Loan" is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Loan (as defined herein) and has not been repurchased or replaced.

     The Mortgage Loans will have an aggregate Scheduled
Principal Balance as of the Cut-off Date, after deducting
payments of principal due on or before such date, of
approximately $        .  This amount is subject to a permitted
upward or downward variance of up to   %.

     The Mortgage Rates borne by the Mortgage Loans are expected
to range from      % to      % per annum, and the weighted
average Mortgage Rate as of the Cut-off Date of such Mortgage
Loans is expected to be between     % and     % per annum.  The
original Principal Balances of the Mortgage Loans are expected to
range from $       to $        and, as of the Cut-off Date, the
average Scheduled Principal Balance of the Mortgage Loans is not
expected to exceed $        , after application of payments due
on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Mortgage Loan will
be             , and the month and year of the latest scheduled
maturity date of any Mortgage Loan will be            .  All of
the Mortgage Loans will have original terms to maturity of    to
  years, and it is expected that the weighted average scheduled remaining term to maturity of the Mortgage Loans will be between
  and     months as of the Cut-off Date.

     The Mortgage Loans are expected to have the following additional characteristics (by Pool Scheduled Principal Balance) as of the Cut-off Date:

     No more than   % of such Mortgage Loans will be Mortgage
Loans each having a Scheduled Principal Balance of more than $
  .

     No more than   % of such Mortgage Loans will have a
[combined] loan-to-value ratio at origination in excess of   %,
no more than    % of such Mortgage Loans will have a [combined]
loan-to-value ratio at origination in excess of   %, and none of
such Mortgage Loans will have a [combined] loan-to-value ratio at
origination in excess of    %.  As of the Cut-off Date, the
weighted average [combined] loan-to-value ratio at origination of
such Mortgage Loans is expected to be between    % and   %.

     No more than    % of such Mortgage Loans had a [combined]
loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

     [The proceeds of at least   % of such Mortgage Loans will
have been used to acquire the related Mortgaged Property. The proceeds of the remainder of such Mortgage Loans will have been
used to refinance existing loans.  No more than   % of such
Mortgage Loans will have been the subject of "cash-out" refinancings.]

     [No more than % of such Mortgage Loans will be temporary buy-down Mortgage Loans. The portion of the interest rate paid by the related Borrower will not increase by more than one percentage point for each six month period. No Mortgage Rate may exceed the "bought down" rate by more than percentage points,
and no buy-down period will exceed       years.]

     [No more than % of such Mortgage Loans will constitute relocation loans.]

     [No more than __% of such Mortgage Loans will constitute home equity loans.]

     No more than % of such Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

Between   % and   % of such Mortgage Loans will be secured by
Mortgaged Properties located in             .  The majority of
the Mortgage Loans will be secured by Mortgaged Properties
located in             ,             ,             and
 . No more than % of such Mortgage Loans will be secured by Mortgaged Properties located in any one state except
  .

     At least   % of such Mortgage Loans will be secured by
Mortgaged Properties determined by the Originator to be the primary residence of the Borrower. The basis for such determination will be the making of a representation by the Borrower at origination that the underlying property will be used as the Borrower's primary residence.

     At least   % of such Mortgage Loans will be secured by
single family, detached residences.

     [No more than % of such Mortgage Loans will be secured by condominiums.]


                 DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of the Cut-off Date, between the Company, as seller, the Servicer, and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be issued in the aggregate original Certificate Principal Balance of
approximately $            , subject to a permitted upward or
downward variance in the aggregate of up to    % [and, as to any
particular Class, of up to    %].  Any such variance will be
allocated so that the approximate characteristics of the Classes of the Offered Certificates as of the Cut-off Date will not vary materially from those described herein.

     [As described below, [each Class of] the Offered Certificates will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository (as defined below), in minimum denominations of $[25,000] and in integral multiples of [$1,000] in excess thereof.] [The Class R Certificate (the "Residual Certificate") will be issued in certificated form as a single Certificate representing the entire Class Certificate Principal Balance thereof.] Notwithstanding the minimum denominations of the Certificates described herein, one Certificate of each Class [other than the Residual Certificate] may be issued in a lower amount. [In addition, one Certificate of each Class issued in book-entry form may be issued in certificated form to the extent that the aggregate Certificate Principal Balance of such Class does not equal a denomination accepted by the Depository.]

[Book-Entry Certificates

     Each Class of the Offered Certificates (collectively, the "Book-Entry Certificates") will be registered as a single certificate held by a nominee of The Depository Trust Company (together with any successor depository selected by the Company, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held by investors through the book-entry facilities of the Depository, as described herein. The Company has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the Holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants. Arrangements may be made for clearance and settlement through the Euroclear System and CEDEL, S.A., if they are participants of the Depository.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates entitled thereto will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to the Depository. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     The Depository has advised the Company and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited. The Depository may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor; (b) the Company, at its sole option, elects to terminate the book-entry system through the Depository; or
(c) after the occurrence of an Event of Default (as described in the accompanying Prospectus) beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners of the Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Following the issuance of Definitive Certificates, distribution of principal and interest on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement.]

[The Non-Book-Entry Certificate[s]

     The Residual Certificate[s] will be issued in fully-registered, certificated form. The Residual Certificate[s] will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee initially will be appointed as the certificate registrar (the "Certificate Registrar"). No service charge will be made for any registration of transfer or exchange of the Residual Certificate[s], but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. See "--Restrictions on Transfer of the Residual Certificate[s]."

     Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificate[s] will be made to the person[s] in whose name[s] the Residual Certificate[s] [is] [are] registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date. Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Trustee or by such other means of payment as such Certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Residual Certificate[s] will be made only upon presentation and surrender of the Residual Certificate[s] at the office or agency of the Trustee specified in the notice to the Certificateholder[s] thereof of such final distribution.]

Available Funds

     The amount of funds ("Available Funds") in respect of the Mortgage Pool that will be available for distribution to Holders of the Certificates on each Distribution Date is described in the Prospectus under "Servicing of the Mortgage Loans and Contracts-Loan Payment Record."

Distributions on the Certificates

     Interest. Interest will accrue on the Offered Certificates [other than the Class PO Certificates] at the respective fixed Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "[Fixed] Interest Accrual Period"). [Interest will accrue on the Class __ and [Class IQ] Certificates at the applicable floating Certificate Interest Rates described below during the one-month period commencing on the [25th] day of the month preceding the month in which such Distribution Date occurs and ending on the [24th] day of the following month (each, a "Floating Interest Accrual Period").] Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     [Description of calculation of Certificate Interest Rate on any floating rate Certificates.]

     The "Accrued Certificate Interest" for any Certificate for any Distribution Date will equal the interest accrued during the related [Fixed] Interest Accrual Period [or Floating Interest Accrual Period (each, an "Interest Accrual Period")] at the applicable Certificate Interest Rate on the Certificate Principal Balance (or, in the case of a [Class IO] Certificate, the Notional Principal Balance) of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Interest Shortfalls (as defined below) [and the interest portion of any Realized Losses] with respect to such Distribution Date.

     The "Certificate Principal Balance" of any Certificate [(other than the Class IO Certificates)] as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by (a) all amounts distributed on previous Distribution Dates on such Certificate on account of principal and (b) the principal portion of all Realized Losses previously allocated to such Certificate.

     An "Interest Shortfall" may result from (i) certain prepayments or other unscheduled recoveries of principal of Mortgage Loans or (ii) a reduction in the interest rate on a Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Certain Legal Aspects of the Mortgage Loans and Contracts-The Mortgage Loans-Soldiers' and Sailors' Civil Relief Act" in the Prospectus. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment or other unscheduled recovery of principal in full has occurred during the preceding month, the resulting "Interest Shortfall" generally will equal the excess of (a) one month's interest at the Mortgage Rate net of the applicable Servicing Fee (as defined herein) (the "Remittance Rate") on the Scheduled Principal Balance of such Mortgage Loan, over (b) the amount of interest at the Remittance Rate actually received with respect to such Mortgage Loan. In the case of a partial prepayment, the resulting Interest Shortfall will equal one month's interest at the applicable Remittance Rate on the amount of such prepayment.

     Interest Shortfalls [and the interest portion of any Realized Losses (see "--Allocation of Realized Losses")] in respect of the Mortgage Loans will, on each Distribution Date, be allocated among all the Certificates in proportion to the amount of Accrued Certificate Interest that, in the absence of such shortfalls and losses, would have been allocated thereto.

     [If the Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Certificates to such Certificateholders, any shortfall in available amounts will be allocated among the Classes of Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Certificates on subsequent Distribution Dates. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.]

     Principal. Distributions in reduction of the Class Certificate Principal Balance of each Certificate will be made monthly on each Distribution Date in the manner described below, in an aggregate amount equal to the Available Funds remaining in the Certificate Account after the payment of interest on the Certificates on such Distribution Date (the "Principal Distribution Amount").

     [Description of the manner of allocation of principal among the Classes of Offered Certificates.]

     [Allocation of Realized Losses. A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Remittance Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A "Liquidated Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     In the event of a personal bankruptcy of a Borrower, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction"). A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

     [Description of allocation of losses among the Classes of Offered Certificates.]

     All allocations of Realized Losses with respect to the Mortgage Loans will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal on the Certificates commencing on the following Distribution Date. The interest portion of all Realized Losses in respect of the Mortgage Loans will be allocated among the outstanding Classes of Offered Certificates to the extent described under "--Interest" above.

     Credit Enhancement. [Description of any subordination of Classes or other applicable credit enhancement] See "The Pooling and Servicing Agreement--Credit Enhancement."

[Additional Rights of the Residual Certificateholder[s]

     The Residual Certificate[s] will remain outstanding for so long as the Trust Fund exists, whether or not [it is] [they are] receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "--Distributions on the Certificates," the Holder[s] of the Class R Certificate[s] will be entitled to receive (i) the amounts, if any, of Available Funds remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in the REMIC on the final Distribution Date for the Certificates, after distributions in respect of any accrued and unpaid interest on such Certificates, and after distributions in respect of principal have reduced the Class Certificate Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Fund at any such time. See "Federal Income Tax Consequences-Residual Certificate[s]."]

Example of Distributions

     The following chart sets forth an example of hypothetical distributions on the Certificates assuming such Certificates are issued during April 199 .


       April 1 Cut-off Date. The initial principal balance of the Mortgage Pool will be the aggregate of the Principal Balances of the related Mortgage Loans on April 1, 199 , after deducting principal payments due on or before such date. Those principal payments due on April 1 and the accompanying interest payments, which represent interest on March 1 Principal Balances, are not part of the Trust Fund and will be retained by the Company when received.

       April 1-30             The Servicer receives any Principal
                              Prepayments in full and interest
                              thereon to the date of prepayment.
                              Any partial prepayments will be
                              applied to principal as of the
                              first day of the month of receipt
                              and will be passed through to the
                              related Certificateholders on May
                              25, 199 .  Accordingly, interest
                              does not accrue on the amount of
                              any partial prepayment during the
                              month in which such partial
                              prepayment is received.  Full
                              prepayments and partial prepayments
                              may be received at any time during
                              April 1-30 and will be credited to
                              the applicable Loan Payment Record
                              and deposited into the Certificate
                              Account on May 24 for distribution
                              to the related Certificateholders
                              on May 25.

       April 30               Record Date.  Distributions on
                              May 25, 199  will be made to
                              Certificateholders of record at the
                              close of business on the last
                              business day of the month
                              immediately preceding the month of
                              distribution.

       May 1-19 The Servicer receives interest on April 1 Principal Balances plus principal due May 1. Payments due on May 1 from Borrowers will be credited to the applicable Loan Payment Record as received. Such payments will include the scheduled principal payments received, plus one month's interest on the April 1 Principal Balances, less interest to the extent described above on the prepaid amount of any Mortgage Loan prepaid during March.
                              Payments received from Borrowers
                              after May 15 will be subject to a
                              late charge in accordance with the
                              terms of the related mortgage
                              instruments (with such late charges
                              being retained by the Servicer as
                              additional servicing compensation).


       May 20                 Determination Date.  On the fifth
                              business day preceding the
                              Distribution Date the Servicer
                              determines the aggregate amount of
                              distributions to be made on the
                              Certificates on the following
                              Distribution Date.

       May 23                 The Servicer gives notice of
                              distribution amounts to the Trustee
                              on the second business day
                              preceding the Distribution Date.

       May 24                 Servicer Remittance Date.  On the
                              business day preceding the
                              Distribution Date the Servicer
                              deposits amounts to be distributed
                              to Certificateholders in the
                              Certificate Account.

       May 25                 Distribution Date.  On May 25, the
                              Trustee will distribute to
                              Certificateholders the aggregate
                              amounts set forth in the
                              appropriate notice it received from
                              the Servicer on May 23.  If a
                              payment due May 1 is received from
                              a Borrower on or after the
                              Determination Date and the Servicer
                              has advanced funds in the amount of
                              such payment to the related
                              Certificateholders, such late
                              payment will be paid to the
                              Servicer.  If no such advance has
                              been made, such late payment will
                              be passed through to such
                              Certificateholders at the time of
                              the next distribution.

       Succeeding months follow the above, except for the Cut-off
Date.


[Restrictions on Transfer of the Residual Certificate[s]

       The Residual Certificate[s] will be subject to the restrictions on transfer described in the Prospectus under "Federal Income Tax Consequences-REMIC Certificates-Transfers of Residual Certificates-Disqualified Organizations," "-Foreign Investors" and "-Noneconomic Residual Interests." In addition, the Agreement provides that the Residual Certificate[s] may not be acquired by a Plan. The Residual Certificate[s] will contain a legend describing the foregoing restrictions.]


    YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield

       The effective yield on the Offered Certificates will depend on, among other things, the price at which such Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Mortgage Loans underlying such Certificates.

       The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Mortgage Loans. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of [the Class IO Certificates and other] Certificates purchased at a premium, faster than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields. In the case of [the Class PO Certificates and other] Certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields.

       Rapid rates of prepayments on the Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Offered Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

       The Mortgage Loans will not prepay at any constant rate, nor will all of the Mortgage Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on the yield to an investor in the Certificates. As a result, the effect on the yield of principal prepayments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

       [The Mortgage Loans will bear interest at fixed Mortgage Rates, payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate times the outstanding principal balance of such Mortgage Loan on the first day of the month.]

       The effective yield to Holders of the Offered Certificates [other than the Class PO Certificates] will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Certificates will be affected by any Interest Shortfalls. See "Description of the Certificates--Distributions on the Certificates."

Prepayments

       The rate of payment of principal of the Offered Certificates [other than the Class IO Certificates] will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings or prepayments in connection with biweekly payment programs) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties, from repurchase by [the Company] of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor), [from a repurchase by [the Servicer] of certain Mortgage Loans modified at the request of the Borrower, from an exercise by [the Servicer] of its option to repurchase a Defaulted Mortgage Loan] and from the repurchase by [the Company] or [the Servicer] of the Mortgage Loans in the Trust Fund as described under "The Pooling and Servicing Agreement--Termination" herein]. Borrowers are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

       A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment also may be subject to seasonal variations.

       The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on the Mortgage Loans.

       Full or partial prepayments of principal on the Mortgage Loans are passed through to the Certificateholders in the month following the month of receipt. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will have the effect of passing through to the related Certificateholders principal amounts [(or, in the case of the [Class IO] Certificates, reducing the Notional Principal Balance thereof)] which would otherwise be passed through [(or reduced)] in amortized increments over the remaining term of such Mortgage Loan.

       When a claim is paid under certain insurance policies, accrued interest is paid only to the date of payment of the claim, without regard to timing of distribution thereof to Certificateholders. When a full prepayment is made on a Mortgage Loan during a month, the Borrower is charged interest on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. In either case, and in other cases where an unscheduled recovery of principal is received in respect of any Mortgage Loan, the amount of interest to be distributed to Certificateholders in respect of the Mortgage Pool will be less than the amount which would have been distributed in the absence of such occurrences. Such shortfalls will be borne by Certificateholders to the extent described herein. [[The Servicer's] purchase of certain modified Mortgage Loans from the Trust Fund may similarly reduce the amount of interest to be distributed to the Certificateholders.]

       Any partial prepayment will be applied to the balance of the related Mortgage Loan as of the first day of the month of receipt, will be passed through to the Certificateholders in the following month and will reduce the aggregate amount of interest distributed to the Certificateholders in such month in an amount equal to 30 days of interest at the related Certificate Interest Rate on the amount of such prepayment.

       [Discussion of yield considerations relating to any home equity loans.]

       [Description of yield sensitivity of any floating rate or inverse floating rate Classes of Offered Certificates.]

       [The yield on certain Classes of the Certificates also may be affected by any repurchase by [the Company] or [the Servicer] of the Mortgage Loans as described under "The Pooling and Servicing Agreement-Termination."]

Final Payment Considerations [and Scheduled Final Distribution
Dates of the Certificates]

       The rate of payment of principal of the Offered Certificates will depend on the rate of payment of principal of the Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. The hypothetical scenario discussed below includes assumptions about the characteristics of the Mortgage Loans which will differ from the actual characteristics thereof.

       [The Scheduled Final Distribution Date for each Class of
the Offered Certificates is the date which is           months
after the date on which the Class Certificate Principal Balance thereof would be reduced to zero on the basis of the assumptions in clauses (i), (iii) through (vi), (viii) and (ix) of the Modeling Assumptions (as defined below), and the additional assumptions that (i) each Mortgage Loan has an original and remaining term to maturity of 360 months, (ii) each such Mortgage
Loan has a Mortgage Rate of   % and Remittance Rate of   %, and
(iii) no prepayments of the Mortgage Loans occur.
Notwithstanding the foregoing, the Scheduled Final Distribution Date for the Class R Certificate[s] is the latest Scheduled Final Distribution Date of the other Classes of Certificates. Because certain Mortgage Loans will have remaining terms to stated maturity that are shorter and Mortgage Rates that are lower than those assumed in calculating the Scheduled Final Distribution Dates of the Offered Certificates, the Class Certificate Principal Balances thereof may be reduced to zero prior to their Scheduled Final Distribution Dates. In addition, to the extent delinquencies and defaults are not offset by any advances made by the Servicer and the forms of credit enhancement described herein, delinquencies and defaults could result in distributions after the respective Scheduled Final Distribution Dates of the Offered Certificates. As a result, the Class Certificate Principal Balance of each Class of the Offered Certificates may be reduced to zero significantly earlier or later than its respective Scheduled Final Distribution Date.]

Weighted Average Lives of the Certificates

       The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the initial Certificate Principal Balance [or, in the case of the [Class IO] Certificates, the Notional Principal Balance] of such Certificate.

       The weighted average lives of the Offered Certificates will be affected, to varying degrees, by the rate of principal payments on the Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the price of a Class of Certificates represents a discount or premium to its original Class Certificate Principal Balance, variability in the weighted average life of such Class of Certificates could result in variability in the related yield to maturity.

       Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in the Mortgage Pool. [A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.]

       [Discussion of yield considerations relating to any planned amortization class or other scheduled balance Classes.]

       Table of Certificate Principal Balances. The following table sets forth the percentages of the initial Class Certificate Principal Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption [(other than 0% of the Prepayment Assumption)] set forth in the table, the following assumptions (the "Modeling Assumptions") are made with respect to the Mortgage Loans: [(i) the distributions in respect of the Certificates are made and received in cash on the
25th day of each month commencing in          199 , (ii) the
Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date is
$           , (iv) no defaults or delinquencies in the payment by
Borrowers of principal of and interest on the Mortgage Loans are experienced and [the Company] or [the Servicer] does not repurchase any the Mortgage Loans as permitted or required by the Agreement, (v) [the Company] or [the Servicer] does not exercise its option to repurchase all the Mortgage Loans in the Trust Fund as described under the caption "The Pooling and Servicing Agreement-Termination," (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month
commencing in          199 , and are computed prior to giving
effect to prepayments received in the prior month,
(vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month
(commencing          , 199 ) and include 30 days' interest
thereon, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its remaining term to maturity and (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Offered Certificates are as indicated on the cover page hereof].

     [The information under the columns set forth in the table at 0% of the Prepayment Assumption was calculated on the basis of the assumptions set forth in clauses (i), (iii) through (vi),
(viii) and (ix) of the preceding sentence and the additional assumptions that (a) each Mortgage Loan has an original and
remaining term to maturity of     months, (b) each such Mortgage
Loan bears interest at a rate of      % per annum, and (c) no
prepayments are experienced on the Mortgage Loans.]
     It is not likely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of the Mortgage Loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each Class of Offered Certificates outstanding at any time and the actual weighted average life of each Class of such Certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Mortgage Loans prepaid at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans were equal to the weighted average mortgage interest rate and weighted average remaining term to maturity assumed, due to the actual distribution of remaining terms to maturity and interest rates among the Mortgage Loans, the actual Class Certificate Principal Balance of each Class of Offered Certificates outstanding at any time and the actual weighted average life of each Class of such Certificates would differ (which difference could be material) from the corresponding information set forth in the following table.


     Percent of Original Class Certificate Principal Balance of the Offered Certificates Outstanding

                                      Class
                                 Prepayment Assumption

Distribution Date                0%    %    %    %    %

Initial Percentage              100   100  100  100  100

[Annual Distribution Dates]


Weighted Average Life
(in years)(1)


                                      Class
                                 Prepayment Assumption

Distribution Date                0%    %    %    %    %

Initial Percentage              100   100  100  100  100

[Annual Distribution Dates]


Weighted Average Life
(in years)(1)


                                      Class
                                 Prepayment Assumption

Distribution Date                0%    %    %    %    %

Initial Percentage              100   100  100  100  100

[Annual Distribution Dates]


Weighted Average Life
(in years)(1)


                                      Class
                                 Prepayment Assumption

Distribution Date                0%    %    %    %    %

Initial Percentage              100   100  100  100  100

[Annual Distribution Dates]


Weighted Average Life
(in years)(1)


(1)  The weighted average life of a Certificate is determined by
     (a) multiplying the reduction, if any, in the Certificate Principal Balance [or in the case of the [Class IO Certificates], the Notional Principal Balance] thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the initial Certificate Principal Balance of such Certificate.

[Discussion of prepayment factors affecting home equity loans, if applicable.]

                          THE SERVICER

     [Description of the Servicer]

             [DELINQUENCY AND FORECLOSURE EXPERIENCE

     [Description of any available delinquency and foreclosure experience with respect to the Servicer]

     The delinquency and foreclosure experience set forth above is historical and is based on mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. The mortgage loans serviced by the Servicer (collectively, the "Servicer's Mortgage Portfolio"), for example, include mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the Mortgage Loans in the Mortgage Pool. The Servicer's Mortgage Portfolio also includes mortgage loans originated in accordance with [the Servicer's] then-applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but which [the Servicer] acquired.

     The size of the Servicer's Mortgage Portfolio has increased over the periods indicated and, consequently, the Servicer's Mortgage Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of such substantial continuous additions of servicing for recently originated mortgage loans to the Servicer's Mortgage Portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the table above.]

               THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. See "The Pooling and Servicing Agreements" in the Prospectus for summaries of certain other provisions of the Agreement. The summaries below do not purport to be complete descriptions and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement.

Assignment of Mortgage Loans

     At the time of issuance of the Certificates, the Company will assign the Mortgage Loans to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans on or after the Cut-off Date other than principal and interest due and payable on or before the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Any substitute Mortgage Loan will be identified in an amended schedule maintained by the Trustee. See "The Pooling and Servicing Agreements-Repurchase or Substitution" in the Prospectus.

     [In addition, at the time of issuance of the Certificates, the Company will deliver to the Trustee, as to each Mortgage Loan, the related Mortgage Note and Mortgage, any related assumption and modification agreement and an assignment of Mortgage to the Trustee in recordable form (other than in respect of unavailable recording information). The Company also will deliver originals of the recorded Mortgages, any intervening assignments of the Mortgages and title insurance policies with respect to the Mortgage Loans as promptly as practicable, and in any case promptly after receiving all such documents for the Mortgage Pool from the applicable recording offices and title insurance companies. Pending such delivery, the Company will retain and furnish to the Trustee upon request copies of the Mortgages and intervening assignments of Mortgage delivered for recording and the evidence of title insurance issued at origination of the Mortgage Loans. The Company will retain and furnish to the Trustee upon request any applicable evidence of primary mortgage insurance (any policy with respect to such insurance being referred to herein as a "Primary Mortgage Insurance Policy") so long as such insurance remains in force.]

     [The Company may refrain from recording the assignments of Mortgages to the Trustee unless the Company or the Trustee obtains actual notice or knowledge that the long-term senior unsecured rating of the [Servicer] [Company] is downgraded by
                          [or                          ] below
[their] two highest long-term rating categories or such rating is withdrawn (such event is referred to herein as a "Trigger Event"); provided, however, that such recording will not be required if the Company delivers to the Trustee a letter from each Rating Agency that originally rated any Class of the Certificates to the effect that the failure to take such action would not cause such Rating Agency to withdraw or reduce its then current ratings of any such Class of Certificates. For purposes of the foregoing, the Company will be deemed to have knowledge of any such downgrading if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. If a Trigger Event occurs, the Company also will furnish promptly to the Trustee the documents retained by the Company as described in the preceding paragraph.]

     Although recordation of the assignments of Mortgage to the Trustee is not necessary to make the assignment of the Mortgage Loans to the Trustee effective, if the Company were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording or filing the assignments to the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Company were to do so without authority under the Agreement, it would be liable to the Certificateholders. Moreover, if insolvency proceedings relating to the Company were commenced prior to such recording or filing, creditors of the trustee-in-bankruptcy may be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

Representations and Warranties

     [The Originator has made the representations and warranties described in the Prospectus to the Company regarding the Mortgage Loans. On the Closing Date, the Company will assign its rights under such representations and warranties to the Trustee for the benefit of the Certificateholders.] [On the Closing Date, the Company will make the representations and warranties described in the Prospectus regarding the Mortgage Loans.] Upon the discovery or notice of a breach of any of such representations or warranties that adversely and materially affects the interests of Certificateholders, then within 90 days of the [Company's] [Originator's] discovery of such breach or its receipt of notice of such breach, the [Company] [Originator] is required to either
(1) cure such breach in all material respects, (2) repurchase the related Mortgage Loan which is the subject of such breach or (3) during the two years following the Closing Date, and subject to approval of the Rating Agencies [and to certain restrictions to ensure that the tax status of the REMIC is not jeopardized], replace such Mortgage Loan with another Mortgage Loan that, under the Agreement, has substantially the same terms as such Mortgage Loan being replaced.

[Collection and Other Servicing Procedures

     [Description of any servicing arrangements that differ from those described in the Prospectus.]]

Collection Account

     [The Agreement provides that if the Servicer or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event, the Servicer will, in lieu of each Loan Payment Record described under the caption "Servicing of the Mortgage Loans and Contracts-Loan Payment Record" in the Prospectus, establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the Certificates for the collection of payments on the Mortgage Loans; provided, however, that such action will not be required if the Servicer delivers to the Trustee a letter from each Rating Agency that originally rated the Certificates to the effect that the failure to take such action would not cause such Rating Agency to withdraw or reduce its then current rating of any Class of Certificates. If established, such Collection Account would be (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency at least "AA" (or the equivalent),
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF"),
(iii) an account or accounts with a depository institution, the insured deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are invested either in United States government securities or certain other high quality investments, or are otherwise secured to the extent required by each Rating Agency such that, as evidenced by an opinion of counsel, the Holders of the Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) such other account the investment in which, as evidenced in writing by each Rating Agency, will not result in the downgrading or withdrawal of the then-current rating assigned to any Class of the Certificates. If a Collection Account is established for the Certificates, all amounts credited or debited to the related Loan Payment Record in the manner described under the caption "Servicing of the Mortgage Loans and Contracts-Loan Payment Record" will instead be deposited or withdrawn from the related Collection Account. See "Servicing of the Mortgage Loans and Contracts-Loan Payment Record" in the Prospectus.]

[Advances

     In the event that any Borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Servicer reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Borrower providing for the postponement or modification of the due date or amount of such scheduled payment. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which an advance has been made is foreclosed while in the Trust Fund, the Servicer will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Mortgage Rate, net of the Servicing Fee.

     If the Servicer makes a good faith judgment that all or any portion of any advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "Nonrecoverable Advance"), the Servicer will so notify the Trustee, and the Servicer will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other unrelated Mortgage Loans included in the Mortgage Pool. The Servicer's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.]

     [As a result of the subordination of the Subordinate Certificates, the effect of reimbursements to the Servicer of previous advances from liquidation or insurance proceeds and of Nonrecoverable Advances will generally be borne by the Holders of the Subordinate Certificates (to the extent then outstanding) before they are borne by Holders of the Senior Certificates.]

     [The Trustee will make advances of delinquent principal and interest payments in the event of a failure by the Servicer to perform its obligation to do so; provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation proceeds or otherwise. The Trustee will be entitled to reimbursement for such advances in a manner similar to the Servicer's entitlement.]

[Purchases of Defaulted Mortgage Loans

     Under the Agreement, [____________] will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Borrower has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Remittance Rate (less any amounts representing previously unreimbursed advances). The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.]

Servicing Compensation and Payment of Expenses

     The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of the "Servicing Fee" at the rate described below. As to each Mortgage Loan, the Servicing Fee will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range from
  % to     %, with an anticipated initial weighted average rate
of between approximately   % and   %.  [The aggregate servicing
compensation to the Servicer could vary depending on the prepayment experience of the related Mortgage Loans.]

     The Servicer will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the Prospectus. See "Servicing of the Mortgage Loans and Contracts-Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer.

Trustee

     The Trustee for the Certificates offered hereby will be
                          .  The Corporate Trust Office of the
Trustee is located at                                   .

[Termination

     [The Company] or [the Servicer] may, at its option, repurchase all of the Mortgage Loans underlying the Certificates, and thereby effect the early retirement of the Certificates and cause the termination of the Trust Fund [and the REMIC constituted by the Trust Fund], if on any Distribution Date the Pool Scheduled Principal Balance is less than 10% of the Pool Scheduled Principal Balance as of the Cut-off Date. [The Company] or [the Servicer] may not exercise the foregoing option unless the Trustee has received an opinion of counsel that the exercise of such option will not subject the Trust Fund to a tax on prohibited transactions or result in the failure of such Trust Fund to qualify as a REMIC.]

     Any such repurchase by [the Company] or [the Servicer] of the assets included in the Trust Fund will be at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan in the Trust Fund (other than a Mortgage Loan described in clause (b)) as of such date, plus accrued and unpaid interest thereon at the related Remittance Rate (less any amounts representing previously unreimbursed advances) and (b) the appraised value of any property acquired in respect of a related Mortgage Loan [(less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses)]. If the related Available Funds on the final Distribution Date is less than the aggregate Certificate Principal Balance of all outstanding Certificates plus accrued and unpaid interest thereon, then such shortfall will be allocated on the final Distribution Date to each Class of Certificates in accordance with the priorities described under "Description of the Certificates-Distributions on the Certificates."

     In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such Agreement.

[Voting Rights

     The Class    Certificates will be allocated   % of the
votes, and the other Classes of Certificates in the aggregate
will be allocated   % of the votes, eligible to be cast in
connection with any vote of all Certificateholders under the Agreement. Votes allocated to the Certificates other than the Class Certificates will be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances, as the case may be). [Votes allocated to the [Class IO] Certificates will be allocated among such Certificates in proportion to their Notional Principal Balances.]]

Credit Enhancement

     Credit enhancement will be provided in order to enhance the likelihood of regular receipt by Certificateholders of the scheduled amounts due them and to afford such Certificates limited protection against losses.

     The rights of the Holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans are subordinated to the rights of Holders of the Senior Certificates only to the limited extent described herein. Such subordination is intended to increase the likelihood of receipt by the Senior Certificateholders (to the extent of the combined subordination provided by the Subordinate Certificates) of the maximum amount to which they are entitled on any Distribution Date [and to provide such Holders protection against losses resulting from Liquidated Loans (as defined herein) to the extent described herein. See "Description of the Certificates--Distributions on the Certificates-Allocation of Realized Losses."

                       CREDIT ENHANCEMENT

     [If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.]

                 FEDERAL INCOME TAX CONSEQUENCES

     [An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes.

     The Certificates, other than the Class R Certificate[s], will be designated as the "regular interests" in the REMIC and the Class R Certificate[s] will be designated as the "residual interests" in the REMIC.

     Regular Certificates. The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain Classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date) over their issue prices (including all accrued interest). The Prepayment Assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a
Holder of a Regular Certificate to amortize premium, will be    %
of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Federal Income Tax Consequences-REMIC Certificates-Income from Regular Certificates" in the accompanying Prospectus.

     Residual Certificate[s]. The Holder[s] of the Class R Certificate[s] must include the taxable income of the REMIC in [its] [their] federal taxable income. The resulting tax liability of the Holder[s] may exceed cash distributions to such holder[s] during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

     [Under Treasury regulations, the Class R Certificate[s] will not have "significant value." As a result, thrift institutions will not be permitted to offset their net operating losses against such excess inclusion income. In addition, under those regulations, the Class R Certificate[s] may be considered to be a "noneconomic residual interest," with the result that transfers thereof will be disregarded in certain circumstances for federal income tax purposes.]

     Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences-REMIC Certificates-Income from Residual Certificates; -Taxation of Certain Foreign Investors; -Transfers of Residual Certificates; - Servicing Compensation and Other REMIC Pool Expenses" in the Prospectus.]

                      ERISA CONSIDERATIONS

     As described in the Prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (collectively, "Plans") and certain persons who perform services for Plans. For example, unless exempted, an investment by an ERISA Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The United States Department of Labor (the "DOL") has issued certain such exemptions from these prohibitions which might be applicable in connection with a Plan's purchase of certain of the Offered Certificates, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). [In particular, the exemptive relief provided by PTE 83-1 may be available with respect to the initial acquisition and holding of certain Classes of Offered Certificates, provided that the conditions specified in PTE 83-1 are satisfied.] See "ERISA Considerations" in the Prospectus.

     [The DOL has issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption
(   Fed. Reg.      ,           ,     ), as amended (the
"Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specified conditions are met.]

     [Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by a Plan of the Offered Certificates are the following: (i) the Underwriter is the sole underwriter or the manager or co-manager of the underwriting syndicate for such Offered Certificates, (ii) the Offered Certificates are rated in one of the three highest generic rating categories by
        or                    at the time of the acquisition of
such Certificates by the Plan, (iii) the Offered Certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations, (iv) the Offered Certificates are not subordinated to other certificates issued by the Trust Fund in respect of the Mortgage Pool, (v) the Plan investing in such Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, (vi) the acquisition of the Offered Certificates is on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated third party,
(vii) the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below) and (viii) the compensation to the Underwriter represents not more than reasonable compensation for underwriting the Offered Certificates, the proceeds to the Company pursuant to the assignment of the related Mortgage Loans (or interests therein) to the Trustee represent not more than the fair market value of such Mortgage Loans (or interests) and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.]

     [In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to Plan assets used to purchase the Offered Certificates if the fiduciary (or its affiliate) is an obligor on any of the Mortgage Loans.]

     [The Exemption would not be available with respect to Plans sponsored by any of the following entities (or any affiliate of any such entity): (i) the Company, (ii) the Underwriter,
(iii) the Trustee, (iv) any entity that provides insurance or other credit enhancement to the Trust Fund in respect of the Mortgage Pool or (v) any obligor with respect to Mortgage Loans constituting more than five percent of the aggregate unamortized principal balance of the assets in the Mortgage Pool (the "Restricted Group").]

     [Before purchasing any Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificate.]

     Any fiduciary of an ERISA Plan considering whether to purchase any Offered Certificate should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. The Residual Certificate[s] constitute[s] the residual interest in the REMIC constituted by the Trust Fund, and all "excess inclusions" allocated to the Residual Certificate[s], if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences-Residual Certificate[s]" herein and "Federal Income Tax Consequences-Federal Income Tax Consequences for REMIC Certificates-Taxation of Residual Certificates" in the Prospectus.

     The Agreement provides that the Residual Certificate[s] may not be acquired by a Plan. See "Description of the Certificates-
Restrictions on Transfer of the Residual Certificate[s]" herein.

                    LEGAL INVESTMENT MATTERS

     [The Offered Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Offered Certificates, as certain Classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.] See "Legal Investment Matters" in the Prospectus.

                      PLAN OF DISTRIBUTION

     [Subject to the terms and conditions set forth in the Underwriting Agreement dated _______, 199_ between the
Company and Deutsche Morgan Grenfell Inc. (the "Underwriter"), the Class __, Class __, [Class PO,] [Class IO,] and
Class R Certificates (the "Offered Certificates") are being purchased from the Company by the Underwriter upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Offered Certificates
will be         % of the aggregate initial Principal Balance of
the Mortgage Loans as of the Cut-off Date, plus accrued interest thereon from the Cut-off Date to the Closing Date, but before deducting issuance expenses payable by the Company. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts.

     The Company has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act.]

     [         has entered into an agreement with the Company to
purchase the Subordinate Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.]

                       CERTIFICATE RATINGS

     It is a condition of issuance of the Certificates that the
Offered Certificates be rated "   " by       [and "   " by
].

     [Description of rating criteria of each Rating Agency.]

     The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be.

                          LEGAL MATTERS

     Certain legal matters in respect of the Offered Certificates will be passed upon for the Company by [Cleary, Gottlieb, Steen &
Hamilton] and for the Underwriter by __________________________.

       INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS




Defined Term                                                 Page
Accrued Certificate Interest . . . . . . . . . . . . . . . . . .
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Available Funds. . . . . . . . . . . . . . . . . . . . . . . . .
Bankruptcy Loss. . . . . . . . . . . . . . . . . . . . . . . . .
beneficial owner . . . . . . . . . . . . . . . . . . . . . . . .
BIF. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Book-Entry Certificates. . . . . . . . . . . . . . . . . . . . .
Certificate Account. . . . . . . . . . . . . . . . . . . . . . .
Cede . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Principal Balance. . . . . . . . . . . . . . . . . .
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .
Class. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Class Certificate Principal Balance. . . . . . . . . . . . . . .
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Collection Account . . . . . . . . . . . . . . . . . . . . . . .
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Debt Service Reduction . . . . . . . . . . . . . . . . . . . . .
Defaulted Mortgage Loan. . . . . . . . . . . . . . . . . . . . .
Deficient Valuation. . . . . . . . . . . . . . . . . . . . . . .
Definitive Certificate . . . . . . . . . . . . . . . . . . . . .
Depository . . . . . . . . . . . . . . . . . . . . . . . . . . .
Detailed Description . . . . . . . . . . . . . . . . . . . . . .
Distribution Date. . . . . . . . . . . . . . . . . . . . . . . .
DOL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Exemption. . . . . . . . . . . . . . . . . . . . . . . . . . . .
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Financial Intermediary . . . . . . . . . . . . . . . . . . . . .
[Fixed Interest Accrual Period]. . . . . . . . . . . . . . . . .
[Floating Interest Accrual Period] . . . . . . . . . . . . . . .
[home equity loans]. . . . . . . . . . . . . . . . . . . . . . .
Interest Accrual Period. . . . . . . . . . . . . . . . . . . . .
Interest Shortfall . . . . . . . . . . . . . . . . . . . . . . .
Liquidated Loan. . . . . . . . . . . . . . . . . . . . . . . . .
Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . .
Mortgage Pool  . . . . . . . . . . . . . . . . . . . . . . . . .
Mortgage Rates . . . . . . . . . . . . . . . . . . . . . . . . .
mortgage related securities. . . . . . . . . . . . . . . . . . .
Mortgaged Properties . . . . . . . . . . . . . . . . . . . . . .
Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Nonrecoverable Advance . . . . . . . . . . . . . . . . . . . . .
[Notional Principal Balance] . . . . . . . . . . . . . . . . . .
Outstanding Mortgage Loan. . . . . . . . . . . . . . . . . . . .
Plan
Pool Scheduled Principal Balance . . . . . . . . . . . . . . . .
Prepayment Assumption. . . . . . . . . . . . . . . . . . . . . .
Primary Mortgage Insurance Policy. . . . . . . . . . . . . . . .
Realized Loss. . . . . . . . . . . . . . . . . . . . . . . . . .
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . .
[Regular Certificates] . . . . . . . . . . . . . . . . . . . . .
[regular interests]. . . . . . . . . . . . . . . . . . . . . . .
[REMIC]. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Remittance Rate. . . . . . . . . . . . . . . . . . . . . . . . .
[Residual Certificate[s]]. . . . . . . . . . . . . . . . . . . .
[residual interests] . . . . . . . . . . . . . . . . . . . . . .
[Restricted Group] . . . . . . . . . . . . . . . . . . . . . . .
SAIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Scheduled Principal Balance. . . . . . . . . . . . . . . . . . .
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . .
SMMEA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trigger Event. . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Underwriter. . . . . . . . . . . . . . . . . . . . . . . . . . .

                        [Back cover page]

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus Supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.

                        TABLE OF CONTENTS
                      PROSPECTUS SUPPLEMENT


Page

Summary of Terms . . . . . . . . . . . . . . . . . . . . . . S-4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . S-12
Description of the Mortgage Pool and the Mortgaged PropertiesS-13
Description of the Certificates. . . . . . . . . . . . . . . S-15
Yield, Maturity and Weighted Average Life Considerations . . S-21
The Servicer . . . . . . . . . . . . . . . . . . . . . . . . S-26
[Delinquency and Foreclosure Experience] . . . . . . . . . . S-26
The Pooling and Servicing Agreement. . . . . . . . . . . . . S-26
Credit Enhancement . . . . . . . . . . . . . . . . . . . . . S-30
Federal Income Tax Consequences. . . . . . . . . . . . . . . S-30
ERISA Considerations . . . . . . . . . . . . . . . . . . . . S-31
Legal Investment Matters . . . . . . . . . . . . . . . . . . S-32
Plan of Distribution . . . . . . . . . . . . . . . . . . . . S-33
Certificate Ratings. . . . . . . . . . . . . . . . . . . . . S-33
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . S-33
Index of Certain Prospectus Supplement Definitions . . . . . S-34

PROSPECTUS

Prospectus Supplement. . . . . . . . . . . . . . . . . . . . . ii
Available Information. . . . . . . . . . . . . . . . . . . . . ii
Incorporation of Certain Documents by Reference. . . . . . . .iii
Reports to Certificateholders. . . . . . . . . . . . . . . .  iii
Summary of Prospectus. . . . . . . . . . . . . . . . . . . . .  1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .  9
Description of the Certificates. . . . . . . . . . . . . . . . 11
The Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . 17
Credit Enhancement . . . . . . . . . . . . . . . . . . . . . . 23
Cash Flow Agreement. . . . . . . . . . . . . . . . . . . . . . 29
Yield, Maturity and Weighted Average Life Considerations . . . 30
Servicing of the Mortgage Loans and Contracts. . . . . . . . . 31
The Pooling and Servicing Agreements . . . . . . . . . . . . . 39
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . 46
Deutsche Bank. . . . . . . . . . . . . . . . . . . . . . . . . 46
Certain Legal Aspects of the Mortgage Loans and Contracts. . . 46
Legal Investment Matters . . . . . . . . . . . . . . . . . . . 57
ERISA Considerations . . . . . . . . . . . . . . . . . . . . . 58
Federal Income Tax Consequences. . . . . . . . . . . . . . . . 60
State Tax Considerations . . . . . . . . . . . . . . . . . . . 72
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . 72
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 73
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . 73
Financial Information. . . . . . . . . . . . . . . . . . . . . 73
Additional Information . . . . . . . . . . . . . . . . . . . . 73

   Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       [                ]
                            (Company)
                       [                ]
                           (Servicer)

                          $

                          (Approximate)

                  [REMIC Multi-Class][Mortgage]
                   Pass-Through Certificates,
                          Series 199 -

                             _______

                      PROSPECTUS SUPPLEMENT

                             _______

                    DEUTSCHE MORGAN GRENFELL

                                , 199_

                    PART II

          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

     SEC Registration Fee (actual) . . $172,413.80
     Legal Fees and Expenses . .         60,000.00
     Accounting Fees and Expenses        40,000.00
     Trustee's Fees and Expenses         20,000.00
     Printing and Engraving. . .         40,000.00
     Rating Agency Fees. . . .          150,000.00
     Miscellaneous . . . . . . .         25,000.00

          Total. . . . . . . . . . . . $507,413.80



Item 15.  Indemnification of Directors and Officers

     The certificate of incorporation of the Registrant provides that the Registrant shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify each director and officer of the Registrant against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of any threatened, pending or completed action, suit, proceeding or claim to which such director or officer is or was a party in his capacity as director or officer, except in connection with any such action, suit, proceeding or claim brought by or on behalf of such director or officer.

     Each Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Registrant is liable to the related Trust Fund or to the Certificateholders, except for such person's own willful malfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. Each Pooling and Servicing Agreement will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement and related Certificates other than such expenses related to particular Mortgage Loans.

     Each underwriter who executes an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

          It is anticipated that the Registrant will enter into an Indemnification Agreement with Deutsche Bank North America Holding Corp., a Delaware corporation, pursuant to which Deutsche Bank North America Holding Corp. will be obligated to indemnify the Registrant and each officer, director or employee of the Registrant and certain others against certain liabilities under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws, to the extent such liabilities arise in connection with the issuance of securities under this Registration Statement.

     Subsection (a) of Section 145 of the General Corporation
Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive or any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections
(a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 16.  Exhibits.

          1.1 - Form of Underwriting Agreement
         *3.1 - Certificate of Incorporation of Deutsche
                Mortgage & Asset Receiving Corporation
         *3.2 - Bylaws of Deutsche Mortgage & Asset Receiving
                Corporation

         *4.1 - Form of Pooling and Servicing Agreement

          5.1 - Opinion of Cleary, Gottlieb, Steen &
                Hamilton as to legality
        **8.1 - Opinion of Cleary, Gottlieb, Steen & Hamilton as
                to tax matters
       **23.1 - Consent of Cleary, Gottlieb, Steen &
                Hamilton (incorporated in Exhibit 5.1; to be
                incorporated in Exhibit  8.1)



         24.1 - Power of Attorney (set forth on page II-4)

_______________

*     Previously filed.

** Opinions as to tax matters and related consents for each Series of Certificates offered hereby will be filed on Forms 8-K.

Item 17.  Undertakings.

      A.  Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      B.  Undertaking pursuant to Rule 415.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C.    Undertaking pursuant to Item 512(b) of Regulation S-K

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 27th day of September, 1996.

                         Deutsche Mortgage & Asset Receiving
                                 Corporation


                         By: /s/ Nancy D. Smith
                              Nancy D. Smith
                              Director (President)


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement and this Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Signature                 Title                        Date


/s/ Nancy D. Smith
-----------------------
Nancy D. Smith            Director (President and    September 27, 1996
                          Chief Executive Officer)

/s/ Douglas Donaldson
-----------------------
Douglas Donaldson         (Treasurer and Chief       September 27, 1996
                          Financial Officer)

/s/ Louise E. Colby
-----------------------
Louise E. Colby           Director                   September 27, 1996


*  By:         N/A
       ---------------------
         Attorney-in-Fact


                          EXHIBIT INDEX


Exhibit No.      Exhibit                               Page

 1.1  -    Form of Underwriting Agreement              _______

*3.1  -    Certificate of Incorporation of Deutsche
           Mortgage & Asset Receiving Corporation      _______

*3.2  -    Bylaws of Deutsche Mortgage & Asset
           Receiving Corporation                       _______

*4.1  -    Form of Pooling and Servicing Agreement     _______

 5.1  -    Opinion of Cleary, Gottlieb,
           Steen & Hamilton as to legality             _______

**8.  -    Opinion of Cleary, Gottlieb, Steen
           & Hamilton as to tax matters                _______

23.1  -    Consent of Cleary, Gottlieb, Steen &
           Hamilton (incorporated in Exhibit 5.1; to be
           incorporated in Exhibit and 8.1)            _______

24.1  -    Power of Attorney (set forth on page II-4)  _______

___________________

*    Previously filed.

** Opinions as to tax matters and related consents for each Series of Certificates offered hereby will be filed on Forms
     8-K.